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                        GOLDEN NORTHWEST ALUMINUM, INC.,
                                   as Issuer,

                      NORTHWEST ALUMINUM SPECIALTIES, INC.

                           NORTHWEST ALUMINUM COMPANY

                      NORTHWEST ALUMINUM TECHNOLOGIES, LLC

                           GOLDENDALE HOLDING COMPANY

                         and GOLDENDALE ALUMINUM COMPANY

                                 as Guarantors,


                                       AND

                    U.S. TRUST COMPANY, NATIONAL ASSOCIATION

                                   as Trustee


                  --------------------------------------------
                                   INDENTURE

          Dated as of December 21, 1998
                                                              $150,000,000
          ------------------------------------------------------------

                       12% First Mortgage Notes due 2006

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
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                          RECONCILIATION AND TIE SHEET*

                                     between

                  PROVISIONS OF THE TRUST INDENTURE ACT OF 1939

                                       and

                     INDENTURE DATED AS OF DECEMBER 21, 1998

                                      among


                         GOLDEN NORTHWEST ALUMINUM, INC.

                      NORTHWEST ALUMINUM SPECIALTIES, INC.

                           NORTHWEST ALUMINUM COMPANY

                      NORTHWEST ALUMINUM TECHNOLOGIES, LLC

                           GOLDENDALE HOLDING COMPANY

                         and GOLDENDALE ALUMINUM COMPANY


                                       and


                U.S. TRUST COMPANY, NATIONAL ASSOCIATION, TRUSTEE

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
     Sections of Act                              Sections of Indenture
     -------- -- ---                              -------- -- ---------
     310(a)(1) . . . . . . . . . . . . .          7.09
     310(a)(2) . . . . . . . . . . . . .          7.09
     310(a)(3) . . . . . . . . . . . . .          Inapplicable
     310(a)(4) . . . . . . . . . . . . .          Inapplicable
     310(a)(5) . . . . . . . . . . . . .          7.09
     310(b). . . . . . . . . . . . . . .          7.08, 7.10
     310(c). . . . . . . . . . . . . . .          Inapplicable
     311(a). . . . . . . . . . . . . . .          7.13(a), 7.13(c)
     311(b). . . . . . . . . . . . . . .          7.13(b), 7.13(c)
     311(c). . . . . . . . . . . . . . .          Inapplicable
     312(a). . . . . . . . . . . . . . .          5.01, 5.02(a)
     312(b). . . . . . . . . . . . . . .          5.02(b)
     312(c). . . . . . . . . . . . . . .          5.02(c)
     313(a). . . . . . . . . . . . . . .          5.04(a)
     313(b)(1) . . . . . . . . . . . . .          14.07
     313(b)(2) . . . . . . . . . . . . .          5.04(b)
     313(c). . . . . . . . . . . . . . .          5.04(c)
     313(d). . . . . . . . . . . . . . .          5.04(d)
     314(a)(1) . . . . . . . . . . . . .          5.03(a)
     314(a)(2) . . . . . . . . . . . . .          5.03(b)
     314(a)(3) . . . . . . . . . . . . .          5.03(c)
     314(a)(4) . . . . . . . . . . . . .          5.03(d)
     314(b). . . . . . . . . . . . . . .          5.04(f)
     314(c)(1) . . . . . . . . . . . . .          14.05
     314(c)(2) . . . . . . . . . . . . .          14.05
     314(c)(3) . . . . . . . . . . . . .          14.07
     314(d). . . . . . . . . . . . . . .          Inapplicable
     314(e). . . . . . . . . . . . . . .          14.05
     314(f). . . . . . . . . . . . . . .          Omitted
     315(a). . . . . . . . . . . . . . .          7.01
     315(b). . . . . . . . . . . . . . .          6.07
     315(c). . . . . . . . . . . . . . .          7.01
     315(d). . . . . . . . . . . . . . .          7.01
     315(e). . . . . . . . . . . . . . .          6.08
     316(a)(1) . . . . . . . . . . . . .          6.06, 8.04
     316(a)(2) . . . . . . . . . . . . .          Omitted
     316(b). . . . . . . . . . . . . . .          6.04
     316(c). . . . . . . . . . . . . . .          8.05
     317(a). . . . . . . . . . . . . . .          6.02
     317(b). . . . . . . . . . . . . . .          4.04(a)
     318(a). . . . . . . . . . . . . . .          14.07
     318(c). . . . . . . . . . . . . . .          14.07

*This Reconciliation and Tie Sheet is not a part of the Indenture.

                                TABLE OF CONTENTS
                                                                           Page
                                                                           ----

ARTICLE ONE  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . .  10
Section 1.01. Certain terms defined. . . . . . . . . . . . . . . . . . . .  10
Section 1.02. References are to Indenture. . . . . . . . . . . . . . . . .  27
Section 1.03. Other definitions  . . . . . . . . . . . . . . . . . . . . .  27

ARTICLE TWO  ISSUE, DESCRIPTION, EXECUTION, REGISTRATION
             AND EXCHANGE OF NOTES . . . . . . . . . . . . . . . . . . . .  29
Section 2.01. Designation, amount, authentication and delivery of Notes. .  29
Section 2.02. Form of Notes and Trustee's Certificate. . . . . . . . . . .  30
Section 2.03. Date of Notes and Denominations. . . . . . . . . . . . . . .  31
Section 2.04. Execution of Notes . . . . . . . . . . . . . . . . . . . . .  32
Section 2.05. Exchange and transfer of Notes . . . . . . . . . . . . . . .  32
Section 2.06. Temporary Notes. . . . . . . . . . . . . . . . . . . . . . .  36
Section 2.07. Mutilated, destroyed, lost or stolen Notes . . . . . . . . .  36
Section 2.08. Cancellation of surrendered Notes. . . . . . . . . . . . . .  37
Section 2.09. Restrictive Legends. . . . . . . . . . . . . . . . . . . . .  37
Section 2.10. Book-Entry Provisions for Global Note
              and Regulation S Temporary Global Note . . . . . . . . . . .  38

ARTICLE THREE  REDEMPTION AND PURCHASES OF NOTES . . . . . . . . . . . . .  40
Section 3.01. Optional Redemption. . . . . . . . . . . . . . . . . . . . .  40
Section 3.02. Notice of redemption; selection of Notes . . . . . . . . . .  40
Section 3.03. When Notes called for redemption become due and payable. . .  41
Section 3.04. Cancellation of redeemed Notes . . . . . . . . . . . . . . .  41
Section 3.05. Purchase of Notes at option of the holder
              upon Change of Control . . . . . . . . . . . . . . . . . . .  42
Section 3.06. Effect of Change of Control Purchase Notice. . . . . . . . .  44
Section 3.07. Deposit of Change of Control Purchase Price. . . . . . . . .  45
Section 3.08. Covenant to comply with securities laws
              upon purchase of Notes . . . . . . . . . . . . . . . . . . .  45
Section 3.09. Repayment to the Company . . . . . . . . . . . . . . . . . .  45

ARTICLE FOUR  PARTICULAR COVENANTS OF THE COMPANY  . . . . . . . . . . . .  45
Section 4.01. Payments on the Notes. . . . . . . . . . . . . . . . . . . .  45
Section 4.02. Maintenance of office or agency for registration of transfer, exchange and payment of Notes . . . . . . . . .  46
Section 4.03. Appointment to fill a vacancy in the office of Trustee . . .  46
Section 4.04. Provision as to paying agent . . . . . . . . . . . . . . . .  46
Section 4.05. Maintenance of corporate existence . . . . . . . . . . . . .  47
Section 4.06. Officers' Certificate as to default
              and statement as to compliance . . . . . . . . . . . . . . .  47
Section 4.07. Usury laws . . . . . . . . . . . . . . . . . . . . . . . . .  48
Section 4.08. Restrictions on transactions with Affiliates
              and Unrestricted Subsidiaries. . . . . . . . . . . . . . . .  48
Section 4.09. Limitations on Restricted Payments, Restricted
              Investments and Unrestricted Subsidiary Investments. . . . .  49
Section 4.10. Limitation on Indebtedness . . . . . . . . . . . . . . . . .  52
Section 4.11. Limitation on Liens. . . . . . . . . . . . . . . . . . . . .  54
Section 4.12. Subsidiary Guarantees. . . . . . . . . . . . . . . . . . . .  56


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
Section 4.13. Limitation on dividends and other payment
              restrictions affecting Subsidiaries. . . . . . . . . . . . .  56
Section 4.14. Limitation on Asset Sales. . . . . . . . . . . . . . . . . .  56
Section 4.15. Limitations on Unrestricted Subsidiaries . . . . . . . . . .  58
Section 4.16. Conduct of business. . . . . . . . . . . . . . . . . . . . .  59
Section 4.17. Limitations on issuances and sales of
              Capital Stock of Subsidiaries. . . . . . . . . . . . . . . .  59
Section 4.18. Payments for consent . . . . . . . . . . . . . . . . . . . .  59
Section 4.19. No Amendment to Subordination Provisions . . . . . . . . . .  59
Section 4.20. Maintenance of Corporate Existence . . . . . . . . . . . . .  59
Section 4.21. Maintenance of Insurance . . . . . . . . . . . . . . . . . .  59

ARTICLE FIVE  NOTEHOLDERS' LISTS AND REPORTS BY THE COMPANY
              AND THE TRUSTEE  . . . . . . . . . . . . . . . . . . . . . .  60
Section 5.01. Company to furnish Trustee information
              as to names and addresses of noteholders . . . . . . . . . .  60
Section 5.02. Preservation and disclosure of lists . . . . . . . . . . . .  60
Section 5.03. Reports by the Company . . . . . . . . . . . . . . . . . . .  61
Section 5.04. Reports by the Trustee . . . . . . . . . . . . . . . . . . .  62

ARTICLE SIX  REMEDIES OF THE TRUSTEE AND NOTEHOLDERS ON EVENT OF DEFAULT .  63
Section 6.01. Events of Default defined. . . . . . . . . . . . . . . . . .  63
Section 6.02. Payment of Notes on default; suit therefor . . . . . . . . .  66
Section 6.03. Application of moneys collected by Trustee . . . . . . . . .  67
Section 6.04. Limitation on suits by holders of Notes. . . . . . . . . . .  67
Section 6.05. Proceedings by Trustee; remedies cumulative
              and continuing; delay or omission not waiver of default. . .  68
Section 6.06. Rights of holders of majority in principal
              amount of Notes to direct Trustee and to waive defaults. . .  69
Section 6.07. Trustee to give notice of defaults known
               to it, but may withhold in certain circumstances. . . . . .  69
Section 6.08. Requirement of an undertaking to pay costs
              in certain suits under the Indenture or against the Trustee.  70
Section 6.09. Waiver of stay or extension laws . . . . . . . . . . . . . .  70

ARTICLE SEVEN  CONCERNING THE TRUSTEE  . . . . . . . . . . . . . . . . . .  70
Section 7.01. Duties and responsibilities of Trustee . . . . . . . . . . .  70
Section 7.02. Reliance on documents, opinions, etc . . . . . . . . . . . .  71
Section 7.03. No responsibility for recitals, etc. . . . . . . . . . . . .  72
Section 7.04. Trustee, paying agent or Note registrar may own Notes. . . .  72
Section 7.05. Moneys received by Trustee to be held in trust without interest . . . . . . . . . . . . . . . . . . . . . .  72
Section 7.06. Compensation and expenses of Trustee . . . . . . . . . . . .  73
Section 7.07. Right of Trustee to rely on Officers' Certificate where no other evidence specifically prescribed. . . . . . .  73
Section 7.08. Conflicting interest of Trustee. . . . . . . . . . . . . . .  73
Section 7.09. Requirements for eligibility of Trustee. . . . . . . . . . .  78
Section 7.10. Resignation or removal of Trustee. . . . . . . . . . . . . .  78
Section 7.11. Acceptance by successor to Trustee;
              notice of succession of a Trustee. . . . . . . . . . . . . .  79
Section 7.12. Successor to Trustee by merger, consolidation
              or succession to business; notice by Trustee
              of change in its location. . . . . . . . . . . . . . . . . .  80
Section 7.13. Limitations on rights of Trustee as a creditor . . . . . . .  80

ARTICLE EIGHT  CONCERNING THE NOTEHOLDERS  . . . . . . . . . . . . . . . .  83
Section 8.01. Evidence of action by noteholders. . . . . . . . . . . . . .  83

Section 8.02. Proof of execution of instruments and of holding of Notes. .  83
Section 8.03. Who may be deemed owners of Notes. . . . . . . . . . . . . .  84
Section 8.04. Notes owned by Company or controlled by
              controlling Persons disregarded for certain purposes . . . .  84
Section 8.05. Record date for action by noteholders. . . . . . . . . . . .  84
Section 8.06. Instruments executed by noteholders bind future holders. . .  85

ARTICLE NINE  NOTEHOLDERS' MEETINGS. . . . . . . . . . . . . . . . . . . .  85
Section 9.01. Purposes for which meetings may be called. . . . . . . . . .  85
Section 9.02. Manner of calling meetings; record date. . . . . . . . . . .  85
Section 9.03. Call of meeting by Company or noteholders. . . . . . . . . .  86
Section 9.04. Who may attend and vote at meetings. . . . . . . . . . . . .  86
Section 9.05. Regulations. . . . . . . . . . . . . . . . . . . . . . . . .  86
Section 9.06. Manner of voting at meetings and record to be kept . . . . .  87
Section 9.07. Exercise of rights of Trustee and
              noteholders not to be hindered or delayed. . . . . . . . . .  87

ARTICLE TEN   SUPPLEMENTAL INDENTURES AND AMENDMENT OF SECURITY AGREEMENTS  87
Section 10.01. Purposes for which supplemental indentures may be entered into without consent of noteholders. . . . . . .  87
Section 10.02. Modification of Indenture with consent
               of holders of a majority in principal amount of Notes . . .  88
Section 10.03. Effect of supplemental indentures . . . . . . . . . . . . .  89
Section 10.04. Notes may bear notation of changes
               by supplemental indentures. . . . . . . . . . . . . . . . .  89
Section 10.05. Officers' Certificate and Opinion of Counsel. . . . . . . .  90
Section 10.06. Amendment of Security Agreements. . . . . . . . . . . . . .  90

ARTICLE ELEVEN  CONSOLIDATION, MERGER AND SALE . . . . . . . . . . . . . .  90
Section 11.01. Company may consolidate, etc., on certain terms . . . . . .  90
Section 11.02. Surviving corporation to be substituted . . . . . . . . . .  91

ARTICLE TWELVE  SATISFACTION AND DISCHARGE OF INDENTURE;
                UNCLAIMED MONEYS . . . . . . . . . . . . . . . . . . . . .  91
Section 12.01. Option to effect Legal Defeasance or Covenant Defeasance. .  91
Section 12.02. Legal Defeasance and discharge. . . . . . . . . . . . . . .  91
Section 12.03. Covenant Defeasance . . . . . . . . . . . . . . . . . . . .  92
Section 12.04. Conditions to Legal Defeasance or Covenant Defeasance . . .  92
Section 12.05. Application by Trustee of funds
               deposited for payment of Notes. . . . . . . . . . . . . . .  93
Section 12.06. Repayment of moneys held by paying agent. . . . . . . . . .  93
Section 12.07. Repayment of moneys held by Trustee . . . . . . . . . . . .  94
Section 12.08. Reinstatement . . . . . . . . . . . . . . . . . . . . . . .  94

ARTICLE THIRTEEN  IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
                  OFFICERS AND DIRECTORS . . . . . . . . . . . . . . . . .  94
Section 13.01. Incorporators, stockholders, officers
               and directors of Company and Subsidiaries
               exempt from individual liability. . . . . . . . . . . . . .  94

ARTICLE FOURTEEN  MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . .  95
Section 14.01. Successors and assigns of Company and
               Subsidiaries bound by Indenture . . . . . . . . . . . . . .  95
Section 14.02. Acts of board, committee or officer
               of successor corporation valid  . . . . . . . . . . . . . .  95
Section 14.03. Required notices or demands may be served by mail; waiver .  95

Section 14.04. Indenture, Notes, Guarantees and Security
               Agreements to be construed in accordance
               with the laws of the State of New York. . . . . . . . . . .  96
Section 14.05. Evidence of compliance with conditions precedent. . . . . .  96
Section 14.06. Payments due on Saturdays, Sundays and holidays . . . . . .  97
Section 14.07. Provisions required by Trust Indenture
               Act of 1939 to control. . . . . . . . . . . . . . . . . . .  97
Section 14.08. Provisions of the Indenture and Notes
               for the sole benefit of the parties and the noteholders . .  97
Section 14.09. Severability. . . . . . . . . . . . . . . . . . . . . . . .  98
Section 14.10. Indenture may be executed in counterparts;
               acceptance by Trustee . . . . . . . . . . . . . . . . . . .  98
Section 14.11. Article and Section headings. . . . . . . . . . . . . . . .  98
Section 14.12. No Adverse Interpretation of Other Instruments. . . . . . .  98
Section 14.13.  Consent to Jurisdiction. . . . . . . . . . . . . . . . . .  98

ARTICLE FIFTEEN  GUARANTEE OF NOTES  . . . . . . . . . . . . . . . . . . .  99
Section 15.01. Guarantee . . . . . . . . . . . . . . . . . . . . . . . . .  99
Section 15.02. Limitation of Subsidiary's Liability. . . . . . . . . . . . 100
Section 15.03. Subsidiaries may consolidate, etc., on certain terms. . . . 100
Section 15.04. Application of certain terms and
               provisions to the Subsidiaries. . . . . . . . . . . . . . . 101
Section 15.05. Release of Guarantee and Security . . . . . . . . . . . . . 101
Section 15.06. Execution and Delivery of Guarantee . . . . . . . . . . . . 102

ARTICLE SIXTEEN  COLLATERAL AND SECURITY . . . . . . . . . . . . . . . . . 102
Section 16.01. Security Agreements . . . . . . . . . . . . . . . . . . . . 102
Section 16.02. Release of Collateral . . . . . . . . . . . . . . . . . . . 103
Section 16.03. Authorization of Actions to Be Taken
               by the Trustee Under the Security Agreements. . . . . . . . 103
Section 16.04. Authorization of Receipt of Funds
               by the Trustee Under the Pledge Agreement . . . . . . . . . 103
Section 16.05. Termination of Security Interest. . . . . . . . . . . . . . 103
Section 16.06. Amendment of the Security Agreements. . . . . . . . . . . . 104

          THIS INDENTURE, dated as of the 21st day of December, 1998, among GOLDEN NORTHWEST ALUMINUM, INC., a corporation duly organized and existing under the laws of the State of Oregon (hereinafter referred to as the "Company"), as Issuer, NORTHWEST ALUMINUM SPECIALTIES, INC., NORTHWEST ALUMINUM COMPANY, NORTHWEST ALUMINUM TECHNOLOGIES, LLC, GOLDENDALE HOLDING COMPANY, AND GOLDENDALE ALUMINUM COMPANY, as Guarantors, and U.S. TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association (hereinafter referred to as the "Trustee"), as Trustee.

                                   WITNESSETH

          WHEREAS, the Company has duly authorized an issue of its 12% Series A First Mortgage Notes due 2006 (hereinafter referred to as the "Initial Notes"), for an aggregate principal amount of up to one hundred fifty million dollars ($150,000,000), to be issued as registered Initial Notes without coupons, to be authenticated by the certificate of the Trustee, to be payable on December 15, 2006, and to be redeemable and purchasable as hereinafter provided, and the Company has duly authorized an issue of its 12% Series B First Mortgage Notes due 2006 to be issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement (hereinafter referred to as the "Exchange Notes" and together with the Initial Notes, the "Notes"); and, to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture;

          AND WHEREAS, the obligations of the Company under the Notes and the Guarantees will be secured pursuant to the Security Agreements by (i) a first priority security interest in substantially all of the Company's and its existing Subsidiaries' real property, plant and equipment (other than the Excluded Property), and certain other assets of the Company and its existing Subsidiaries (collectively, the "PP&E"), excluding, however, among other things, the Tolling Agreements, inventory, accounts receivable and other rights to payment and related intangibles and proceeds thereof and (ii) a pledge (the "Pledge") of all of the issued and outstanding Capital Stock of each direct or indirect Subsidiary of the Company and all income, benefits and rights derived therefrom and all proceeds thereof (collectively, the "Pledged Shares" and together with the PP&E, the "Collateral"). Such security interests and Pledge will be granted to the Trustee, as collateral agent for and on behalf the holders of the Notes (in such capacity the "Collateral Agent"), and will secure the payment and performance when due of all of the obligations of the Company and the Subsidiary Guarantors under this Indenture and the Notes as provided in the Security Agreements;

          AND WHEREAS, the Notes and the Trustee's certificate of authentication to be borne by the Notes are to be substantially in the following forms, respectively:

                                 [FORM OF NOTE]

No.                                                          [Principal Amount]
Issue Date:                                                               CUSIP

                         GOLDEN NORTHWEST ALUMINUM, INC.
             12% [SERIES A] [SERIES B] FIRST MORTGAGE NOTE DUE 2006

          GOLDEN NORTHWEST ALUMINUM, INC., a corporation duly organized and existing under the laws of the State of Oregon (herein referred to as the "Company"), for value received, hereby promises to pay to ________________________, or registered assigns, the principal sum of
___________________________ DOLLARS on December 15, 2006, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, and to pay to the registered holder hereof, as hereinafter provided, interest on said principal sum at the rate per annum specified in the title of this Note, in like coin or currency, semi-annually in arrears on June 15 and December 15 in each year, commencing on June 15, 1999. Interest shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from December 21, 1998; provided, however, that, in the case of authentication between the record date for any interest payment date and such interest payment date, this Note shall be dated the date of its authentication but shall bear interest from such interest payment date, subject to certain exceptions provided in the Indenture hereinafter referred to. The interest so payable on any June 15 or December 15 will, subject to certain exceptions provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the May 30 immediately preceding such June 15 or the November 30 immediately preceding such December 15. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

          Principal of, and premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price and interest on, this Note are payable at the office or agency of the Company maintained for such purpose within the City and State of New York, except that, at the option of the Company, payment of interest hereon may be made by check mailed by first-class mail to the address of the Person entitled thereto at such address as shall appear on the registry books of the Company; provided, however, that, if this Note is a Global Note or a Certificated Note and the holder of this Note has given wire transfer instructions (which instructions must be received by the Company at least 5 Business Days prior to the relevant date of payment) to the Company, all payments with respect to this Note will be required to be made by wire transfer of immediately available funds to the account specified by the holder of this Note; provided, further, that, in the case of all payments other than interest, the holder of this Note must first surrender this Note as a condition to the holder's right to receive payment.

          As provided in the Indenture, this Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of such State.

          This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture.

          This Note is one of a duly authorized issue of Notes of the Company known as its 12% [Series A] [Series B] First Mortgage Notes due 2006 (herein referred to as the "Notes"), limited to an aggregate principal amount of one hundred fifty million dollars ($150,000,000), all issued or to be issued under and pursuant to an indenture, dated as of December 21, 1998 (herein referred to as the "Indenture"), among the Company, the Subsidiaries (as defined in the Indenture) of the Company and U.S. Trust Company, National Association, as trustee (herein referred to as the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Subsidiaries of the Company and the holders of the Notes. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          In case an Event of Default shall have occurred and be continuing, the principal amount of this Note plus any accrued and unpaid interest to the date of acceleration may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture. The Indenture provides that the holders of a majority of the aggregate principal amount of the Notes at the time outstanding or outstanding on the record date, if any, fixed therefor in accordance with the provisions of the Indenture may on behalf of the holders of all of the Notes waive any past default under the Indenture and its consequences (including any acceleration, other than an automatic acceleration resulting from certain bankruptcy, insolvency, receivership or reorganization), except a default in the payment of the principal of, premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price or interest on, any of the Notes (other than solely as a result of an acceleration) or a default under any covenant or provision in the Indenture which under Article Ten of the Indenture cannot be modified or amended without the consent of the holder of each outstanding Note. In the case of any such waiver, the Company, the Trustee and the holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

          Payment of the Notes is fully and unconditionally guaranteed, jointly and severally, by Northwest Aluminum Specialties, Inc., Northwest Aluminum Company, Northwest Aluminum Technologies, LLC, Goldendale Holding Company and Goldendale Aluminum Company and will be guaranteed on a senior basis by all future Subsidiaries of the Company. Under certain circumstances set forth in the Indenture, each of the Subsidiaries of the Company may be released from its respective obligations under and in respect of the Indenture and the Notes.

          To secure payment of the Notes, each of the Company and its Subsidiaries has granted to the Trustee, as collateral agent for and on behalf of the holders of the Notes and pursuant to the Security Agreements, (i) a first priority security interest in substantially all of the Company's and its existing Subsidiaries' real property, plant and equipment (other than the Excluded Property), and certain other assets of the Company and its existing Subsidiaries, excluding, however, among other things, the Tolling Agreements, inventory, accounts receivable and other rights to payment and related intangibles and proceeds thereof and (ii) a pledge of all of the issued and outstanding Capital Stock of each direct or indirect Subsidiary of the Company and all income, benefits and rights derived therefrom and all proceeds thereof. Under certain circumstances set forth in the Indenture, the Capital Stock issued by any Subsidiary of the Company may be released from such security interest. In addition, upon the designation of a Subsidiary as an Unrestricted Subsidiary by the Board of Directors in accordance with the provisions of the Indenture, the Collateral Agent shall release any Collateral of such Unrestricted Subsidiary in the manner contemplated by the Security Agreements; provided, however, that any such Collateral shall only be released from the Security Agreements to the extent such Collateral is also released from the Hydro Agreement and the Credit Agreement.

          The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority of the aggregate principal amount of the Notes then outstanding or outstanding on the record date, if any, fixed therefor in accordance with the provisions of the Indenture, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes; provided, however, that, as provided in Section 10.02 of the Indenture, without the consent of each holder of an outstanding Note affected, no such supplemental indenture shall, inter alia, (i) extend the stated maturity of any Note, reduce the rate at which interest accrues on any Note, extend the time or alter the manner of payment of interest on any Note, reduce the principal amount of any Note, alter the timing of or reduce any premium payable upon the redemption of any Note, change the currency in which any payments are made on or with respect to any Note, change the ranking or seniority of any Note or reduce the amount payable on any Note in the event of acceleration or the amount of any Note payable in bankruptcy, or
(ii) reduce the aforesaid percentage of aggregate principal amount of Notes the consent of the holders of which is required for any such supplemental indenture. In addition, without the consent of the holders of not less than 66 2/3% in aggregate principal amount of the outstanding Notes, the Collateral Agent and the Company cannot (i) amend the Security Agreements or (ii) release any of the Collateral from a Lien or the Security Agreements (except in accordance with the provisions thereof).

          Any such consent or waiver by the registered holder of this Note (unless effectively revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders of this Note and of any
Note issued in exchange or substitution herefor, irrespective of whether or not any notation of such consent or waiver is made upon this Note or such other Note.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price and interest on, this Note at the place, at the respective times, at the rate and in the currency herein prescribed.

          The Notes are issuable as fully registered Notes without coupons in denominations of $1,000 and any integral multiple of $1,000. At the office or agency to be maintained by the Company referred to above, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes in other authorized denominations, without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto.

          The Company may not redeem the Notes before December 15, 2002. On or after December 15, 2002, the Notes will be redeemable on at least 15 and not more than 60 days' notice, at the option of the Company, in whole at any time or in part from time to time, at the following redemption prices (expressed as a percentage of principal amount), together with accrued and unpaid interest to the date fixed for redemption, if redeemed during the 12-month period beginning December 15 of the years indicated below:

                                          REDEMPTION
           YEAR                              PRICE
           2002 . . . . . . . . . . . . . . 108.000%
           2003 . . . . . . . . . . . . . . 105.333%
           2004 . . . . . . . . . . . . . . 102.667%
           2005 and thereafter. . . . . . . 100.000%

          In the case of a partial redemption as provided above, the Trustee shall select the Notes or portions thereof for redemption in such manner as it, in its sole discretion, deems appropriate and fair. The Notes may be redeemed in part in multiples of $1,000 only. The Notes will not have the benefit of any sinking fund.

          Subject to the terms and conditions of the Indenture, if any Change of Control occurs on or prior to maturity, the Company shall offer to purchase from each holder all or any part (equal to $1,000 or an integral multiple thereof) of the holder's Notes for which a Change of Control Purchase Notice shall have been delivered as provided in the Indenture and not withdrawn, on the date that is 30 Business Days after the occurrence of such Change of Control (the "Change of Control Purchase Date"), for a Change of Control Purchase Price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the Change of Control Purchase Date, which Change of Control Purchase Price shall be paid in cash.

          Holders have the right to withdraw any Change of Control Purchase Notice by delivering to the Trustee a written notice of withdrawal in accordance with the provisions of the Indenture.

          If cash sufficient to pay the Change of Control Purchase Price of all Notes or portions thereof to be purchased on the Change of Control Purchase Date is deposited with the Trustee as of the Change of Control Purchase Date, interest shall cease to accrue (whether or not this Note is delivered to the Trustee or any other office or agency maintained for such purpose) on such Notes (or portions thereof) on and after the Change of Control Purchase Date, and the holders thereof shall have no other rights as such (other than the right to receive the Change of Control Purchase Price, upon surrender of such Notes).

          Subject to the terms and conditions of the Indenture, the Company shall apply the Net Cash Proceeds of Asset Sales, under certain circumstances described in the Indenture, to (x) the prepayment of Specified Pari Passu Indebtedness, unless the holders thereof elect not to receive such prepayment (provided that, in the event any such Indebtedness was Incurred under a revolving credit arrangement, such prepayment shall be accompanied by a permanent reduction of the commitment in respect thereof), and (y) an offer to purchase (an "Asset Sale Offer") the then outstanding Notes, on any Business Day occurring no later than 305 days after the receipt by the Company (or any of its Subsidiaries, if applicable) of such Net Cash Proceeds (subject to deferral under certain circumstances), at a price equal to 100% of the principal amount thereof together with accrued and unpaid interest, if any, to the Asset Sale Purchase Date pursuant to the provisions set forth below and in the Indenture. Such Asset Sale Offer with respect to the Notes shall be in an aggregate principal amount (the "Asset Sale Offer Amount") equal to the Net Cash Proceeds (rounded down to the nearest $1,000) from the Asset Sales to which the Asset Sale Offer relates multiplied by a fraction, the numerator of which is the principal amount of the Notes outstanding (determined as of the close of business on the day immediately preceding the date notice of such Asset

Sale Offer is mailed) and the denominator of which is the principal amount of the Notes outstanding plus the aggregate principal amount of Specified Pari Passu Indebtedness outstanding (determined as of the close of business on the day immediately preceding the date notice of such Asset Sale Offer is mailed). If (x) no Specified Pari Passu Indebtedness is outstanding or (y) the holders of such Indebtedness entitled to receive payment elect not to receive the payments provided for in the previous sentence, or (z) the application of such Net Cash Proceeds results in the complete prepayment of such Indebtedness, then in each case any remaining portion of such Net Cash Proceeds will be required to be applied to an Asset Sale Offer to purchase the Notes.

          Upon surrender of this Note, the transfer of this Note is registrable by the registered holder hereof in person or by his attorney duly authorized in writing on the registry books of the Company at the office or agency to be maintained by the Company referred to above, subject to the terms of the Indenture but without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto. Upon any such registration of transfer, a new Note or Notes of authorized denomination or denominations, for the same aggregate principal amount, will be issued to the transferee in exchange herefor.

          Prior to due presentation for registration of transfer, the Company, the Trustee, any paying agent and any Note registrar may deem and treat the Person in whose name this Note shall be registered upon the registry books of the Company as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of or on account of the principal hereof, and premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price and interest due hereon, and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Note registrar shall be affected by any notice to the contrary. All such payments shall be valid and effectual to satisfy and discharge the liability on this Note to the extent of the sum or sums so paid.

          No recourse shall be had for the payment of the principal of, or premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price or interest on, this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder (other than the Company or any of its Subsidiaries), officer or director, as such, past, present or future, of the Company or any of its Subsidiaries or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

          IN WITNESS WHEREOF, GOLDEN NORTHWEST ALUMINUM, INC. has caused this instrument to be duly executed.

Dated:____________________

                              GOLDEN NORTHWEST ALUMINUM, INC.


                              By:
                                Name:
                                Title:

Attest:


__________________________
Secretary

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

      This is one of the Notes described in the within-mentioned Indenture.

Dated:  __________________    U.S. TRUST COMPANY,
                              NATIONAL ASSOCIATION, as Trustee


                              By: ________________________________
                              Authorized Signatory

                                 ASSIGNMENT FORM

                  To assign this Note, fill in the form below:
                   I or we assign and transfer this Note to:



               (Insert assignee's social security or tax I.D. no.)







             (Print or type assignee's name, address and zip code)

and irrevocably appoint




to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:                              Signature: _________________________________
                                             (Sign exactly as your name appears
                                              above on this Note)



Signature Guarantee:

                                   (bank, trust company or member firm of the New York Stock Exchange)

                       OPTION OF HOLDER TO ELECT PURCHASE

          Upon an offer by the Company to purchase all or any part of this Note pursuant to Section 4.14 of the Indenture, please check the box below if you wish to elect to have all or any part of this Note so purchased.

          If you wish to have only part of this Note purchased by the Company pursuant to Section 4.14 of the Indenture, state the principal amount you elect to have purchased:

                                $----------------

Date:                           Signature:   __________________________________
                                            (Sign exactly as your name appears
                                             above on this Note)



Signature Guarantee:            _______________________________________________
                                (bank, trust company or member firm of the New
                                 York Stock Exchange)

          [In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933 covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the second anniversary of the Issue Date (or such shorter period permitted under Rule 144(k) under the Securities Act of 1933 (or a successor clause)), the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

                                   [Check One]

     (1)  [ ]  to the Company; or
     (2) [ ] pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or
     (3) [ ] to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933); or
     (4) [ ] outside the United States to a "Non-U.S. person" in compliance with Rule 904 of Regulation S under the Securities Act of 1933; or
     (5) [ ] pursuant to an effective registration statement under the Securities Act of 1933; or
     (6) [ ] pursuant to another available exemption from the registration requirements of the Securities Act of 1933.

          Unless one of the boxes is checked, the Trustee will refuse to register this Note in the name of any Person other than the registered holder hereof, provided that if box (3), (4) or (6) is checked, the Company or the Trustee may require, prior to registering any such transfer of this Note, in its sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4)), and other information as the Trustee, Note registrar or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

          The Trustee or Note registrar shall not be obligated to register this
Note in the name of any Person other than the holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section
2.05 of the Indenture shall have been satisfied.

Dated:                             Signature:     _____________________________
                                                  (Sign exactly as your name
                                                  appears above on this Note)

Signature Guarantee:               ____________________________________________
                                   (bank, trust company or member firm of the New York Stock Exchange)


              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933 and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:

                              NOTICE:   To be executed by an executive officer.*
* Only to be included on Notes constituting Restricted Securities.

          AND WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute these presents a valid indenture and agreement according to its terms, have been done and performed, and the execution and delivery of this Indenture and the issuance hereunder of the Notes have in all respects been duly authorized, and the Company and its Subsidiaries, in the exercise of the legal right and power vested in them, execute and deliver this Indenture and the Company proposes to make, execute, issue and deliver the Notes.

          THEREFORE, in consideration of the premises and of the purchase and acceptance of the Notes by the holders thereof, the Company, its Subsidiaries and the Trustee each covenants and agrees, for the equal and proportionate benefit of the respective holders from time to time of the Notes, as follows:

                                   ARTICLE ONE
                                   DEFINITIONS

          Section 1.01. Certain terms defined.
                        ---------------------

          The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires), for all purposes of this Indenture and of any indenture supplemental hereto, shall have the respective meanings specified in this
Section 1.01. All other terms used in this Indenture which are defined in the Trust Indenture Act of 1939 (as defined herein) or which are by reference therein defined in the Securities Act of 1933 (as defined herein) (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in said Trust Indenture Act of 1939 and in said Securities Act of 1933 as they were in force at the date of the execution and delivery of this Indenture.

          Affiliate: The term "Affiliate" shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with a specified Person. For the purpose of this definition, "control" when used with respect to any specified Person means the possession of the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          Agent Member: The term "Agent Member" shall have the meaning set forth in Section 2.10 hereof.

          Aluminum Hedging Obligations: The term "Aluminum Hedging Obligations" shall mean, with respect to any Person, monetary obligations of such person pursuant to any options or futures contract, forward contract or other agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in prices of aluminum or raw materials related to the production of aluminum.

          Asset Sale: The term "Asset Sale" shall mean (i) any sale, transfer or other disposition (including without limitation dispositions pursuant to a merger, consolidation or sale and leaseback transaction) of any assets (other than cash or Cash Equivalents) on or after the date of this Indenture by the Company or any of its Subsidiaries to any Person other than the Company or a Wholly-Owned Subsidiary, and (ii) the issuance by any Subsidiary of the Company on or after the date of this Indenture of its Capital Stock to any Person other than the Company or a Wholly-Owned Subsidiary; provided, however, that, solely for the purposes of the definition of Consolidated Cash Flow Available for Fixed Charges, the term Asset Sale shall exclude dispositions pursuant to a sale and leaseback transaction if the lease under such sale and leaseback transaction is required to be classified and accounted for as a Capitalized Lease Obligation; and provided, further, that the following sales, transfers or other dispositions of assets shall not be an "Asset Sale" hereunder:

          (A) sales of inventory in the ordinary course of business of the Company and its Subsidiaries;

          (B) (1) trade-ins of any used equipment on replacement equipment or
     (2) sales, transfers or other dispositions of property no longer necessary for or useful in the proper conduct of the business of the Company and its Subsidiaries, the gross proceeds of which sales, transfers or other dispositions (exclusive of indemnities) do not exceed $1,000,000 during any 12-month period (the amount of such proceeds, to the extent consisting of property other than cash, to be the Fair Market Value of such property);

          (C) transfers and other dispositions resulting from the creation, Incurrence or assumption of (but not any foreclosure with respect to) any Lien not prohibited by Section 4.11;

          (D) sales in the ordinary course of business of accounts receivable as to which collection is doubtful in accordance with past practice;

          (E) sales, transfers or other dispositions in connection with any consolidation or merger of the Company or any of its Subsidiaries or sale of all or substantially all of the property of the Company (determined on a consolidated basis for the Company and its Subsidiaries) in compliance with the provisions of Article Eleven or Section 15.03 hereof, as the case may be;

          (F) sales, transfers or other dispositions which are Restricted Investments, Restricted Payments or Unrestricted Subsidiary Investments permitted by Section 4.09;

          (G) sales, transfers or other dispositions of the 105 megawatt General Electric steam turbine generator and related generator power transformers and other related assets held for sale by GAC on the date of this Indenture; and

          (H) the surrender or waiver of contract rights, or settlement, release or surrender of contract, tort or other claims of any kind.

          Attributable Debt: The term "Attributable Debt" shall mean, with respect to a sale and leaseback transaction, as of the date of consummation of such transaction, the greater of (a) the Fair Market Value of the property subject to such sale and leaseback transaction and (b) the present value (discounted at the interest rate borne by the Notes, compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended).

          Borrowing Base: The term "Borrowing Base" shall mean, at any time, the sum of (a) up to 85% of the then book value (net of reserves) of the accounts of the Company and its Subsidiaries on a consolidated basis arising from the sale of inventory in the ordinary course of business, plus (b) up to 75% of the then book value of the finished aluminum inventory of the Company and its Subsidiaries on a consolidated basis, plus (c) up to 50% of the other inventory of the Company and its Subsidiaries on a consolidated basis, all as determined in accordance with GAAP.

          Board of Directors: The term "Board of Directors," when used with reference to the Company, shall mean the Board of Directors of the Company, or the executive committee of the Board of Directors of the Company, or any other duly authorized committee of the Board of Directors of the Company.

          Board Resolution: The term "Board Resolution" shall mean, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          Business Day: The term "Business Day" shall mean a day other than a Saturday, a Sunday or a day in the cities of New York, New York, or Portland, Oregon, or San Francisco, California, on which banking institutions are authorized or obligated by law, regulation or executive order to be closed.

          Capital Stock: The term "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of capital stock, partnership or membership interests or other undivided ownership interests in such Person, and warrants, options and similar rights (other than, except for purposes of Section 4.12 hereof, debt securities convertible into capital stock) to acquire such capital stock, partnership or membership interests or other undivided ownership interests in such Person.

          Capitalized Lease Obligations: The term "Capitalized Lease Obligations" shall mean, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other agreement conveying the right to use) real or personal property, which obligations are required to be classified and accounted for as a capital lease obligation on a balance sheet of such Person under GAAP; and, for purposes of this Indenture, the amount of such obligations at any date shall be the amount of the liability thereof at such date, determined in accordance with GAAP.

          Cash Equivalents: The term "Cash Equivalents" shall mean, with respect to any Person:

          (A) Government Securities having maturities of not more than one year from the date of acquisition,

          (B) certificates of deposit of any commercial bank incorporated under the laws of the United States, or any state, territory or commonwealth thereof, of recognized standing having capital and unimpaired surplus in excess of $100,000,000 and whose short-term commercial paper rating at the time of acquisition is at least A-2 or the equivalent by Standard & Poor's Corporation or at least P-2 or the equivalent by Moody's Investors Services, Inc. (any such bank, an "Approved Bank"), which certificates of deposit have maturities of not more than one year from the date of acquisition,

          (C) repurchase obligations with a term of not more than 31 days for underlying securities of the types described in clauses (A) , (B) and (D) of this definition entered into with any Approved Bank,

          (D) commercial paper or finance company paper issued by any Person incorporated under the laws of the United States, or any state thereof, and rated at least A-2 or the equivalent by Standard & Poor's Corporation or at least P-2 or the equivalent by Moody's Investors Services, Inc., and in each case maturing not more than one year from the date of acquisition, and

          (E) investments in money market funds that are registered under the Investment Company Act of 1940, which have net assets of at least $100,000,000 and at least 85% of whose assets consist of investments or other obligations of the type described in clauses (A) through (D) above.

          Certificated Notes: The term "Certificated Notes" shall have the meaning set forth in Section 2.02 hereof.

          Collateral: The term "Collateral" shall have the meaning provided in the second paragraph of the recitals hereof.

          Collateral Agent: The term "Collateral Agent" shall have the meaning provided in the second paragraph of the recitals hereof.

          Commission: The term "Commission" shall mean the United States Securities and Exchange Commission.

          Common Stock: The term "Common Stock" shall mean the Company's common stock, no par value, as it exists on the date of this Indenture.

          Company: The term "Company" shall mean Golden Northwest Aluminum, Inc., an Oregon corporation, and, subject to the provisions of Article Eleven, shall also include its successors and assigns.

          Consolidated Amortization Expense: The term "Consolidated Amortization Expense" shall mean, with respect to any Person for any period, the amortization expense (including without limitation that associated with goodwill, deferred financing charges and other intangible items) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

          Consolidated Cash Flow Available for Fixed Charges: The term "Consolidated Cash Flow Available for Fixed Charges" shall mean, with respect to any Person for any period, the sum (without duplication) of the amounts for such period of (i) Consolidated Net Income (which shall include, solely for this purpose, the Net Income of any Unrestricted Subsidiary to the extent paid or distributed in cash to the Company or one of its Subsidiaries), (ii) Consolidated Fixed Charges (but only to the extent Consolidated Net Income has been reduced thereby), (iii) Consolidated Income Tax Expense (other than income taxes (including credits) with respect to items of Net Income not included in the definition of Consolidated Net Income), (iv) Consolidated Depreciation Expense, (v) Consolidated Amortization Expense, and (vi) any other non-cash items reducing Consolidated Net Income, (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period or amortization of a prepaid cash expense that was paid in a prior period), minus any non-cash items increasing Consolidated Net Income all as determined on a consolidated basis for such Person and its Subsidiaries in accordance with GAAP; provided, however, that (x) if, during such period (or subsequent to such period and on or prior to the relevant Transaction Date, as defined below), such Person or any of its Subsidiaries shall have engaged in any Asset Sale, Consolidated Cash Flow Available for Fixed Charges of such Person and its Subsidiaries for such period shall be reduced by an amount equal to the Consolidated Cash Flow Available for Fixed Charges (if positive) directly attributable to the assets that are the subject of such Asset Sale for such period, or increased by an amount equal to the Consolidated Cash Flow Available for Fixed Charges (if negative) directly attributable to the assets that are the subject of such Asset Sale for such period and (y) if, during such period (or subsequent to such period and on or prior to the relevant Transaction Date), such Person or any of its Subsidiaries shall have acquired any material assets out of the ordinary course of business, Consolidated Cash Flow Available for Fixed Charges shall be calculated on a pro forma basis as if such asset acquisition and related financing had occurred at the beginning of such period.

          Consolidated Depreciation Expense: The term "Consolidated Depreciation Expense" shall mean, with respect to any Person for any period, the depreciation and depletion expense (including without limitation the amortization expense associated with Capitalized Lease Obligations) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

          Consolidated Fixed Charge Coverage Ratio: The term "Consolidated Fixed Charge Coverage Ratio" shall mean, with respect to any Person as of the date of the transactions giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date"), the ratio of (i) the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of such Person for the four fiscal quarters immediately prior to the Transaction Date for which financial information in respect thereof is available (the "Four Quarter Period") to (ii) the aggregate Consolidated Fixed Charges of such Person for such Four Quarter Period. For purposes of such calculation, (x) any Indebtedness (other than Indebtedness Incurred under a revolving credit facility in effect on a pro forma basis on the Transaction Date) Incurred, repaid, redeemed, repurchased, defeased or otherwise discharged during such Four Quarter Period or subsequent to such Four Quarter Period and on or prior to the Transaction Date, including without limitation any such Indebtedness giving rise to the need to make such calculations, shall be deemed to have been Incurred or discharged, as the case may be, on the first day of such Four Quarter Period (so that there shall be deemed to have been outstanding during the entire Four Quarter Period an amount of such Indebtedness equal to the amount thereof outstanding on a pro forma basis on the Transaction Date and so that no such Indebtedness that is not outstanding on a pro forma basis on the Transaction Date shall be deemed to have been outstanding during any part of such Four Quarter Period), (y) any Indebtedness under a revolving credit facility in effect on a pro forma basis on the Transaction Date shall be deemed to have been outstanding during the entire Four Quarter Period in an amount equal to the average daily balance of such Indebtedness during the period commencing on the first day of such Four Quarter Period and ending on the Transaction Date, and (z) Consolidated Fixed Charges attributable to interest accrued at a variable rate shall be computed as if the rate in effect on the Transaction Date had been the applicable rate for the entire Four Quarter Period, unless such Person or any of its Subsidiaries is a party to any Interest Hedging Obligations (which will remain in effect for the 12-month period immediately following the Transaction Date) that have the effect of fixing such rate, in which case such fixed rate shall be used.

          Consolidated Fixed Charges: The term "Consolidated Fixed Charges" shall mean (without duplication), with respect to any Person for any period, the sum of:

          (i) the interest expense of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP;

          (ii) all fees, commissions, discounts and other charges of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, with respect to letters of credit and bankers' acceptances and the costs (net of benefits) associated with Interest Hedging Obligations of such Person and its Subsidiaries for such period;

          (iii) the aggregate amount of dividends or other similar distributions accrued by such Person and its Subsidiaries during such period with respect to preferred stock of such Person or its Subsidiaries determined on a consolidated basis in accordance with GAAP; and

          (iv) amortization or write-off of debt discount for such period in connection with any Indebtedness of such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

          Consolidated Income Tax Expense: The term "Consolidated Income Tax Expense" shall mean (without duplication), with respect to any Person for any period, the aggregate of the income tax expense (net of applicable credits) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, and, in the case of the Company, any distributions made in respect of income for such period pursuant to clause (vi) of Section 4.09(b) hereof.

          Consolidated Net Income: The term "Consolidated Net Income" shall mean, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period taken as a single accounting period, all as determined on a consolidated basis in accordance with GAAP, excluding (in each case to the extent otherwise included):

          (i) the Net Income (but not loss) of any Person that is not a Subsidiary of such Person or that is accounted for on the equity method of accounting, except to the extent of the amount of dividends or other distributions (other than dividends or distributions of Capital Stock) actually paid to such Person or any of its Subsidiaries by such other Person during such period;

          (ii) except to the extent included by clause (i), the Net Income of any Person accrued prior to the date it becomes a Subsidiary of such Person or is merged into or consolidated with such Person or any of its Subsidiaries or that Person's assets are acquired by such Person or any of its Subsidiaries;

          (iii) the Net Income of any Subsidiary of such Person during such period (A) to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such Net Income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation (including any governmental approval that has not been obtained) applicable to that Subsidiary or its shareholders or
     (B) in the case of a foreign Subsidiary or a Subsidiary with significant foreign source income, to the extent such Net Income has not been distributed to such Person and such distribution would result in a material tax liability not otherwise deducted from the calculation of Consolidated Net Income whether or not such deduction is required by GAAP;

          (iv) the Net Income of any Unrestricted Subsidiary, whether or not paid or distributed to the Company or one of its Subsidiaries; and

          (v) the cumulative effect of a change in accounting principles.

          Consolidated Net Worth: The term "Consolidated Net Worth" shall mean, with respect to any Person as of any date, the total stockholders' equity of such Person as of such date, less, to the extent otherwise included, amounts attributable to Disqualified Stock, in each case determined on a consolidated basis in accordance with GAAP.

          Credit Agreement: The term "Credit Agreement" shall mean that certain Credit Agreement, dated substantially contemporaneously with this Indenture, by and among Northwest, Specialties, Goldendale (as guarantor), GAC, Technologies, the financial institutions that are, or from time to time become, parties thereto, and BankBoston N.A., as administrative agent, providing for revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

          Depository: The term "Depository" shall mean The Depository Trust Company, New York, New York.

          Disqualified Stock: The term "Disqualified Stock" shall mean (i) except as set forth in clause (ii) below, with respect to any Person, Capital Stock of such Person that by its terms, or by the terms of any security into which it is convertible or for which it is exercisable or exchangeable, is, or upon the happening of an event or a passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such Person or any of its Subsidiaries, in whole or in part, on or prior to the scheduled maturity date that is 91 days after the maturity of the Notes, and
(ii) with respect to any Subsidiary of a Person (including any Subsidiary of the Company), any Capital Stock other than common stock with no special rights and no preference, privileges, or redemption or repayment provisions.

          Event of Default: The term "Event of Default" shall mean any event specified in Section 6.01, continued for the period of time, if any, and after the giving of notice, if any, therein designated.

          Exchange Act: The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

          Exchange Notes: The term "Exchange Notes" shall have the meaning provided in the first paragraph of the recitals hereof.

          Excluded Property: The term "Excluded Property" shall mean the real property at Goldendale, Washington and The Dalles, Oregon, including the improvements thereon, that is not integral to the Company's operations and not subject to the Liens of the Security Agreements.

          Fair Market Value: The term "Fair Market Value" shall mean, with respect to any property other than cash, the fair market value of such property as determined in good faith by the Board of Directors of the Company, whose determination shall be evidenced by a Board Resolution; provided, however, that, in the event the Company or a Subsidiary of the Company makes a payment in the form of or otherwise transfers property other than cash to, or receives property other than cash from, an Affiliate of the Company or an Unrestricted Subsidiary in an amount in excess of $5,000,000, the Company or a Subsidiary of the Company, in addition, shall have received an opinion from an independent investment banking, appraisal or accounting firm of national standing selected by the Company (which, in the good faith judgment of the Board of Directors, is qualified to perform such task) to the effect that the Board of Directors' determination of fair market value is fair.

          GAAP: The term "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certificate Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the date of this Indenture.

          Global Note: The term "Global Note" shall have the meaning provided in
Section 2.02.

          GAC: The term "GAC" shall mean Goldendale Aluminum Company, a Delaware corporation, and, subject to the provisions of Section 15.03, shall also include its successors.

          GHC: The term "GHC" shall mean Goldendale Holding Company, a Delaware corporation, and, subject to the provisions of Section 15.03, shall also include it successors.

          Government Securities: The term "Government Securities" shall mean securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support hereof).

          Guarantee: The term "Guarantee" shall mean any guarantee of the Notes by any Subsidiary of the Company.

          Hydro Agreement: The term "Hydro Agreement" shall mean that certain Subordinated Note Purchase Agreement, dated substantially contemporaneously with this Indenture, between the Company and Norsk Hydro USA, Inc., including all related notes, collateral documents and guarantees.

          Hydro Subordinated Debt: The term "Hydro Subordinated Debt" shall mean the subordinated Indebtedness committed under the Hydro Agreement.

          Improvements: The term "Improvements" shall mean, with respect to any assets, any accessories, accessions, additions, attachments, substitutions, replacements, improvements, parts and other property now or hereafter affixed to such assets or used in connection therewith.

          Indebtedness: The term "Indebtedness" shall mean, with respect to any Person at any date, any of the following (without duplication):

          (i) all obligations (unconditional or contingent) of such Person for borrowed money (whether or not recourse is to the whole of the assets of such Person or only to a portion thereof) and all obligations (unconditional or contingent) of such Person evidenced by debentures, notes or other similar instruments (including without limitation reimbursement obligations with respect to letters of credit and bankers' acceptances) or representing reimbursement or similar obligations with respect to Aluminum Hedging Obligations;

          (ii) all obligations of such Person to pay the deferred purchase price of property or services, except (x) accounts payable and other accrued expenses arising in the ordinary course of business and (y) obligations to pay employee compensation or other employee benefits (except as provided in clause (vii) below);

          (iii) Capitalized Lease Obligations of such Person;

          (iv) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed or guaranteed by such Person;

          (v) all Disqualified Stock of such Person; (vi) all Indebtedness of others guaranteed by such Person;

          (vii) all pension and other similar obligations of such Person arising from employee benefits, to the extent unfunded ("Unfunded Pension Obligations"); and

          (viii) all obligations under sale and leaseback transactions;

and the amounts thereof shall be, in the case of clauses (i) through (iii) and
(vi), the outstanding balance of any such unconditional obligations (or the accreted value thereof in the case of Indebtedness issued with original issue discount) together with any interest thereon that is more than 30 days past due and the maximum liability of any such contingent obligations at such date, and, in the case of clause (iv), the lesser of the Fair Market Value at such date of any asset subject to any Lien securing the Indebtedness of others and the amount of the Indebtedness secured, and, in the case of clause (v), the greater of the maximum liquidation value of such Disqualified Stock and the maximum redemption price of such Disqualified Stock, and, in the case of clause (vii), the amount of such Unfunded Pension Obligations determined by the Company in good faith as evidenced by a certificate of the Chief Financial Officer of the Company delivered to the Trustee, and, in the case of clause (viii), the Attributable Debt with respect to such sale and leaseback transactions; provided, however, that Indebtedness shall not include obligations of such Person resulting from the endorsement of negotiable instruments for collection in the ordinary course of business.

          Indenture: The term "Indenture" shall mean this instrument as originally executed, or, if amended or supplemented as herein provided, as so amended or supplemented.

          Initial Notes: The term "Initial Notes" shall have the meaning provided in the first paragraph of the recitals hereof.

          Institutional Accredited Investor: The term "Institutional Accredited Investor" shall mean an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933.

          Interest: The term "interest" shall mean, with respect to the Notes, interest payable on the Notes at the rate set forth therein, plus any additional interest payable by the Company and its Subsidiaries in respect of the Notes pursuant to the Registration Rights Agreement.

          Interest Hedging Obligation: The term "Interest Hedging Obligation" with respect to any Person shall mean the monetary obligations of such Person pursuant to any interest rate swap agreement, interest rate collar agreement, interest rate cap agreement, options or futures contract, forward contract or other agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates.

          Issue Date: The term "Issue Date" shall mean the date of first issuance of the Notes under this Indenture, December 21, 1998.

          Lien: The term "Lien" shall mean with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

          NAC: The term "NAC" shall mean Northwest Aluminum Company, an Oregon corporation, and, subject to the provisions of Section 15.03, shall also include its successors.

          NAS: The term "NAS" shall mean Northwest Aluminum Specialties, Inc., an Oregon corporation, and, subject to the provisions of Section 15.03, shall also include its successors.

          NAT: The term "NAT" shall mean Northwest Aluminum Technologies, LLC, a Washington limited liability company, and, subject to the provisions of Section 15.03, shall also include its successors.

          Net Cash Proceeds: The term "Net Cash Proceeds" shall mean cash payments received (but if received in a currency other than United States dollars, such payments shall not be deemed received until the earliest time at which such currency is, or could freely be, converted into United States dollars) by or on behalf of the Company and/or any of its Subsidiaries (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise or the cash realization of any non-cash proceeds of any Asset Sale, but, in each case, only as and when, and to the extent, received) from an Asset Sale, in each case and without duplication net of:

          (i) all legal, title and recording tax expenses, commissions, consulting fees, investment banking, broker's and accounting fees and expenses and fees and expenses incurred in obtaining regulatory approvals in connection with such Asset Sale;

          (ii) the amounts of any repayments of Indebtedness secured, directly or indirectly, by

     Liens on the assets which are the subject of such Asset Sale (other than Indebtedness under the Credit Agreement or Refinancing Indebtedness Incurred to Refinance, or successively Refinance, Indebtedness under the Credit Agreement) and other fees, expenses and other expenditures, in each case, reasonably incurred as a consequence of such repayment of Indebtedness (whether or not such fees, expenses or expenditures are then due and payable or made, as the case may be);

          (iii) all foreign, federal, state and local taxes payable (including taxes reasonably estimated to be payable) in connection with or as a result of such Asset Sale;

          (iv) with respect to Asset Sales by any Subsidiary of the Company, the portion of such cash payments attributable to Persons holding a minority interest in such Subsidiary; and

          (v) any amounts paid in respect of term loans outstanding under the Credit Agreement or any Refinancing Indebtedness Incurred to Refinance, or successively Refinance, such term loans;

provided, in each such case, that such fees and expenses and other amounts are not payable to an Affiliate or an Unrestricted Subsidiary of the Company. Notwithstanding the foregoing, Net Cash Proceeds shall not include proceeds received in a foreign jurisdiction from an Asset Sale of an asset located outside the United States to the extent (A) such proceeds cannot under applicable law be transferred to the United States or (B) such transfer would result (in the good faith determination of the Board of Directors of the Company set forth in a Board Resolution) in a foreign tax liability that would be materially greater than if such Asset Sale occurred in the United States; provided that if, as, and to the extent that any of such proceeds may lawfully be (in the case of clause (A)) or are (in the case of clause (B)) transferred to the United States, such proceeds shall be deemed to be cash payments that are subject to the terms of this definition of Net Cash Proceeds. Subject to the provisions of the next preceding sentence, Net Cash Proceeds shall also include cash distributions actually received by or on behalf of the Company or any of its Subsidiaries from any Unrestricted Subsidiary representing the proceeds of a transaction by such Unrestricted Subsidiary that would constitute an Asset Sale if such Unrestricted Subsidiary were a Subsidiary of the Company.

          Net Income: The term "Net Income" shall mean, with respect to any Person for any period, the net income (loss) of such Person for such period determined in accordance with GAAP, less, in the case of the Company, the amount of any distributions made in respect of income for such period pursuant to clause (vi) of Section 4.09(b) hereof.

          Non-U.S. Person: The term "Non-U.S. Person" shall mean a Person who is not a U.S. Person.

          Note or Notes: The terms "Note" or "Notes" shall mean the Initial Notes and the Exchange Notes.

          Noteholder; registered holder: The terms "noteholder," "holder of Notes," "registered holder" or other similar term shall mean any Person who shall at the time be the registered holder of any Note or Notes on the registry books of the Company kept for that purpose in accordance with the provisions of this Indenture.

          Officers' Certificate: The term "Officers' Certificate" shall mean a certificate of the Company signed on behalf of the Company by the Chairman of the Board, the President or any Vice President and by the Chief Financial Officer, the Controller, the Treasurer, an Assistant Treasurer, the

Secretary or an Assistant Secretary of the Company. Each such certificate shall include the statements provided for in Section 14.05 if and to the extent required by the provisions thereof.

          Opinion of Counsel: The term "Opinion of Counsel" shall mean an opinion in writing signed by legal counsel in the United States, who may be an employee of, or of counsel to, the Company and who (if other than Stoel Rives
LLP) shall be reasonably satisfactory to the Trustee. Each such opinion shall include the statements provided for in Section 14.05 if and to the extent required by the provisions thereof.

          Outstanding: The term "outstanding," when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except

          (a) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

          (b) Notes, or portions thereof, for which the payment of principal, interest, any redemption price, any Change of Control Purchase Price or any Asset Sale Purchase Price in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own paying agent), provided that such Notes shall have reached their stated maturity or, if such Notes are to be or may be redeemed or purchased prior to the maturity thereof, notice of such redemption or purchase shall have been given as in Article Three provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and

          (c) Notes in lieu of or in substitution for which other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.07, unless proof satisfactory to the Trustee is presented that any such Notes are held by bona fide holders in due course.

          Permitted Dividend Encumbrance: The term "Permitted Dividend Encumbrance" shall mean, with respect to any Person, any consensual encumbrance or restriction on the ability of such Person to pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness owed to the Company or any Subsidiaries of the Company or to make loans or advances or transfer any of its assets to the Company or any Subsidiaries of the Company existing under or by reason of any of:

          (i) this Indenture;

          (ii) the Credit Agreement;

          (iii) applicable law;

          (iv) customary provisions in agreements that restrict the assignment of such agreements or rights thereunder or the subletting of any assets leased under such agreements;

          (v) customary restrictions on the transfer of assets imposed by any agreement for the sale of a Person or its assets prior to the consummation thereof, provided that such restrictions apply only to the assets of such Person or the assets to be sold, as the case may be;

          (vi) agreements governing Refinancing Indebtedness that is otherwise permitted in connection with any Refinanced Indebtedness, provided that any such encumbrances or restrictions shall not be materially less favorable to the holders of the Notes than those contained in the agreements governing such Refinanced Indebtedness;

          (vii) customary restrictions on the sale or other disposition of property subject to a Lien securing Indebtedness, provided that such Lien and such Indebtedness are otherwise permitted by this Indenture; and

          (viii) the Hydro Agreement (to the extent it incorporates provisions of this Indenture).

          Permitted Lien: The term "Permitted Liens" shall mean (a) Liens imposed by governmental authorities for taxes, assessments or other charges not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Company or its Subsidiary, as the case may be, in accordance with GAAP; (b) statutory liens of carriers, warehousemen, mechanics, material men, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business provided that (i) the underlying obligations are not overdue for a period of more than 60 days, or (ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company or its Subsidiary, as the case may be, in accordance with GAAP; (c) Liens securing the performance of bids, trade contracts (other than for borrowed money), operating leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business that do not, singly or in the aggregate, materially detract from the value of the assets of the Company and its Subsidiaries or interfere with the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole; (d) easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the property subject thereto (as such property is used by the Company or any of its Subsidiaries) or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries; (e) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto; (f) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation; (g) leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of the Company or any of its Subsidiaries or materially detracting from the value of the respective assets of the Company or any of its Subsidiaries; (h) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company or any of its Subsidiaries in the ordinary course of business; (i) purchase money Liens on assets that (1) are purchased by the Company or its Subsidiaries after the date of the Indenture and (2) are used or useful in the Company's or its Subsidiaries' businesses, provided that such Liens (x) secure an amount not exceeding 100% of the purchase price of the assets acquired (y) secure Indebtedness that is permitted to be incurred by the provisions of Section 4.10 hereof, and (z) do not extend, contingently or otherwise, to any property or assets other than those being purchased on the date in question; (j) Liens arising solely by virtue of any statutory or common law provision relating to bankers' liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with the creditor depository institution, provided that (1) such deposit account is not a dedicated cash collateral account and is not subject to restriction against access by the Company or any of its Subsidiaries in excess of those set forth in regulations promulgated by the Federal Reserve Board and (2) such deposit is not intended by the Company or any of its Subsidiaries to provide collateral to the depository institution; (k) Liens securing any Indebtedness Incurred pursuant to clause (vii) of Section 4.10(b) hereof; provided that such Liens are subordinated in right and priority of payment to the Notes and the Guarantees on terms no less favorable to the holders of the Notes than those applicable to the Security Interests and pledge under the Hydro

Agreement; and (l) Liens arising solely by virtue of any statutory or common law provision relating to bankers' liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with the creditor depository institution, provided that (1) such deposit account is not a dedicated cash collateral account and is not subject to restriction against access by the Company or any of its Subsidiaries in excess of those set forth in regulations promulgated by the Federal Reserve Board and (2) such deposit is not intended by the Company or any of its Subsidiaries to provide collateral to the depository institution.

          Person: The term "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

          Pledge: The term "Pledge" shall have the meaning provided in the second paragraph of the recitals hereof.

          Pledged Shares: The term "Pledged Shares" shall have the meaning provided in the second paragraph of the recitals hereof.

          PP&E: The term "PP&E" shall have the meaning provided in the second paragraph of the recitals hereof.

          Private Placement Legend: The term "Private Placement Legend" shall have the meaning set forth in Section 2.09 hereof.

          Qualified Institutional Buyer or QIB: The terms "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act of 1933.

          Refinance: The term "Refinance" shall mean to renew, extend, refund, replace, restructure, refinance, amend or modify any Indebtedness. The term "Refinancing" shall have a correlative meaning.

          Registration Rights Agreement: The term "Registration Rights Agreement" shall mean that certain registration rights agreement among the Company, its Subsidiaries and the Initial Purchasers, to be entered into on the date hereof.

          Regulation S: The term "Regulation S" shall mean Regulation S under the Securities Act of 1933.

          Regulation S Temporary Global Note: The term "Regulation S Temporary Global Note" shall mean a single temporary global Note in the form of the Global Note with the additional provisions set forth in Exhibit A-1 hereto that is deposited with the Trustee and registered in the name of the Depository or its nominee, representing a series of Notes sold in offshore transactions in reliance on Regulation S.

          Responsible Officer: The term "responsible officer," when used with respect to the Trustee, shall mean any officer in its principal corporate trust office who is responsible for the administration of this trust.

          Restricted Investment: The term "Restricted Investment" shall mean, with respect to any Person, (i) the acquisition by such Person of, or the investment by such Person in, any Capital Stock,

Indebtedness or other securities of, or the making by such Person of any capital contribution to, any other Person (other than the Company or any Unrestricted Subsidiary), (ii) any loan or advance by such Person to any other Person (other than the Company, any Wholly-Owned Subsidiary or any Unrestricted Subsidiary) other than accounts receivable of such Person relating to the purchase and sale of inventory, goods or services arising in the ordinary course of business,
(iii) any guarantee by such Person of any obligations, contingent or otherwise, of any other Person (other than the Company, any Wholly-Owned Subsidiary or any Unrestricted Subsidiary), (iv) any provision of credit support (including any undertaking, agreement or instrument that would constitute Indebtedness) by such Persons to or on behalf of any other Person (other than the Company, any Wholly-Owned Subsidiary or any Unrestricted Subsidiary), and (v) any obligation or liability of such Person to subscribe for additional Capital Stock or other securities of any other Person (other than the Company or any Unrestricted Subsidiary) or to maintain or preserve the financial condition of any other Person (other than the Company or any Unrestricted Subsidiary) or to cause any such other Person to achieve any specified levels of operating results; provided, however, that the following shall not be Restricted Investments:

          (A) investments in Cash Equivalents;

          (B) investments in or acquisitions of Capital Stock of any Person (other than a Person in which Affiliates of the Company have an interest other than through the Company, its Subsidiaries or its Unrestricted Subsidiaries) that is or becomes, at the time of the acquisition thereof, a Wholly-Owned Subsidiary;

          (C) Restricted Investments of such Person existing as of the date of the Indenture and any extension, modification or renewal of such Restricted Investment (but not increases thereof, other than as a result of the accrual or accretion of interest or original issue discount pursuant to the terms of such Restricted Investment);

          (D) investments in or acquisitions of Capital Stock or other securities of Persons (other than Affiliates of the Company) received in the bankruptcy or reorganization of or by such Person or taken in settlement of or other resolution of claims or disputes against or with such Person, and, in each case, extensions, modifications and renewals thereof; and

          (E) investments in Persons (other than Affiliates of the Company) received by such Person as consideration in Asset Sales (including, for the purposes of this definition, those sales, transfers and other dispositions described in clause (B)(2) and in clause (E) of such definition), to the extent not prohibited by the provisions described in Section 4.14, and extensions, modifications and renewals thereof.

          Restricted Security: The term "Restricted Security" shall have the meaning assigned to such term in Rule 144(a)(3) under the Securities Act of 1933; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

          Rule 144A: The term "Rule 144A" shall mean Rule 144A under the Securities Act of 1933.

          S Corporation: The term "S Corporation" shall mean an S corporation as defined in Section 1361 of the Code, a "qualified subchapter S subsidiary" within the meaning of Section 1361(b)(3)(B) of the Code, or a Person which has elected to be taxed as a pass-through entity or otherwise ignored for federal income tax purposes.

          Securities Act of 1933: The term "Securities Act of 1933" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

          Security Agreements: The term "Security Agreements" shall mean the documents, agreements and filings which are listed on Schedule A hereto.

          Subordination Agreement: The term "Subordination Agreement" shall mean the Debt and Lien Subordination Agreement, dated December 21, 1998, by and between Norsk Hydro USA, Inc., a Delaware corporation, and the Trustee.

          Subsidiary: The term "Subsidiary" shall mean, with respect to any Person, any corporation or other entity of which more than 50% of the outstanding Voting Stock is at the time directly or indirectly owned (either alone or through its Subsidiaries or together with its Subsidiaries) by such Person. For purposes of this definition, any directors' qualifying shares shall be disregarded in determining the ownership of a Subsidiary. Notwithstanding anything to the contrary contained herein, no Unrestricted Subsidiary shall be deemed to be a Subsidiary of the Company or of any Subsidiary or Subsidiaries of the Company.

          Tolling Agreements: The term "Tolling Agreements" shall mean that certain Tolling Agreement, dated May 22, 1996, by and between GAC and Hydro Aluminum Louisville, Inc. and that certain Tolling Agreement, dated September 15, 1986, by and between Northwest and Glencore, Ltd.

          Trust Indenture Act of 1939: The term "Trust Indenture Act of 1939" shall mean the Trust Indenture Act of 1939 as it was in force at the date of this Indenture, except as provided by Article Ten.

          Trustee; principal office: The term "Trustee" shall mean U.S. Trust Company, National Association, a national banking association, until a successor replaces it in accordance with the provisions of Article Seven. The term "principal office of the Trustee" shall mean the office of the Trustee at which at any particular time its corporate trust business may be principally administered, which office at the date hereof is located at One Embarcadero Center, Suite 2050, San Francisco, California 94111.

          Unrestricted Subsidiary: The term "Unrestricted Subsidiary" shall mean each of the Subsidiaries of the Company (other than NAC and GAC and, the lines of business currently operated by them, which shall in no event be transferred to or held by an Unrestricted Subsidiary), or any entity which is to become a Subsidiary of the Company, designated as an "Unrestricted Subsidiary" by the Board of Directors of the Company; but only if (i) immediately after giving effect to such designation, no Event of Default (or event that, after notice or lapse of time, or both, would become an Event of Default) shall exist, (ii) immediately after giving effect to such designation, the Company could Incur $1.00 of Indebtedness pursuant to
Section 4.10(a) hereof, (iii) such Subsidiary does not own, at the time of such designation or at any time thereafter, any Capital Stock of the Company or any other Subsidiary of the Company, and (iv) such Subsidiary is not, at the time of such designation, party to any transaction or series of related transactions with the Company or any other Subsidiary of the Company, unless such transaction or series of related transactions, if entered into immediately after such designation, would be permitted by the provisions of Section 4.08 hereof. The Board of Directors of the Company may designate an Unrestricted Subsidiary to be a Subsidiary, but only if (i) immediately after giving effect to such redesignation, no Event of Default (or event that, after notice or lapse of time, or both, would become an Event of Default) shall exist, and (ii) immediately after giving effect to such redesignation, the Company could Incur $1.00 of Indebtedness pursuant to Section 4.10(a) hereof. Any such designation or redesignation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation or redesignation and an Officers' Certificate certifying that such designation or redesignation complied with the foregoing conditions. Upon the designation of a Subsidiary as an Unrestricted Subsidiary by the Board of Directors in accordance with the provisions of this Indenture, the Collateral Agent shall release any Collateral of such Unrestricted Subsidiary in the manner contemplated by the Security Agreements; provided, however, that any such Collateral shall only be released from the Security Agreements to the extent such Collateral is also released from the Hydro Agreement and the Credit Agreement.

          Unrestricted Subsidiary Investment: The term "Unrestricted Subsidiary Investment" shall mean, with respect to the Company or any Subsidiary of the Company (such Person being referred to in this definition as the "Investor") (without duplication), (i) the acquisition by such Investor of, or the investment by such Investor in, any Capital Stock, Indebtedness or other securities of, or the making by such Investor of any capital contribution to, an Unrestricted Subsidiary, (ii) any loan or advance by the Investor to an Unrestricted Subsidiary other than accounts receivable of the Investor relating to the purchase and sale of inventory, goods or services arising in the ordinary course of business, (iii) any guarantee by the Investor of any obligations, contingent or otherwise, of an Unrestricted Subsidiary, (iv) any provision of credit support (including any undertaking, agreement or instrument that would constitute Indebtedness) by the Investor to or on behalf of an Unrestricted Subsidiary, (v) any Incurrence of Indebtedness by an Unrestricted Subsidiary, a default with respect to which (including any rights that the holders thereof may have to take enforcement action against such Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any Indebtedness of the Investor (other than the Notes) to declare a default on such Indebtedness of the Investor or cause the payment thereof to be accelerated or payable prior to its stated maturity, and (vi) any obligation or liability of the Investor to subscribe for additional Capital Stock or other securities of an Unrestricted Subsidiary or to maintain or preserve an Unrestricted Subsidiary's financial condition or to cause an Unrestricted Subsidiary to achieve any specified levels of operating results.

          Unrestricted Subsidiary Investments Outstanding: The term "Unrestricted Subsidiary Investments Outstanding" shall mean, at any time of determination, the amount, if any, by which (i) the sum of all Unrestricted Subsidiary Investments theretofore made by the Company or any Subsidiary of the Company after the date of this Indenture exceeds (ii) the amount of all dividends and distributions received, directly or indirectly, by the Company or a Subsidiary of the Company from Unrestricted Subsidiaries in cash during the period that such Persons were Unrestricted Subsidiaries, and all repayments in cash from such Unrestricted Subsidiaries, directly or indirectly, to the Company or one of its Subsidiaries of loans or advances from the Company or any of its Subsidiaries to such Unrestricted Subsidiaries during the period that such Persons were Unrestricted Subsidiaries, any other reduction (including as a result of the sale by the Company or any of its Subsidiaries of Capital Stock of an Unrestricted Subsidiary) received, directly or indirectly, by the Company or a Subsidiary of the Company in cash of Unrestricted Subsidiary Investments in such Unrestricted Subsidiaries during the period that such Persons were Unrestricted Subsidiaries, and any reductions of Unrestricted Subsidiary Investments in such Unrestricted Subsidiaries of the kind referred to in clauses
(iii) through (vi) of the definition of Unrestricted Subsidiary Investment; provided that the amount of Unrestricted Subsidiary Investments Outstanding shall at no time be a negative amount.

          U.S. Person: The term "U.S. Person" shall mean a "U.S. person," as defined in Regulation S.

          Weighted Average Life to Maturity: The term "Weighted Average Life to Maturity" shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

          Wholly-Owned Subsidiary: The term "Wholly-Owned Subsidiary" shall mean a Subsidiary of the Company all of the outstanding Capital Stock of which is at the time directly or indirectly owned (either alone or through Wholly-Owned Subsidiaries or together with Wholly-Owned Subsidiaries) by the Company. For purposes of this definition, any directors' qualifying shares and, at all times before January 1, 2002, the Series A Preferred Stock of GHC outstanding on the date of this Indenture shall be disregarded in determining the ownership of a Wholly-Owned Subsidiary.

          Section 1.02. References are to Indenture.
                        ---------------------------

          Unless the context otherwise requires, all references herein to "Articles," "Sections" and other subdivisions refer to the corresponding Articles, Sections and other subdivisions of this Indenture, and the words "herein," "hereof," hereby," "hereunder" and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision hereof.

          Section 1.03. Other definitions.
                        -----------------

          The following terms are defined in the referenced section of this Indenture and have the meaning set forth therein for all purposes in this Indenture (except as otherwise expressly provided or unless the context otherwise requires):

     Term                                    Defined in Section
     "applicants"                            5.02(b)
     "Assets Sale Offer"                     4.14(b)
     "Asset Sale Offer Amount"               4.14(b)
     "Asset Sale Purchase Date"              4.14(b)
     "Asset Sale Purchase Notice"            4.14(c)
     "Change of Control"                     3.05(a)
     "Change of Control Purchase Date"       3.05(a)
     "Change of Control Purchase Notice"     3.05(c)
     "Change of Control Purchase Price"      3.05(a)
     "Continuing Directors"                  3.05(a)
     "Covenant Defeasance"                   12.03
     "Incur"                                 4.10(a)
     "Legal Defeasance"                      12.02
     "Notice of Default"                     6.01(d)
     "record date"                           2.03
     "Refinanced Indebtedness"               4.10(b)(vi)
     "Refinancing Indebtedness"              4.10(b)(vi)
     "Restricted Payment"                    4.09(a)
     "Specified Pari Passu Indebtedness"     4.14(b)
     "surviving corporation"                 11.01(a)
     "Voting Stock"                          3.05(a)

The following terms are defined in the referenced section of this Indenture and have the meaning set forth therein for purposes provided therein, and such definitions are limited to those sections of this Indenture specifically referenced:

     Term                     Defined in Section  Definition Limited to Section
     "amount"                 7.08(d)             7.08
     "cash transaction"       7.13(c)             7.13
     "Company"                7.08(d)             7.08
     "Company"                7.13(c)             7.13
     "defaults"               6.07                6.07
     "default"                7.13(c)             7.13
     "director"               7.08(d)             7.08
     "dividends"              7.13(a)             7.13(a)
     "executive officer"      7.08(d)             7.08
     "in default"             7.08(c)             7.08(c)(6), (7), (8) and (9)
     "other indenture
      securities"             7.13(c)             7.13
     "outstanding"            7.08(d)             7.08
     "person"                 7.08(d)             7.08
     "record date"            2.03                2.03
     "security"               7.08(c)             7.08 (other than 7.08(c)(6),
                                                  (7), (8) and (9))
     "securities"             7.08(c)             7.08 (other than 7.08(c)(6),
                                                  (7), (8) and (9))
     "self liquidating paper" 7.13(c)             7.13
     "trust"                  7.08(d)             7.08(d)(3)
     "underwriter"            7.08(d)             7.08
     "voting security"        7.08(d)             7.08


                                   ARTICLE TWO
                   ISSUE, DESCRIPTION, EXECUTION, REGISTRATION
                              AND EXCHANGE OF NOTES

          Section 2.01. Designation, amount, authentication and delivery of
                        ---------------------------------------------------
Notes.
-----

          The Notes shall be designated as the Company's 12% First Mortgage Notes due 2006. Notes for an aggregate principal amount of one hundred fifty million dollars ($150,000,000), upon the execution of this Indenture, or from time to time thereafter, may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company, signed by its Chairman of the Board, President, Chief Financial Officer or a Vice President, without any further corporate action by the Company. The Trustee shall authenticate Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Notes, in each case upon a written order of the Company, signed by its Chairman of the Board, President, Chief Financial Officer or a Vice President, without any further corporate action by the Company. The written order of the Company shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes or Exchange Notes and whether the Notes are to be issued as Certificated Notes, a Global Note or a Regulation S Temporary Global Note, and such other information as the Trustee may reasonably request.

          The aggregate principal amount of Notes authorized by this Indenture is limited to one hundred fifty million dollars ($150,000,000) and, except as provided in this Section 2.01 and in Section 2.07, the Company shall not execute and the Trustee shall not authenticate or deliver Notes in excess of such aggregate principal amount.

          Nothing contained in this Section 2.01 or elsewhere in this Indenture, or in the Notes, is intended to or shall limit execution by the Company or authentication or delivery by the Trustee of Notes under the circumstances contemplated by Sections 2.05, 2.06, 2.07, 3.03, 3.05, 4.14 and 10.04.

          Section 2.02. Form of Notes and Trustee's Certificate.
                        ---------------------------------------

          The definitive Notes and the Trustee's certificate of authentication to be borne by the Notes shall be substantially in the form set forth in the Recitals of this Indenture, which are part of this Indenture, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the officers executing the same may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Notes may be listed, or to conform to usage.

          Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of a single, permanent global Note in fully registered form, without interest coupons, substantially in the form set forth in the recitals to this Indenture (the "Global Note"), deposited with the Trustee, as custodian for the Depository, and registered in the name of Cede & Co., or such other nominee as the Depository may designate, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legends set forth in Section 2.09 hereof. The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

          Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note in fully registered form, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depository, and registered in the name of the Depository or the nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The 40-day distribution compliance period (as defined in Regulation S) shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depository as to the non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein pursuant to another exemption from registration under the Securities Act of 1933, all as contemplated by Section 2.05(e) hereof), and (ii) an Officers' Certificate from the Company certifying as to the matters covered in clause (i) above. Following the termination of the 40-day distribution compliance period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for Certificated Notes or beneficial interests in the Global Note pursuant to the applicable procedures of the Depository. Until this Regulation S Temporary Global Note is exchanged for interests in the Global Notes or for Certificated Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture. The aggregate principal amount of the Regulation S Temporary Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

          Notes offered and sold in reliance on any other exemption from registration under the Securities Act of 1933 other than as described in the preceding paragraph shall be issued, and Notes offered and sold in reliance on Rule 144A may be issued, in the form of certificated Notes in fully registered form, without interest coupons, in substantially the form set forth in the recitals to this Indenture

(the "Certificated Notes"). Certificated Notes shall initially be registered in the name of the Depository or a nominee of the Depository and be delivered to the Trustee as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Beneficial owners of Certificated Notes, however, may request registration of such Certificated Notes in their names or the names of their nominees.

          The Trustee assumes no liability for incorrect CUSIP numbers, and incorrect CUSIP numbers shall have no effect on the validity of any notice given under this Indenture.

          Section 2.03. Date of Notes and Denominations.
                        -------------------------------

          The Notes shall bear interest at the rate per annum of 12% from December 21, 1998, payable semi-annually in arrears on June 15 and December 15, commencing on June 15, 1999, shall mature on December 15, 2006 and shall be issuable as registered Notes without coupons in denominations of $1,000 and any integral multiple thereof. The Person in whose name any Note is registered at the close of business on any record date (as hereinbelow defined) with respect to any interest payment date shall be entitled to receive the interest payable thereon on such interest payment date notwithstanding the cancellation of such Note upon any registration of transfer or exchange thereof subsequent to such record date and prior to such interest payment date, unless such Note shall have been redeemed on a date fixed for redemption subsequent to such record date and prior to such interest payment date, or unless an Event of Default shall have occurred and be continuing as the result of a default in the payment of interest due on such interest payment date on any Note, in which case such defaulted interest shall be paid to the Person in whose name such Note (or any Note or Notes issued upon registration of transfer or exchange thereof) is registered on the record date for the payment of such defaulted interest. The principal of, and premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price and interest on the Notes shall be payable to the registered holder thereof at the office or agency to be maintained by the Company in accordance with the provisions of Section 4.02, except that payment of interest may be made at the option of the Company by check mailed by first-class mail to the address of the Person entitled thereto as such address shall appear on the registry books of the Company; provided, however, that, if a Note is a Global Note or a Certificated Note and the holder of such Note has given wire transfer instructions (which instructions must be received by the Company at least 5 Business Days prior to the relevant date of payment) to the Company, all payments with respect to such Note will be required to be made by wire transfer of immediately available funds to the account specified by the holder of such Note; provided, further, that, in the case of payments other than interest, the holder of a Note must first surrender such Note as a condition to the holder's right to receive payment. The term "record date" as used in this Section 2.03 with respect to any interest payment date shall mean the close of business on the May 30 immediately preceding such June 15 or the November 30 immediately preceding such December 15, and such term, as used in this Section 2.03, with respect to the payment of any defaulted interest shall mean the tenth day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not a Business Day, but in no case shall such record date be less than ten days after notice thereof shall have been mailed by or on behalf of the Company to all registered holders of Notes at their addresses appearing upon the registry books of the Company.

          Each Note shall be dated the date of its authentication. Interest shall accrue on each Note from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the Issue Date; provided, however, that if there is no existing default in the payment of interest and if a Note is authenticated between a record date for any interest payment date and such interest payment date, interest on such Note shall accrue from such interest payment date.

          Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

          Until the Regulation S Temporary Global Note is exchanged for interests in the Global Notes or for Certificated Notes, the Holder thereof shall not be entitled to receive payments of interest thereon; until so exchanged in full, the Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.

          Section 2.04. Execution of Notes.
                        ------------------

          The Notes shall be signed on behalf of the Company, manually or in facsimile, by its Chairman of the Board, President, Chief Financial Officer or a Vice President and attested, manually or in facsimile, by its Secretary or an Assistant Secretary. Only such Notes as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, signed manually by the Trustee, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such signature by the Trustee upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

          In case any officer of the Company whose signature appears on any of the Notes, manually or in facsimile, shall cease to be such officer before such Notes so signed shall have been authenticated and delivered by the Trustee, such Notes nevertheless may be authenticated and delivered as though the Person whose signature appears on such Notes had not ceased to be such officer of the Company; and any Note may be signed and attested on behalf of the Company, manually or in facsimile, by Persons as, at the actual date of the execution of such Note, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such Person was not such officer.

          Section 2.05. Exchange and transfer of Notes.
                        ------------------------------

          (a) Subject to the other provisions of this Section 2.05:

          (1) Notes may be exchanged for a like aggregate principal amount of Notes in other authorized denominations. Notes to be exchanged shall be surrendered at the office or agency to be maintained by the Company in accordance with the provisions of Section 4.02, and the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor the Note or Notes which the noteholder making the exchange shall be entitled to receive.

          (2) The Company shall keep, at the office or agency to be maintained by the Company in accordance with the provisions of Section 4.02, a register or registers in which, subject to such reasonable regulations as it may prescribe, the Company shall register Notes and shall register the transfer of Notes as in this Article Two provided. Upon surrender by any noteholder for registration of transfer of any Note at such office or agency, the Company shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Note or Notes for a like aggregate principal amount.

          (3) All Notes presented or surrendered for exchange, registration of transfer, redemption, purchase or payment shall, if so required by the Company or the Trustee or any Note registrar (if other than the Trustee), be accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company and the Trustee or the Note registrar (if other than the Trustee), duly executed by the registered holder or by his attorney duly authorized in writing and, in every case, each Note presented or surrendered for registration of transfer shall be accompanied by the assignment form attached to the Notes, duly executed by the registered holder or by his attorney duly authorized in writing.

          (4) No service charge shall be made for any exchange or registration of transfer of Notes, but the Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto.

          (5) The Company shall not be required to issue, register the transfer of or exchange any Notes for a period of fifteen days next preceding any date for the selection of Notes to be redeemed. The Company shall not be required to register the transfer of or exchange any Note called or being called for redemption except, in the case of any Note to be redeemed in part, the portion thereof not to be so redeemed. The Company shall not be required to register the transfer of or exchange any Note in respect of which a Change of Control Purchase Notice or an Asset Sale Purchase Notice has been given (unless such notice has been withdrawn in accordance with Section 3.06 or 4.14) except, in the case of any Note to be purchased in part, the portion thereof not to be so purchased.

          (b) Transfers to Institutional Accredited Investors which are not QIBs, Non-U.S. Persons and Certain QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note to any Institutional Accredited Investor which is not a QIB, to any Non-U.S. Person or to any QIB electing to take delivery of Certificated Notes:

          (1) the Note registrar shall register on its books and records the transfer of any Note constituting a Restricted Security if such transfer is (i) pursuant to a registration statement which has been declared effective under the Securities Act of 1933, (ii) for as long as the Notes are eligible for resale pursuant to Rule 144A, by a Person who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Note registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Note registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A, (iii) pursuant to offers and sales to Non-U.S. Persons that occur outside the United States within the meaning of Regulation S under the Securities Act of 1933, (iv) to an Institutional Accredited Investor that is acquiring the security for its own account, or for the account of such an Institutional Accredited Investor, for investment purposes and not with a view to or for offer or sale in connection with, any distribution in violation of the Securities Act of 1933, or (v) pursuant to another available exemption from the registration requirements of the Securities Act of 1933, subject to the Company's and the Trustee's right prior to any such offer, sale or transfer (A) pursuant to clauses (iii), (iv) or (v) to require the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them and
(B) in each of the foregoing cases, to require that an assignment form in the form appended to the form of Note is completed and delivered by the transferor to the Trustee;

          (2) the Note registrar shall register on its books and records the transfer of any Note other than as described in the preceding paragraph, upon the completion and delivery of an assignment form in the form appended to the form of Note by the transferor to the Trustee;

          (3) if the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Note registrar of written instructions given in accordance with the Depository's and the Note registrar's procedures, the Note registrar shall reflect on its books and records the date and (if the transfer involves a transfer of a beneficial interest in the Global
Note) a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred;

          (4) if the Notes to be transferred consist of Certificated Notes, the transferor shall present or surrender such Certificated Notes to the Note registrar for registration of transfer; and

          (5) subject to this Section 2.05, the Company shall execute and the Trustee shall authenticate and deliver one or more Certificated Notes of like tenor and amount to the Notes proposed to be transferred hereunder.

          (c) Transfers to Certain QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Certificated Note to a QIB electing to take an interest in the Global Note:

          (1) the Note registrar shall register on its books and records the transfer of any Certificated Note constituting a Restricted Security if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Note registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Note registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

          (2) the Note registrar shall register on its books and records the transfer of any Note other than as described in the preceding paragraph, upon the completion and delivery of an assignment form in the form appended to the form of Note by the transferor to the Trustee; and

          (3) upon receipt by the Note registrar of written instructions given in accordance with the Depository's and the Note registrar's procedures, the Note registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Certificated Notes to be transferred, and the Trustee shall cancel the Certificated Notes so transferred.

          (d) Transfers and Exchange of Global Securities. The transfer and exchange of the Global Note, the Regulation S Temporary Global Note or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth therein, if any) and the procedures of the Depository therefor which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act of 1933.

          (e) Transfers from the Regulation S Temporary Global Note. If, at any time, an owner of a beneficial interest in the Regulation S Temporary Global Note wishes to transfer its beneficial interest in such Regulation S Temporary Global Note to a Person who is permitted to take delivery thereof in the form of an interest in the Global Note or to a Person who is taking delivery of such beneficial interest in the form of Certificated Notes or, upon expiration of the 40-day distribution compliance period and upon certification of beneficial ownership of the Notes represented by the Regulation S Temporary Global Note by Non-U.S. Persons or U.S. Persons who purchased such Notes in transactions that did not require registration under the Securities Act of 1933, to exchange such beneficial interest for Certificated Notes, such owner shall, subject to the applicable procedures of the Depository, exchange or cause the exchange of such interest for an equivalent beneficial interest in the Global Note or for Certificated Notes as provided in this Section 2.05(e). Upon receipt by the Note registrar of (1) instructions from the Depository, directing the Note registrar to credit or cause to be credited a beneficial interest in the Global Note or to issue and authenticate Certificated Notes in an amount equal to the beneficial interest in the Regulation S Temporary Global Note to be transferred or exchanged, such instructions to contain information regarding the participant account with the Depository to be credited with such increase or the name and address of the transferee thereof, as applicable, and (2) a certificate in the form of Exhibit A-2 attached hereto given by the owner of such beneficial interest in the Regulation S Temporary Global Note stating (A) if the transfer is pursuant to Rule 144A, that the Person transferring such interest in the Regulation S Temporary Global Note reasonably believes that the Person acquiring such interest in the Global Note is a QIB and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and any applicable blue sky or securities laws of any state of the United States or (B) if the transfer is pursuant to any other exemption from the registration requirements of the Securities Act of 1933, that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Regulation S Temporary Global Note and pursuant to and in accordance with the requirements of the exemption claimed, such statement, in the case of clause (B), to be supported by an Opinion of Counsel from the transferee or the transferor in form reasonably acceptable to the Company and to the Trustee, then the Note registrar shall instruct the Depository to reduce or cause to be reduced the aggregate principal amount of such Regulation S Temporary Global Note and (x) shall instruct the Depository to increase or cause to be increased the aggregate principal amount of the Global Note and instruct the Depository to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note or (y) shall issue and authenticate Certificated Notes in an amount equal to the principal amount of the beneficial interest in the Regulation S Temporary Global Note to be exchanged or transferred, and the Note registrar shall instruct the Depository to debit or cause to be debited from the account of the Person making such transfer the beneficial interest in the Regulation S Temporary Global Note that is being exchanged or transferred.

          Until the Regulation S Temporary Global Note is exchanged for interests in the Global Notes or for Certificated Notes, the Holder thereof shall not be entitled to receive payments of interest thereon; until so exchanged in full, the Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.

          (f) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Note registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Note registrar shall deliver only Notes that bear the Private Placement Legend unless (i) such Notes have been sold pursuant to a registration statement which has been declared effective under the Securities Act of 1933 or (ii) there is delivered to the Note registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act of 1933.

          (g) General. By its acceptance of any Note bearing the Private Placement Legend, each holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture. The Note registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.09 of this Indenture or this Section 2.05. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time during the Note registrar's normal business hours upon the giving of reasonable prior written notice to the Note registrar.

          Section 2.06. Temporary Notes.
                        ---------------

          Pending the preparation of definitive Notes, the Company may execute and the Trustee shall authenticate and deliver temporary Notes (printed, lithographed or typewritten) of any authorized denomination and substantially in the form of the definitive Notes, but with or without a recital of specific redemption prices and with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Temporary Notes may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Note shall be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Notes. Without unnecessary delay the Company will execute and deliver to the Trustee definitive Notes and thereupon any or all temporary Notes may be surrendered in exchange therefor, at the office or agency to be maintained by the Company in accordance with the provisions of
Section 4.02, and the Trustee shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of definitive Notes. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture, and shall be subject to the same provisions hereof, as definitive Notes authenticated and delivered hereunder.

          Section 2.07. Mutilated, destroyed, lost or stolen Notes.
                        ------------------------------------------

          In case any temporary or definitive Note shall become mutilated or be destroyed, lost or stolen, the Company shall execute, and upon its request the Trustee shall authenticate and deliver, a new Note bearing a number, letter or other distinguishing symbol not contemporaneously outstanding in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen, or, instead of issuing a substituted Note, if any such Note shall have matured or shall be about to mature or shall have been selected for redemption or if the Company shall have received a Change of Control Purchase Notice or an Asset Sale Purchase Notice in respect of any such Note (unless such notice has been withdrawn in accordance with Section 3.06 or 4.14, respectively), the Company may pay the same without surrender thereof except in the case of a mutilated Note. In every case the applicant for a substituted Note or for such payment shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof. The Trustee may authenticate any such substituted Note and deliver the same, or the Trustee or any paying agent of the Company may make any such payment, upon the written request or authorization of any officer of the Company. Upon the issuance of any substituted Note, the Company may require the payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. Every substituted Note issued pursuant to the provisions of this
Section 2.07 shall constitute an additional contractual obligation of the Company whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder. All Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes, and shall preclude (to the extent lawful) any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

          Section 2.08. Cancellation of surrendered Notes.
                        ---------------------------------

          All Notes surrendered for the purpose of payment, redemption or purchase by the Company at the option of the holder, or exchange, substitution or registration of transfer, shall, if surrendered to the Company or any paying agent or Note registrar, be delivered to the Trustee and the same, together with Notes surrendered to the Trustee for cancellation, shall be cancelled by it, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall destroy cancelled Notes and shall deliver certificates of destruction thereof to the Company. If the Company shall purchase or otherwise acquire any of the Notes, however, such purchase or acquisition shall not operate as a payment, redemption or satisfaction of the indebtedness represented by such Notes unless and until the Company, at its option, shall deliver or surrender the same to the Trustee for cancellation.

          Section 2.09. Restrictive Legends.
                        -------------------

          Each Global Note and Certificated Note that constitutes a Restricted Security shall bear the following legend (the "Private Placement Legend") on the face thereof until the second anniversary of the Issue Date (or such shorter period permitted by Rule 144(k) under the Securities Act of 1933 (or any successor provision)), unless otherwise agreed by the Company and the holder thereof:

          THIS NOTE WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS NOTE OR ANY INTEREST OR PARTICIPATION HEREIN MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM OR NOT SUBJECT TO REGISTRATION. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
     SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A OR REGULATION S THEREUNDER. THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), PURCHASING FOR ITS OWN ACCOUNT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (2) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER (IF AVAILABLE) OR
     (4) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND, IN THE CASE OF ANY RESALE, PLEDGE OR TRANSFER PURSUANT TO (1), (2), (3) OR (4), BASED UPON AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY IF THE COMPANY SO REQUESTS), (5) TO THE COMPANY OR, (6) PURSUANT TO AN EFFECTIVE

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE OF THE TRANSFER RESTRICTIONS SET FORTH IN (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

The Global Note shall also bear the following legend on the face thereof:

          UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITORY"), TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF PORTIONS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.05 OF THE INDENTURE.

          Section 2.10. Book-Entry Provisions for Global Note and Regulation S
                        ------------------------------------------------------
Temporary Global Note.
---------------------

          (a) Each of the Global Note and the Regulation S Temporary Global Note initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Section 2.09 and Exhibit A-1, as applicable, of this Indenture.

          Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to the Global Note or the Regulation S Temporary Global Note, as applicable, held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note or the Regulation S Temporary Global Note, as applicable, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note and the Regulation S Temporary Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the

Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

          (b) Transfers of the Global Note or the Regulation S Temporary Global Note shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Note or Regulation S Temporary Global Note may be transferred or exchanged for Certificated Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.05 of this Indenture. In addition, Certificated Notes shall be transferred to all beneficial owners in exchange for their beneficial interests (1) in the Global Note, if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Note and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Note registrar has received a written request from the Depository to issue Certificated Notes and (2) in the Regulation S Temporary Global Note, upon (i) the expiration of the 40-day distribution compliance period and (ii) certification of beneficial ownership of the Notes represented by the Regulation S Temporary Global Note by Non-U.S. Persons or U.S. Persons who purchased such Notes in transactions that did not require registration under 7the Securities Act of 1933.

          (c) In connection with any transfer or exchange of a portion of the beneficial interest in the Global Note or Regulation S Temporary Global Note to beneficial owners pursuant to paragraph (b) above, the Note registrar shall (if one or more Certificated Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note or Regulation S Temporary Global Note, as applicable, in an amount equal to the principal amount of the beneficial interest in the Global Note or Regulation S Temporary Global Note, as applicable, to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Certificated Notes of like tenor and amount.

          (d) In connection with the transfer of the entire Global Note or Regulation S Temporary Global Note to beneficial owners pursuant to paragraph
(b) above, the Global Note or Regulation S Temporary Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Note or Regulation S Temporary Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations.

          (e) Any Certificated Note constituting a Restricted Security delivered in exchange for an interest in the Global Note or Regulation S Temporary Global Note, as applicable, pursuant to paragraph (b), (c) or (d) above shall, except as otherwise provided by paragraph (f) of Section 2.05 of this Indenture, bear the Private Placement Legend.

          (f) The holder of the Global Note or the Regulation S Temporary Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which such holder is entitled to take under this Indenture or the Notes.

                                  ARTICLE THREE

                        REDEMPTION AND PURCHASES OF NOTES

          Section 3.01. Optional Redemption.
                        -------------------

          The Company may not redeem the Notes before December 15, 2002. On or after December 15, 2002, the Notes will be redeemable on at least 15 and not more than 60 days' notice, at the option of the Company, in whole at any time or in part from time to time, at the following redemption prices (expressed as a percentage of principal amount), together with accrued and unpaid interest to the date fixed for redemption, if redeemed during the 12-month period beginning December 15, of the years indicated below:

                                          REDEMPTION
           YEAR                              PRICE
           2002.............................108.000%
           2003.............................105.333%
           2004.............................102.667%
           2005 and thereafter..............100.000%

          In the case of a partial redemption, the Trustee shall select the Notes or portions thereof for redemption in such manner as it deems appropriate and fair. The Notes may be redeemed in part in multiples of $1,000 only. The Notes will not have the benefit of any sinking fund.

          Section 3.02. Notice of redemption; selection of Notes.
                        ----------------------------------------

          In case the Company shall desire to exercise such right to redeem all or, as the case may be, any part of the Notes in accordance with the right reserved so to do, the Company, or, at the Company's request, the Trustee in the name and at the expense of the Company, shall fix a date for redemption and give notice of such redemption to holders of the Notes to be redeemed as provided in
Section 3.01 and this Section 3.02.

          Notice of redemption shall be given to the holders of Notes to be redeemed as a whole or in part by mailing by first-class mail a notice of such redemption as provided in Section 3.01 to their last addresses as they shall appear upon the registry books of the Company, but any failure to give such notice by mailing to the holder of any Note designated for redemption as a whole or in part, or any defect therein, shall not affect the validity of the proceedings for the redemption of any other Notes.

          Any notice which is mailed in the manner herein and in Section 3.01 provided shall be conclusively presumed to have been duly given, whether or not the holder receives the notice.

          Each such notice of redemption shall specify the total principal amount to be redeemed, the date fixed for redemption and the redemption price at which Notes are to be redeemed, and shall state that payment of the redemption price of the Notes to be redeemed will be made at the office or agency to be maintained by the Company in accordance with the provisions of Section 4.02, upon presentation and surrender of such Notes, that interest accrued to the date fixed for redemption will be paid as specified in said notice, and that on and after said date interest thereon will cease to accrue and that the only remaining right of the noteholder is to receive payment of the redemption price plus such accrued interest upon surrender. If less than all the Notes are to be redeemed, the notice of redemption to each holder also shall state the aggregate principal amount of Notes to be redeemed and shall identify the Notes of such holder to be redeemed. In case any Note is redeemed in part only, the notice which relates to such Note shall state the portion of the principal amount thereof to be redeemed (which shall be $1,000 or an integral multiple thereof), and shall state that on and after the date fixed for redemption, upon surrender of such Note, the holder will receive, without charge, a new Note or Notes of authorized denominations in the principal amount thereof remaining unredeemed. Each notice shall give the name and address of each paying agent.

          On or prior to the date fixed for redemption specified in the notice of redemption given as provided in this Section 3.02, the Company will deposit with the Trustee or with one or more paying agents (or, if the Company is acting as its own paying agent, set aside, segregate and hold in trust as provided in
Section 4.04(c)) an amount of money sufficient to redeem on the date fixed for redemption all the Notes or portions of Notes so called for redemption (other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation) at the applicable redemption price, together with accrued interest to the date fixed for redemption.

          If less than all the Notes then outstanding are to be redeemed, the Company shall give the Trustee, at least 20 days (or such shorter period acceptable to the Trustee) in advance of the last date upon which notice of redemption may be given, notice of such date and of the aggregate principal amount of Notes to be redeemed, and thereupon the Trustee shall select in such manner as it shall deem appropriate and fair, in its sole discretion, the Notes or portions thereof to be redeemed and shall thereafter promptly notify the Company of the Notes or portions thereof to be redeemed within a sufficient period of time in order that the notice provisions in Sections 3.01 and 3.02 may be satisfied.

          Section 3.03. When Notes called for redemption become due and payable.
                        -------------------------------------------------------

          If the giving of notice of redemption shall have been completed as provided in Sections 3.01 and 3.02, the Notes or portions of Notes specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after such date fixed for redemption (unless the Company shall default in the payment of such Notes at the applicable redemption price, together with interest accrued to the date fixed for redemption) interest on the Notes or portions of Notes so called for redemption shall cease to accrue whether or not such Notes are presented for payment and such Notes or portions thereof shall be deemed not to be outstanding hereunder and shall not be entitled to any right or benefit hereunder except to receive payment of the applicable redemption price plus accrued interest to the redemption date. On presentation and surrender of such Notes for redemption at said place of payment in said notice specified on or after the date fixed for redemption, the said Notes shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued to the date fixed for redemption. If the date fixed for redemption is an interest payment date, such payment shall not include accrued interest, which interest shall be paid in the usual manner otherwise provided for herein. Upon presentation of any Note which is redeemed in part only, the Company shall execute and register, and the Trustee shall authenticate and deliver to the holder thereof at the expense of the Company, a new Note or Notes in principal amount equal to the unredeemed portion of the Note so presented.

          Section 3.04. Cancellation of redeemed Notes.
                        ------------------------------

          All Notes surrendered to the Trustee, upon redemption pursuant to the provisions of this Article Three, shall be forthwith cancelled by it.

          Section 3.05. Purchase of Notes at option of the holder upon Change of
                        --------------------------------------------------------
Control.
-------

          (a) If on or prior to maturity, there shall have occurred a Change of Control, the Company shall offer to purchase each Note at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to the Change of Control Purchase Date (the "Change of Control Purchase Price"), on the date that is 30 Business Days after the occurrence of the Change of Control (the "Change of Control Purchase Date"), subject to the satisfaction by or on behalf of the holder of the requirements set forth in Section 3.05(c). Following a Change of Control, the Company shall not be obligated to purchase any Notes pursuant to this Section 3.05(a) or give any notice under Section 3.05(b) with respect to any subsequent Change of Control. The Company's obligation to purchase Notes as provided hereunder shall for all purposes hereof be satisfied by, and shall cease upon, the deposit of funds with the Trustee as provided for in Section 3.07.

          A "Change of Control" means the occurrence of any of the following (whether or not otherwise in compliance with the provisions of this Indenture):
(i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Company and/or one or more Wholly-Owned Subsidiaries, (ii) the adoption of a plan relating to the complete liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) as a result of which Brett E. Wilcox is no longer the sole beneficial owner (as to both voting and dispositive power) of at least a majority of the Voting Stock of the Company, provided that such event shall not constitute a "Change of Control" if Brett E. Wilcox (x) is the sole beneficial owner (as to both voting and dispositive power) of at least 35% of the Voting Stock of the Company, and (y) is the Chief Executive Officer of the Company and (z) has the sole right (not subject to revocation, termination or expiration prior to the scheduled maturity of the Notes) to elect a majority of the Board of Directors of the Company; provided, further, that the immediately preceding proviso shall not be available if any other "person" (as defined above) is the beneficial owner (as to either voting or dispositive power) of 35% or more of the Voting Stock of the Company or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors. For purposes of this provision, "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of this Indenture or (ii) was nominated for election or elected or appointed to such Board of Directors by the Board of Directors of the Company at a time when a majority of the Board (excluding any member whose service terminated as result of death) consisted of Continuing Directors.

          "Voting Stock" means, with respect to any Person, the Capital Stock of such Person having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

          (b) Within ten Business Days after the occurrence of a Change of Control, the Company shall mail a written notice of Change of Control by first-class mail to the Trustee and to each holder (and to beneficial owners as required by applicable law, including without limitation Rule 13e-4 of the Exchange Act, if applicable) and shall cause a copy of such notice to be published in a daily newspaper of national circulation. The notice shall include a form of Change of Control Purchase Notice (as described below) to be completed by the holder and shall state:

          (1) the events causing a Change of Control and the date of such Change of Control;

          (2) the date by which the Change of Control Purchase Notice pursuant to this Section 3.05 must be given;

          (3) the Change of Control Purchase Date;

          (4) the Change of Control Purchase Price;

          (5) the name and address of the Trustee and the office or agency referred to in Section 4.02;

          (6) that the Notes must be surrendered to the Trustee or the office or agency referred to in Section 4.02 to collect payment;

          (7) that the Change of Control Purchase Price for any Note as to which a Change of Control Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Change of Control Purchase Date and the time of surrender of such Note as described in clause (6);

          (8) the procedures the holder must follow to exercise rights under this Section 3.05 and a brief description of those rights; and

          (9) the procedures for withdrawing a Change of Control Purchase Notice. (c) To accept the offer to purchase Notes described in Section 3.05(a), a holder must deliver a written notice of purchase (a "Change of Control Purchase Notice") to the Trustee or to the office or agency referred to in
Section 4.02 at any time prior to the close of business on the Business Day immediately preceding the Change of Control Purchase Date, stating:

          (1) the name of the holder;

          (2) the certificate number or numbers of the Note or Notes in respect of which the Change of Control Purchase Notice is being submitted, the original principal amount of such Note or Notes, and the portion of the principal amount of such Note or Notes which the holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

          (3) that the offer to purchase is being accepted.

          The delivery of the Note, by hand or by registered mail prior to, on or after the Change of Control Purchase Date (together with all necessary endorsements), to the Trustee or to the office or agency referred to in Section
4.02 shall be a condition to the receipt by the holder of the Change of Control Purchase Price therefor; provided, however, that such Change of Control Purchase Price shall be so paid pursuant to this Section 3.05 only if the Note so delivered to the Trustee or such office or agency shall conform in all respects to the description thereof set forth in the related Change of Control Purchase Notice; and provided, further, that the Company shall have no obligation to purchase any Notes with respect to which the Change of Control Purchase Notice has not been received by the Company prior to the close of business on the Business Day immediately preceding the Change of Control Purchase Date.

          In the event that the offer to purchase described in Section 3.05(a) shall be accepted in accordance with the terms hereof, the Company shall purchase from the holder thereof, pursuant to this Section 3.05, a portion of a
Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note. Upon presentation of any Note that is purchased in part only, the Company shall execute and register, and the Trustee shall authenticate and deliver to the holder thereof at the expense of the Company, a new Note or Notes in principal amount equal to the unpurchased portion of the Note so presented.

          Any purchase by the Company contemplated pursuant to the provisions of this Section 3.05 shall be consummated by the delivery by the Trustee or other paying agent of the consideration to be received by the holder promptly following the later of the Change of Control Purchase Date and the time of delivery of the Note.

          Notwithstanding anything herein to the contrary, any holder delivering to the Trustee or to the office or agency referred to in Section 4.02 the Change of Control Purchase Notice contemplated by this Section 3.05(c) shall have the right to withdraw such Change of Control Purchase Notice by delivery of a written notice of withdrawal to the Trustee or to such office or agency in accordance with Section 3.06 at any time prior to the close of business on the Business Day next preceding the Change of Control Purchase Date.

          Section 3.06. Effect of Change of Control Purchase Notice.
                        -------------------------------------------

          Upon receipt by the Company of the Change of Control Purchase Notice specified in Section 3.05(c), the holder of the Note in respect of which such Change of Control Purchase Notice was given shall (unless such Change of Control Purchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive solely the Change of Control Purchase Price with respect to such Note. Such Change of Control Purchase Price shall be due and payable as of the Change of Control Purchase Date and shall be paid to such holder promptly following the later of (x) the Change of Control Purchase Date (provided the conditions in Section 3.05(c), as applicable, have been satisfied) and (y) the date of delivery of such Note to the Trustee or to the office or agency referred to in Section 4.02 by the holder thereof in the manner required by Section 3.05(c).

          A Change of Control Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Trustee or to the office or agency referred to in Section 4.02 at any time on or prior to the close of business on the Business Day next preceding the Change of Control Purchase Date, specifying:

          (1) the certificate number or numbers of the Note or Notes in respect of which such notice of withdrawal is being submitted;

          (2) the portion of the principal amount of such Note or Notes with respect to which such notice of withdrawal is being submitted; and

          (3) the portion, if any, of the principal amount of such Note or Notes that remains subject to the original Change of Control Purchase Notice, and which has been or will be delivered for purchase by the Company.

There shall be no purchase of any Notes pursuant to Section 3.05 if there has occurred (prior to, on or after, as the case may be, the giving, by the holders of such Notes, of the required Change of Control Purchase Notice) and is continuing an Event of Default (other than a default in the payment of the Change of Control Purchase Price with respect to such Notes).

          Section 3.07. Deposit of Change of Control Purchase Price.
                        -------------------------------------------

          On or prior to the Change of Control Purchase Date, the Company shall deposit with the Trustee or other paying agent (or, if the Company is acting as paying agent, shall segregate and hold in trust as provided in Section 4.04(c)) an amount of cash in immediately available funds sufficient to pay the aggregate Change of Control Purchase Price of all the Notes or portions thereof which are to be purchased on the Change of Control Purchase Date. Upon such deposit, the Company shall be deemed to have satisfied its obligations to purchase Notes pursuant to Section 3.05. If cash sufficient to pay the Change of Control Purchase Price of all Notes or portions thereof to be purchased on the Change of Control Purchase Date is deposited with the Trustee or other paying agent as of the Change of Control Purchase Date, interest shall cease to accrue (whether or not any such Note is delivered to the Trustee or any other office or agency maintained for such purpose) on such Notes (or portions thereof) on and after the Change of Control Purchase Date, and the holders thereof shall have no other rights as such (other than the right to receive the Change of Control Purchase Price, upon surrender of such Notes).

          Section 3.08. Covenant to comply with securities laws upon purchase of
                        --------------------------------------------------------
Notes.
-----

          In connection with any offer to purchase or any purchase of securities under Section 3.05 hereof, the Company shall (i) comply with Rule 14e-1 promulgated under the Exchange Act (or any successor provision thereof), if applicable, and (ii) otherwise comply with all federal and state securities laws regulating the purchase of the Notes so as to permit the rights and obligations under Sections 3.05 and 3.06 to be exercised in the time and in the manner specified in Sections 3.05 and 3.06.

          Section 3.09. Repayment to the Company.
                        ------------------------

          The Trustee shall return to the Company any cash, together with interest or dividends, if any, thereon (subject to the provisions of Section 7.05), held by it for the payment of the Change of Control Purchase Price of the Notes that remain unclaimed as provided in Section 12.07 hereof; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.07 exceeds the aggregate Change of Control Purchase Price of the Notes or portions thereof to be purchased on the Change of Control Purchase Date, then promptly after the Change of Control Purchase Date, the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon (subject to the provisions of Section 7.05) no later than two Business Days following the expiration of the period commencing on the Change of Control Purchase Date and ending on the 91st day after such date, provided that the Trustee shall in no event be required to release or deliver such excess cash if an Event of Default under Section 6.01(h) or 6.01(i) (or an event that, after notice or lapse of time, or both, would become an Event of Default) shall have occurred during such period and be continuing.

                                  ARTICLE FOUR
                       PARTICULAR COVENANTS OF THE COMPANY

          The Company covenants as follows:

          Section 4.01. Payments on the Notes.
                        ---------------------

          The Company will duly and punctually pay or cause to be paid the principal of, and premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price and interest on, each of the Notes at the time and place such amounts may become due and payable and in the manner provided in the Notes and this Indenture. In addition, if the Company has appointed a paying agent other than the Trustee, the Company shall send written notification to the Trustee describing the payment made and certifying that it was duly and punctually made.

          Until the Regulation S Temporary Global Note is exchanged for interests in the Global Notes or for Certificated Notes, the Holder thereof shall not be entitled to receive payments of interest thereon; until so exchanged in full, the Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.

          Section 4.02. Maintenance of office or agency for registration of
                        ---------------------------------------------------
transfer, exchange and payment of Notes.
---------------------------------------

          So long as any of the Notes shall remain outstanding, the Company will maintain an office or agency in the Borough of Manhattan, City of New York, State of New York, where the Notes may be surrendered for exchange or registration of transfer as in this Indenture provided, and where notices and demands to or upon the Company in respect to the Notes or of this Indenture may be served, and where the Notes may be presented or surrendered for payment, redemption or purchase. The Company may also from time to time designate one or more other offices or agencies for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, City of New York, State of New York for such purposes. The Company will give to the Trustee notice of the location of any such office or agency and of any change of location thereof. In case the Company shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, such surrenders, presentations and demands may be made and notices may be served at the principal office of the Trustee in San Francisco, California, and the Company hereby appoints the Trustee its agent to receive at the aforesaid office all such surrenders, presentations, notices and demands.

          Section 4.03. Appointment to fill a vacancy in the office of Trustee.
                        ------------------------------------------------------

          The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.10, a Trustee, so that there shall at all times be a Trustee hereunder.

          Section 4.04. Provision as to paying agent.
                        ----------------------------

          (a) If the Company shall appoint a paying agent other than the Trustee, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04,

          (1) that it will hold all sums held by it as such agent for the payment of the principal of, or premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price or interest on, the Notes (whether such sums have been paid to it by the Company or by any other obligor on the Notes) in trust for the benefit of the holders of the Notes, and will notify the Trustee of the receipt of sums to be so held,

          (2) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Notes) to make any payment of the principal of, or premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price or interest on, the Notes when the same shall be due and payable, and

          (3) that it will at any time during the continuance of any Event of Default specified in subsection (a) or (b) of Section 6.01, upon the written request of the Trustee, deliver to the Trustee all sums so held in trust by it.

          (b) If the Company shall not act as its own paying agent, it will, prior to each due date of the principal of, or premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price or interest on, any Notes, deposit with such paying agent a sum sufficient to pay the principal, premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price or interest so becoming due, such sum to be held in trust for the benefit of the holders of Notes entitled to such principal, premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price or interest, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of its failure so to act.

          (c) If the Company shall act as its own paying agent, it will, on or before each due date of the principal of, or premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price or interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Persons entitled thereto, a sum sufficient to pay such principal, premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price or interest so becoming due and will notify the Trustee of any failure to take such action.

          (d) Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of effecting Legal Defeasance or Covenant Defeasance, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by it, or by any paying agent hereunder, as required by this Section 4.04, such sums to be held by the Trustee upon the trusts herein contained.

          (e) Anything in this Section 4.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.04 is subject to the provisions of Sections 12.06 and 12.07.

          Section 4.05. Maintenance of corporate existence.
                        ----------------------------------

          Except pursuant to a merger or consolidation in accordance with Article Eleven or Section 15.03, so long as any of the Notes shall remain outstanding, the Company will at all times (except as otherwise provided or permitted in this Section 4.05 or elsewhere in this Indenture) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each Subsidiary of the Company; provided, however, that any Wholly-Owned Subsidiary may liquidate or dissolve under the laws of its jurisdiction of formation.

          Section 4.06. Officers' Certificate as to default and statement as to
                        -------------------------------------------------------
compliance.
----------

          The Company will, so long as any of the Notes are outstanding:

          (a) deliver to the Trustee, promptly upon becoming aware of any Event of Default or any event that after the passage of time or notice, or both, would become an Event of Default, an Officers' Certificate specifying such event or Event of Default; and

          (b) deliver to the Trustee within 90 days after the end of each fiscal year of the Company, beginning with the fiscal year ending December 31, 1998, a statement as to compliance signed on behalf of the Company by the Chairman of the Board or the President or any Vice President and by the Chief Financial Officer, Treasurer or Controller of the Company stating as to each signer thereof that:

          (1) a review of the activities of the Company during such year and of performance under this Indenture has been made under his supervision, and

          (2) to the best of his knowledge, based on such review, there is no Event of Default or event that with notice or the passage of time, or both, would become an Event of Default that has occurred and is continuing, or, if there is such an event or Event of Default, specifying each such event or Event of Default known to him and the nature and status thereof.

          Section 4.07. Usury laws.
                        ----------

          The Company, to the extent it may lawfully do so, will not voluntarily claim, and will actively resist any attempts to claim, the benefit of any usury laws against any holders of the Notes.

          Section 4.08. Restrictions on transactions with Affiliates and
                        ------------------------------------------------
Unrestricted Subsidiaries.
-------------------------

          (a) The Company shall not, and shall not permit any of its Subsidiaries to, enter into any transaction or series of related transactions with any Affiliate or Unrestricted Subsidiary of the Company, unless:

               (i) the terms thereof are no less favorable to the Company or such Subsidiary, as the case may be, than those that could reasonably be expected to be obtained in a comparable transaction with an unrelated Person,

               (ii) if the amount of such transaction or the aggregate amount of such series of related transactions is greater than $1,000,000, such transaction or series of related transactions shall have been approved as meeting such standard, in good faith, by a majority of the disinterested members of the Board of Directors of the Company evidenced by a Board Resolution, and

               (iii) if the amount of such transaction or the aggregate amount of such series of related transactions is greater than $5,000,000, the Company or such Subsidiary, as the case may be, shall have received an opinion that such transaction or series of related transactions is fair to the Company or such Subsidiary, as the case may be, from a financial point of view, from an independent investment banking, appraisal or accounting firm of national standing selected by the Company (which, in the good faith judgment of the Board of Directors of the Company, is qualified to perform such task).

          (b) The provisions contained in Section 4.08(a) shall not apply to:

               (i) the making of any Restricted Payments, Restricted Investments and Unrestricted Subsidiary Investments otherwise permitted by Section 4.09,

               (ii) compensation (in the form of reasonable director's fees and reimbursement or advancement of reasonable out-of-pocket expenses) paid to any director of the Company or its Subsidiaries for services rendered in such Person's capacity as a director and indemnification and directors' and officers' liability insurance provided in connection therewith, and

               (iii) compensation, indemnification and other benefits paid or provided to officers and employees of the Company or its Subsidiaries for services rendered consistent with the Company's practices on the date of this Indenture or comparable to those generally paid or provided by entities engaged in the same or similar businesses (including reimbursement or advancement of reasonable out-of-pocket expenses and the provision of directors' and officers' liability insurance).

          Section 4.09. Limitations on Restricted Payments, Restricted
                        ----------------------------------------------
Investments and Unrestricted Subsidiary Investments.
---------------------------------------------------

          (a) The Company shall not, directly or indirectly, (i) declare or pay any dividend or make any distribution in respect of, or permit any of its Subsidiaries to declare or pay any dividend or make any distribution in respect of, its Capital Stock (other than dividends payable in Capital Stock of the Company other than Disqualified Stock), provided that any Subsidiary of the Company may pay dividends or make distributions to the Company or any other Wholly-Owned Subsidiary, (ii) make or permit any of its Subsidiaries to make any payment on account of the purchase, redemption or other acquisition or retirement of any Capital Stock of the Company or any of its Subsidiaries, provided that any Subsidiary of the Company may purchase Capital Stock of such Subsidiary from the Company or any other Wholly-Owned Subsidiary (which purchase shall not be a Restricted Payment or a Restricted Investment), (iii) make or permit any of its Subsidiaries to make any principal payment (whether regularly scheduled or otherwise) on, or any prepayment, purchase, redemption or other acquisition or retirement for value of, any Indebtedness of the Company or any of its Subsidiaries that is subordinated (pursuant to its terms) in right and priority of payment to the Notes or any Guarantee, provided that any Subsidiary of the Company may pay, prepay, purchase, redeem or otherwise acquire or retire any such Indebtedness of such Subsidiary payable to the Company or any other Wholly-Owned Subsidiary (each of the foregoing in clauses (i), (ii) and (iii), a "Restricted Payment"), (iv) make or permit any of its Subsidiaries to make any Restricted Investment, or (v) make or permit any of its Subsidiaries to make any Unrestricted Subsidiary Investment, unless at the time of, and immediately after giving effect to, each such Restricted Payment, Restricted Investment or Unrestricted Subsidiary Investment:

          (A) no Event of Default (or event that, after notice or lapse of time, or both, would become an Event of Default) shall have occurred and be continuing; and

          (B) the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.0 to 1, in the case of any Restricted Payment, Restricted Investment or Unrestricted Subsidiary Investment made prior to December 15, 2001, and 2.25 to 1, in the case of any Restricted Payment, Restricted Investment or Unrestricted Subsidiary Investment made on or after December 15, 2001; and

          (C) the sum of:

                    (x) the aggregate amount expended for all Restricted
               Payments after the date of this Indenture,

                    (y) the aggregate amount expended for all Restricted
               Investments after the date of this Indenture (less (1) to the extent any Restricted Investment made after the date of this Indenture is sold for or otherwise liquidated or repaid in cash, the lesser of the cash return of capital with respect to such Restricted Investment (less the cost of disposal, if any) and the initial amount of such Restricted Investment, and (2) the amount of any guarantee or similar contingent obligation that constitutes a Restricted Investment made after the date of this Indenture, to the extent it has been released), and

                    (z) the aggregate amount of Unrestricted Subsidiary
               Investments Outstanding (in each case, the amount expended for such Restricted Payments, Restricted Investments and Unrestricted Subsidiary Investments, if paid in property other than in cash or a sum certain guaranteed, to be the Fair Market Value of such property), would not exceed the sum of:

                         (I) 50% of the Consolidated Net Income of the Company
                    (or, if the aggregate Consolidated Net Income of the Company for any such period shall be a deficit, minus 100% of such deficit) accrued on a cumulative basis for the period (taken as one accounting period) from January 1, 1999 to the end of the Company's most recently ended fiscal quarter for which financial statements are available at the time such Restricted Payment, Restricted Investment or Unrestricted Subsidiary Investment is being made, and

                         (II) the aggregate net proceeds, including the Fair
                    Market Value of property other than cash, received by the Company as capital contributions to the Company (other than from a Subsidiary or an Unrestricted Subsidiary of the Company) after the date of this Indenture, or from the issue or sale (other than to a Subsidiary or an Unrestricted Subsidiary of the Company), after the date of the Indenture, of Capital Stock of the Company other than Disqualified Stock (excluding any net proceeds of a Qualified Equity Offering to the extent used to redeem any part of the Notes), or from the issue or sale (other than to a Subsidiary or an Unrestricted Subsidiary of the Company), after the date of the Indenture, of any debt or other security of the Company convertible or exercisable into such Capital Stock that has been so converted or exercised, and

                         (III) 50% of any dividends or other distributions
                    consisting of cash received by the Company or a Wholly-Owned Subsidiary after the date of this Indenture from any Unrestricted Subsidiary to the extent that such dividends or other distributions are not required to reduce the amount of the Unrestricted Subsidiary Investments Outstanding to zero.

               (b) The foregoing provisions of this Section 4.09 shall not be violated by reason of:

                    (i) the payment of any dividend or distribution or the redemption of any securities within 60 days after the date of declaration of such dividend or distribution or the giving of the formal notice by the Company of such redemption, if at said date of declaration of such dividend or distribution or the giving of the formal notice of such redemption, such dividend, distribution or redemption would have complied with Section 4.09(a);

                    (ii) the retirement of any shares of the Company's Capital Stock by exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary or an Unrestricted Subsidiary of the Company) of other shares of its Capital Stock other than Disqualified Stock or out of the proceeds of a substantially concurrent capital contribution to the Company (other than by a Subsidiary or an Unrestricted Subsidiary of the Company); provided, however, that, to the extent the proceeds are so used, such sale of Capital Stock or capital contribution shall be excluded in determining the aggregate net proceeds received by the Company referred to under clause (II) of Section 4.09(a);

                    (iii) the payments provided for by clauses (ii) and (iii) of
     Section 4.08(b); (iv) principal payments (whether regularly scheduled or otherwise) on, or any prepayment, purchase, redemption or other acquisition or retirement for value of, Indebtedness of the Company or any of its Subsidiaries that is subordinated (pursuant to its terms) in right and priority of payment to the Notes or any Guarantee with the proceeds from the substantially concurrent Incurrence of any Refinancing Indebtedness in respect thereof permitted by clause (vi) of Section 4.10(b) (other than Refinancing Indebtedness payable to the Company or any of its Subsidiaries or Unrestricted Subsidiaries); provided, however, that, to the extent the proceeds are so used, such proceeds, upon any conversion of such Refinancing Indebtedness into Capital Stock, shall not be included in determining the aggregate net proceeds received by the Company referred to under clause (II) of Section 4.09(a);

                    (v) principal payments (whether regularly scheduled or otherwise) on, or any prepayment, purchase, redemption or other acquisition or retirement for value of, any Indebtedness of the Company or any of its Subsidiaries that is subordinated (pursuant to its terms) in right and priority of payment to the Notes or any Guarantee by exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary or an Unrestricted Subsidiary of the Company) of Capital Stock of the Company other than Disqualified Stock or out of the proceeds of a substantially concurrent capital contribution to the Company (other than by a Subsidiary or an Unrestricted Subsidiary of the Company); provided, however, that, to the extent the proceeds are so used, such sale of Capital Stock or capital contribution shall be excluded in determining the aggregate net proceeds received by the Company referred to under clause
     (II) of Section 4.09(a);

                    (vi) (y) from time to time during or following the end of any fiscal quarter during which the Company is an S Corporation, cash distributions by the Company to its shareholders in an amount equal to the maximum amount sufficient to cover payment of the expected federal and state income taxes attributable to the direct or indirect ownership of the Company's common stock, based on the highest federal and state income tax rates that could be applicable to any holder of such common stock, as determined through the end of the fiscal quarter in question plus any penalties or interest thereon, and (z) if, subsequent to any year in which the Company or any Subsidiary of the Company was an S Corporation any taxing authority or court of competent jurisdiction shall finally determine (including by way of settlement or stipulation) that additional federal or state income taxes or any penalties or interest thereon are payable by the holders of the Company's or such Subsidiary's common stock in respect of income of the Company or such Subsidiary during such year, cash distributions to such holders in an additional amount sufficient to pay such additional federal or state income taxes plus any penalties or interest thereon; provided, however, that, in the case of either clause (a) or (b), in no event shall amounts so distributed after the date of the Indenture in respect of any year exceed the actual amount of federal and state income taxes (including any penalties or interest thereon), or additional income taxes (including any penalties or interest thereon), as the case may be, for such year on the income attributable to the ownership of the Company's or such Subsidiary's common stock; provided, further, that for purposes of clause (a)(C)(z)(I) above, Consolidated Net Income of the Company shall be reduced by an amount equal to any cash distributions made in respect of any penalties or interest in connection with any federal and state income taxes in accordance with clause (vi)(a) or (b) hereof;

                    (vii) the repurchase by GHC of shares of its preferred stock outstanding on the date of this Indenture; provided, however, that the aggregate amount paid to repurchase such preferred stock does not exceed $30,500,000, plus any accrued and unpaid dividends thereon; and provided, further, that, immediately after giving effect to such repurchase (x) no Event of Default (or event that, with notice or lapse of time, or both, would constitute an Event of Default) shall exist and (y) the Company could Incur $1.00 of Indebtedness pursuant to Section 4.10(a) hereof; and

                    (viii) the making by the Company or any Subsidiary of the Company of Restricted Payments in addition to those permitted by any other clause of this Section 4.09(b) or by Section 4.09(a) in an aggregate amount not exceeding $1,000,000.

No payments and other transfers made under clauses (ii) through (vii) (except as provided in clause (vi)) of this Section 4.09(b) shall reduce the amount available for Restricted Payments, Restricted Investments and Unrestricted Subsidiary Investments under Section 4.09(a). Payments made under clause (i) or
(viii) and as specified in clause (vi) of this Section 4.09(b) shall reduce the amount available for Restricted Payments, Restricted Investments and Unrestricted Subsidiary Investments under Section 4.09(a).

          The Board of Directors of the Company may designate a Subsidiary of the Company to be an Unrestricted Subsidiary, provided that certain conditions specified in the definition of "Unrestricted Subsidiary" are met. For purposes of making such determination, all outstanding Unrestricted Subsidiary Investments by the Company and its Subsidiaries in the Unrestricted Subsidiary so designated will be deemed to be Unrestricted Subsidiary Investments Outstanding at the time of such designation and will reduce the amount available for Restricted Payments, Restricted Investments and Unrestricted Subsidiary Investments under Section 4.09(a). All such Unrestricted Subsidiary Investments will be deemed to have been made at the time of such designation and to be in an amount equal to the greater of (A) the net book value of such Unrestricted Subsidiary Investments at the time of such designation and (B) the Fair Market Value of such Unrestricted Subsidiary Investments at the time of such designation. Such designation will only be permitted if such Unrestricted Subsidiary Investments would be permitted at such time and if such Subsidiary otherwise meets the conditions specified in the definition of an Unrestricted Subsidiary.

          Section 4.10. Limitation on Indebtedness.
                        --------------------------

          (a) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or become liable with respect to, or extend the maturity of or become liable for the payment of, contingently or otherwise (collectively, "Incur"), any Indebtedness, except that, without duplication, the Company may Incur Indebtedness (and the Subsidiaries of the Company may guarantee such Indebtedness) if, after giving effect thereto and the receipt and application of the proceeds therefrom, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.0 to 1, in the case of Indebtedness Incurred prior to December 15, 2001, and 2.25 to 1, in the case of Indebtedness Incurred on or after December 15, 2001.

          (b) Notwithstanding Section 4.10(a), the following shall be permitted:

               (i) Indebtedness Incurred by the Company and its Subsidiaries in respect of the Notes;

               (ii) Indebtedness Incurred by any of the Subsidiaries of the Company under the Credit Agreement in an aggregate original principal amount (with letters of credit and bankers' acceptances being deemed to have a principal amount equal to the maximum reimbursement obligations with respect thereto) at any one time outstanding not to exceed the greater of (1) $90,000,000 or
     (2) the then amount of the Borrowing Base;

               (iii) Indebtedness Incurred by the Company under the Hydro Agreement in an aggregate original principal amount not to exceed $30,000,000, and guarantees by the Subsidiaries of the Company of such Indebtedness;

               (iv) Indebtedness Incurred by any of the Subsidiaries of the Company payable to the Company or any Wholly-Owned Subsidiary;

               (v) Indebtedness Incurred by a Person prior to the date upon which it becomes a Subsidiary of the Company (excluding Indebtedness Incurred by such Person in connection with, or in contemplation of, it becoming a Subsidiary of the Company), provided that the holders of such Indebtedness do not have at any time, in respect thereof, direct or indirect recourse to any property or assets of the Company and its Subsidiaries other than the property and assets of such acquired Person and its Subsidiaries;

               (vi) Indebtedness ("Refinancing Indebtedness") Incurred by the Company or any of its Subsidiaries that serves to Refinance, in whole or in part, any Indebtedness permitted by this Section 4.10(b) (other than by clause (iv) or (viii) hereof) or by Section 4.10(a) (the "Refinanced Indebtedness"), or any one or more successive Refinancings of any thereof; provided, however, that:

               (A) such Refinancing Indebtedness is in an aggregate amount not to exceed the aggregate amount of such Refinanced Indebtedness (including accrued interest thereon and, in the case of Refinanced Indebtedness Incurred under the Credit Agreement, undrawn amounts under revolving credit arrangements thereunder otherwise permitted to be Incurred pursuant to clause (ii)(B) of this Section 4.10(b)), the amount of any premium required to be paid in connection with such Refinancing pursuant to the terms of such Refinanced Indebtedness or the amount of any reasonable and customary premium determined by the Company to be necessary to accomplish such Refinancing by means of a redemption, tender offer, privately negotiated transaction, defeasance or other similar transaction, and an amount equal to the reasonable fees and expenses in connection with the Incurrence of such Refinancing Indebtedness;

               (B) neither the Company nor any of its Subsidiaries is an obligor of such Refinancing Indebtedness, except to the extent that such Person (1) was an obligor of such Refinanced Indebtedness or (2) is otherwise permitted, at the time such Refinancing Indebtedness is Incurred, to be an obligor of such Refinancing Indebtedness; and

               (C) in the case of any Refinanced Indebtedness that is subordinated (pursuant to its terms) in right and priority of payment to the Notes or any Guarantee, such Refinancing Indebtedness (1) has a final maturity and weighted average maturity at least as long as such Refinanced Indebtedness and (2) is subordinated (pursuant to its terms) in right and priority of payment to the Notes or such Guarantee, as the case may be, at least to the same extent as such Refinanced Indebtedness;

               (vii) Indebtedness Incurred by the Company or NAC or NAS to fund capital improvements projects at NAC or NAS in an aggregate original principal amount not to exceed $15,000,000, and guarantees by the Subsidiaries of the Company of such Indebtedness, provided that such Indebtedness and such guarantees are subordinated in right and priority of payment to the Notes and the Guarantees on terms no less favorable to the Holders of the Notes than those applicable to the Indebtedness under the Hydro Agreement and the guarantees thereof as in effect on the date of this Indenture, and further provided that such Indebtedness has a final maturity date no earlier than one year following the stated maturity of the Notes and provides for payments of principal and interest on terms no less favorable to the holders of the Notes than those contained in the Hydro Agreement;

               (viii) Indebtedness Incurred by the Company or any of its Subsidiaries pursuant to Aluminum Hedging Obligations entered into in the ordinary course of business and not for speculative purposes in reasonable relation to the Company's or such Subsidiary's business; and

               (ix) other Indebtedness Incurred by the Company in an aggregate principal amount which does not exceed $5,000,000 at any time outstanding, and guarantees by Subsidiaries of the Company of such Indebtedness.

          The Board of Directors of the Company may designate an Unrestricted Subsidiary to be a Subsidiary of the Company, provided that certain conditions specified in the definition of "Unrestricted Subsidiary" are met. Any such redesignation shall be deemed to be an Incurrence by the Company or its Subsidiaries of the Indebtedness (if any) of such redesignated Subsidiary, to the extent that such Indebtedness does not already constitute Indebtedness of the Company or one of its Subsidiaries for purposes of this covenant as of the date of such redesignation. Any Indebtedness of any other Person existing at the time such Person becomes a Subsidiary of the Company or secured by a Lien encumbering any assets acquired by the Company or any Subsidiary of the Company shall be deemed, for purposes of this Section 4.10 (other than clause (v) of Section 4.10(b)), to be Incurred at the time such Person becomes a Subsidiary or at the time such assets are acquired, as the case may be.

          (c) The Company shall not, and shall not permit any of its Subsidiaries to, Incur any Indebtedness that is subordinated (pursuant to its terms) in right and priority of payment to any other Indebtedness of the Company or its Subsidiaries unless such Indebtedness is also subordinated (pursuant to its terms) in right and priority of payment to the Notes and the Guarantees on substantially identical terms; provided, however, that no Indebtedness of the Company or any Subsidiary of the Company shall be deemed to be subordinated in right and priority of payment to any other Indebtedness of the Company or such Subsidiary solely by virtue of being unsecured or unguaranteed.

          (d) For the purpose of determining compliance with this Section 4.10, in the event that any Indebtedness is permitted to be Incurred pursuant to more than one clause of Section 4.10(b), the Incurrence of such Indebtedness shall not limit the amount of Indebtedness otherwise permitted to be Incurred, and shall not be required to be included under more than one such clause.

          Section 4.11. Limitation on Liens.
                        -------------------

          (a) The Company shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its assets (including without limitation the Pledged Shares) to secure, directly or indirectly, any Indebtedness or obligations other than the Notes, unless the Notes are equally and ratably secured on a senior basis for so long as such secured Indebtedness or obligations are so secured.

          (b) Notwithstanding anything to the contrary, this Section 4.11 shall not prohibit:

               (i) Liens on the assets of the Subsidiaries of the Company (other than the Collateral) securing Indebtedness under the Credit Agreement permitted by clause (ii) of Section 4.10(b);

               (ii) Liens on the Collateral securing Indebtedness under the Hydro Agreement permitted by clause (iii) of Section 4.10(b), provided that such Liens are subordinated to the Liens on the Collateral on terms substantially identical to those in effect on the date of this Indenture;

               (iii) Liens in favor of the Company or any Wholly-Owned
     Subsidiary;

               (iv) Liens on assets of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company, provided that such Liens were not created in connection with, or in contemplation of, such merger or consolidation and do not extend to any other assets (other than Improvements thereto or thereon and any proceeds thereof) of the Company or any Subsidiary of the Company;

               (v) Liens on assets existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were not created in connection with, or in contemplation of, such acquisition and do not extend to any other assets (other than Improvements thereto or thereon and any proceeds thereof) of the Company or any Subsidiary of the Company;

               (vi) Liens securing Refinancing Indebtedness permitted by clause
     (vi) of Section 4.10(b) and Incurred to Refinance, or successively Refinance, any Indebtedness secured by Liens permitted by this Section 4.11(b) (other than by clause (iii) or (viii) hereof), provided that the Liens securing such Refinancing Indebtedness do not encumber any assets (which may be by category or type) of the Company or any Subsidiary of the Company other than those securing the Indebtedness so Refinanced;

               (vii) Permitted Liens; and

               (viii) Liens on assets of the Company or its Subsidiaries (other than the Pledged Shares), in addition to those permitted by clauses (i) through (vii), securing Indebtedness or obligations in an aggregate amount at any time outstanding not exceeding $5,000,000.

          (c) For purposes of this Section 4.11, the Notes will be considered equally and ratably secured on a senior basis with any other Lien if the Lien securing the Notes is of at least equal priority and covers the same assets as such other Lien, provided that, if the Indebtedness or obligations secured by such other Lien are expressly subordinated in right and priority of payment by their terms to the Notes or any Guarantee, the Lien securing the Notes will be senior to such other Lien.

          (d) For the purpose of determining compliance with this Section 4.11, in the event that any Lien is permitted pursuant to more than one clause of
Section 4.11(b), such Lien shall not limit any other Lien otherwise permitted, and shall not be required to be included under more than one such clause.

          Section 4.12. Subsidiary Guarantees.
                        ---------------------

          If any Person becomes a Subsidiary of the Company after the date of this Indenture (including as a result of any merger, consolidation or other acquisition or any designation by the Board of Directors of the Company), the Company shall (i) execute and deliver to the Trustee, and cause each such Person (and, in the event the Company owns any of the Capital Stock of such Person indirectly through one or more other Subsidiaries of the Company, each such other Subsidiary) to execute and deliver to the Trustee, a supplemental indenture complying with the requirements of this Indenture satisfactory in form to the Trustee pursuant to which (A) such Person will be named as an additional Subsidiary of the Company subject as such to the terms of this Indenture, including without limitation Article Fifteen hereof, and (B) all of the issued and outstanding Capital Stock of such Person owned by the Company or any Subsidiary of the Company (together with all income, benefits and rights derived therefrom and all proceeds thereof) will become subject to the Pledge under this Indenture, and (ii) deliver or cause such other Subsidiaries to deliver to the Trustee all certificates evidencing such Capital Stock, properly endorsed in blank or accompanied by duly executed stock powers satisfactory in form to the Trustee providing for transfer in blank.

          Section 4.13. Limitation on dividends and other payment restrictions
                        ------------------------------------------------------
affecting Subsidiaries.
----------------------

          The Company shall not, and shall not permit its Subsidiaries to, create or otherwise suffer to exist any consensual encumbrances or restrictions on the ability of any Subsidiary of the Company to pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness owed to the Company or any other Subsidiary of the Company or to make loans or advances or transfer any of its assets to the Company or any other Subsidiary of the Company; provided, however, that this Section 4.13 shall not prohibit Permitted Dividend Encumbrances.

          Section 4.14. Limitation on Asset Sales.
                        -------------------------

          (a) The Company shall not, and shall not permit any of its Subsidiaries to, consummate any Asset Sale unless the Company or such Subsidiary receives consideration in connection with such Asset Sale at least equal to the Fair Market Value of the assets sold, transferred or otherwise disposed of and at least 75% of the consideration therefor received by the Company or such Subsidiary (exclusive of indemnities) is in the form of cash or Cash Equivalents, provided that this sentence shall not apply to the sale or disposition of assets as a result of a foreclosure (or a secured party taking ownership of such assets in lieu of foreclosure) or as a result of an involuntary proceeding in which the Company cannot, directly or through its Subsidiaries, direct the type of proceeds received. The amount of any liabilities of the Company or any Subsidiary of the Company (other than contingent liabilities and liabilities that are by their terms subordinated in right and priority of payment to the Notes or any Guarantee) that are actually assumed by the transferee in such Asset Sale pursuant to a customary novation agreement that releases the Company and its Subsidiaries from further liability shall be deemed to be cash for purposes of determining the percentage of cash consideration received by the Company or its Subsidiaries.

          (b) The Company shall apply any Net Cash Proceeds received after the date of this Indenture to (i) the prepayment of any Indebtedness of the Company (other than the Notes or the Indebtedness under the Credit Agreement (or any Refinancing Indebtedness Incurred in any Refinancing, or successive Refinancing, thereof)) entitled to receive payment pursuant to the terms thereof (excluding Indebtedness that by its terms is subordinated in right and priority of payment to the Notes or any

Guarantee) (the "Specified Pari Passu Indebtedness"), unless the holders thereof elect not to receive such prepayment (provided that, in the event any such Indebtedness was Incurred under a revolving credit arrangement, such prepayment shall be accompanied by a permanent reduction of the commitment in respect thereof), and (ii) an offer to purchase (an "Asset Sale Offer") the then outstanding Notes, on any Business Day occurring no later than 305 days after the receipt by the Company (or any of its Subsidiaries, if applicable) of such Net Cash Proceeds (the "Asset Sale Purchase Date," which date shall be deferred to the extent necessary to permit the Asset Sale Offer to remain open for the period required by applicable law), at a price (the "Asset Sale Purchase Price") equal to 100% of the principal amount thereof together with accrued and unpaid interest, if any, to the Asset Sale Purchase Date pursuant to the provisions set forth below. Such Asset Sale Offer with respect to the Notes shall be in an aggregate principal amount (the "Asset Sale Offer Amount") equal to the Net Cash Proceeds (rounded down to the nearest $1,000) from the Asset Sales to which the Asset Sale Offer relates multiplied by a fraction, the numerator of which is the principal amount of the Notes outstanding (determined as of the close of business on the day immediately preceding the date notice of such Asset Sale Offer is mailed) and the denominator of which is the principal amount of the Notes outstanding plus the aggregate principal amount of Specified Pari Passu Indebtedness outstanding (determined as of the close of business on the day immediately preceding the date notice of such Asset Sale Offer is mailed). If
(x) no Specified Pari Passu Indebtedness is outstanding or (y) the holders of such Indebtedness entitled to receive payment elect not to receive the payments provided for in the previous sentence, or (z) the application of such Net Cash Proceeds results in the complete prepayment of such Indebtedness, then in each case any remaining portion of such Net Cash Proceeds will be required to be applied to an Asset Sale Offer to purchase the Notes.

          (c) Notice of an Asset Sale Offer shall be mailed by the Company to all holders at their last registered address within 275 days of the receipt by the Company or any of its Subsidiaries of such Net Cash Proceeds. The Asset Sale Offer shall remain open from the time of mailing until the last Business Day before the Asset Sale Purchase Date, but in no event for a period less than the greater of (a) 24 days or (b) that required by applicable law. The notice shall state:

          (1) that the Asset Sale Offer is being made pursuant to this Section 4.14;

          (2) the Asset Sale Offer Amount, the Asset Sale Purchase Price and the Asset SalePurchase Date;

          (3) the name and address of the Trustee and that Notes must be surrendered to the Trustee to collect the Asset Sale Purchase Price;

          (4) that any Note not tendered or accepted for payment will continue to accrue interest;

          (5) that any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest on and after the Asset Sale Purchase Date;

          (6) that each holder electing to have a Note purchased pursuant to an Asset Sale Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the Note (the "Asset Sale Purchase Notice") completed, to the Trustee at the address specified in the notice at least five Business Days before the Asset Sale Purchase Date;

          (7) that holders will be entitled to withdraw their election if the Trustee receives, not later than one Business Day prior to the Asset Sale Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Notes the holder delivered for purchase, the certificate number of each Note the holder delivered for purchase and a statement that such holder is withdrawing his, her or its election to have such Notes purchased;

          (8) that if Notes in a principal amount in excess of the Asset Sale Offer Amount are surrendered pursuant to the Asset Sale Offer, the Company shall purchase Notes on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or integral multiples thereof shall be acquired); and

          (9)(x) that Notes may be purchased in whole or in part (in denominations of $1,000 or integral multiples thereof) and (y) that holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

          On or before the Asset Sale Purchase Date, the Company shall (i) accept for payment Notes (having denominations of $1,000 or integral multiples thereof) surrendered pursuant to the Asset Sale Offer (on a pro rata basis if required pursuant to paragraph (c)(8) above), (ii) deposit by 10:30 a.m., New York City time, on the Asset Sale Purchase Date with the Trustee money in immediately available funds sufficient to pay the Asset Sale Purchase Price of all Notes or portions thereof so accepted and (iii) deliver Notes so accepted to the Trustee together with an Officers' Certificate stating the Notes or portions thereof accepted for payment by the Company. The Trustee shall promptly mail or deliver to holders of Notes so accepted payment in an amount equal to the Asset Sale Purchase Price, and the Company shall execute and the Trustee shall promptly authenticate and mail or deliver to such holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered to the holder thereof. The Company will publicly announce the results of the Asset Sale Offer on, or as soon as practicable after, the Asset Sale Purchase Date.

          Notwithstanding the foregoing, the Company shall not be required to make an Asset Sale Offer until the aggregate amount of Net Cash Proceeds so to be applied pursuant to this Section 4.14 exceeds $10,000,000, and then the total amount of such Net Cash Proceeds shall be required to be so applied in accordance with this Section 4.14. In no event shall any Net Cash Proceeds that are applied to an Asset Sale Offer be required to be applied to more than one Asset Sale Offer.

          (d) Notwithstanding the provisions of clauses (a) and (b) of this
Section 4.14, the Company shall have no obligation to make an Asset Sale Offer pursuant to this Section 4.14 if, and to the extent, the Company or any of its Subsidiaries commits within 270 days of the receipt of such Net Cash Proceeds to reinvest (whether by acquisition of an existing business or expansion, including without limitation capital expenditures) such Net Cash Proceeds in one or more of the lines of business (including capital expenditures) in which the Company or its Subsidiaries were engaged on the date of this Indenture or any business reasonably related or ancillary thereto, provided that such Net Cash Proceeds are substantially so utilized or irrevocably committed to be so utilized no later than 365 days following receipt of such Net Cash Proceeds.

          Section 4.15. Limitations on Unrestricted Subsidiaries.
                        ----------------------------------------

          The Company shall not permit any of its Unrestricted Subsidiaries to guarantee or otherwise directly or indirectly provide credit support for any Indebtedness of the Company or any of its Subsidiaries.

          Section 4.16. Conduct of business.
                        -------------------

          The Company shall not, and shall not permit any of its Subsidiaries to, engage in any businesses other than lines of business in which the Company or any of its Subsidiaries is engaged on the date of this Indenture and any business reasonably related or ancillary thereto (as determined in good faith by the Company's Board of Directors).

          Section 4.17. Limitations on issuances and sales of Capital Stock of
                        ------------------------------------------------------
Subsidiaries.
------------

          The Company shall not, and shall not permit any of its Subsidiaries to, sell, transfer or otherwise dispose of any Capital Stock of any Subsidiary to any Person if as a result of such sale, transfer or disposition such Subsidiary shall cease to be a Subsidiary, and will provide further that any such permitted sale, transfer or disposition shall comply with the terms of this Indenture (including without limitation Section 4.14 hereof).

          Section 4.18. Payments for consent.
                        --------------------

          The Company shall not, and shall not permit any of its Subsidiaries or Unrestricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of a Note for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture, the Notes or any Guarantee, unless such consideration is offered to be paid or is paid to all holders of the Notes that so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

          Section 4.19. No Amendment to Subordination Provisions.
                        ----------------------------------------

          The Company shall not amend, modify or alter the Hydro Agreement in any way that will (i) increase the rate of or change the time for payment of interest on any Hydro Subordinated Debt, (ii) increase the principal of, advance the final maturity date of or shorten the Weighted Average Life to Maturity of any Hydro Subordinated Debt and (iii) alter the redemption provisions or the price or terms at which the Company is required to offer to purchase such Hydro Subordinated Debt without the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding. The Company shall not agree or consent to or take any other act to affect the subordination of the Hydro Subordinated Debt relative to the Notes. The Company and its Subsidiaries shall duly and punctually perform and comply with their respective obligations under the Hyrdo Agreement.

          Section 4.20. Maintenance of Corporate Existence.
                        ----------------------------------

          The Company shall, except pursuant to a merger or a consolidation in accordance with the provisions described Article Eleven, at all times (except as otherwise provided or permitted in this Indenture) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each Subsidiary of the Company; provided, however, that any Wholly-Owned Subsidiary may liquidate or dissolve under the laws of its jurisdiction of formation.

          Section 4.21. Maintenance of Insurance.
                        ------------------------

          The Company and its Subsidiaries shall, from and at all times after the date of issuance of Notes until the Notes have been paid in full, cause their Restricted Subsidiaries to, have and maintain in effect insurance with responsible carriers against such risks and in such amounts as is customarily carried by similar businesses with such deductibles, retentions, self insured amounts and coinsurance provisions as are customarily carried by similar businesses of similar size, including, without limitation, property and casualty.

                                  ARTICLE FIVE
                      NOTEHOLDERS' LISTS AND REPORTS BY THE
                             COMPANY AND THE TRUSTEE

          Section 5.01. Company to furnish Trustee information as to names and
                        ------------------------------------------------------
addresses of noteholders.
------------------------

          The Company will furnish or cause to be furnished to the Trustee:

          (a) semi-annually, not more than 15 days after each record date for the payment of interest, a list, in such form as the Trustee may reasonably require, of the names and addresses of the noteholders as of such record date, and

          (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that so long as the Trustee is the Note registrar, no such list shall be required to be furnished.

          Section 5.02. Preservation and disclosure of lists.
                        ------------------------------------

          (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Notes (1) contained in the most recent list furnished to it as provided in
Section 5.01 and (2) received by it in the capacity of paying agent (if so acting) or Note registrar. The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

          (b) In case three or more holders of Notes (hereinafter referred to as "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Note for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other holders of Notes with respect to their rights under this Indenture or under the Notes, and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election either

          (1) afford such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this
Section 5.02, or

          (2) inform such applicants as to the approximate number of holders of Notes whose names and addresses appear in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this
Section 5.02, and as to the approximate cost of mailing to such noteholders the form of proxy or other communication, if any, specified in such application.

If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each noteholder whose name and address appears in the information preserved at the time by the Trustee in accordance with the provisions of
Section 5.02(a), a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the holders of Notes or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. After opportunity for hearing upon the objections specified in the written statement so filed, the Commission may, and if demanded by the Trustee or by such applicants shall, enter an order either sustaining one or more of such objections or refusing to sustain any of them. If the Commission shall enter an order refusing to sustain any of such objections, or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all objections so sustained have been met, and shall enter an order so declaring, the Trustee shall mail copies of such material to all noteholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

          (c) Each and every holder of a Note, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any paying agent nor the Note registrar shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the holders of Notes in accordance with the provisions of Section 5.02(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under said subsection (b), nor shall any such disclosure be deemed a violation of existing law, or any law hereafter enacted which does not specifically refer to Section 312 of the Trust Indenture Act of 1939.

          Section 5.03. Reports by the Company.
                        ----------------------

          (a) Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company covenants and agrees to file with the Trustee within 15 days after the Company is, or would have been (if it were subject to such reporting obligations), required to file the same with the Commission (but, in the case of annual reports on Form 10-K, no later than 105 days after the Company's fiscal year end and, in the case of quarterly reports on Form 10-Q, no later than 60 days after the Company's fiscal quarter end), copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company is, or would be (if it were subject to such reporting obligations), required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act.

          (b) The Company covenants and agrees to file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations, including, in the case of annual reports, certificates or opinions of independent public accountants, conforming to the requirements of Section 14.05, as to compliance with conditions or covenants, compliance with which is subject to verification by accountants.

          (c) The Company covenants and agrees to transmit to the holders of Notes within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in subsection (c) of Section 5.04 with respect to reports pursuant to subsection (a) of Section 5.04, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) of this Section 5.03 as may be required by rules and regulations prescribed from time to time by the Commission.

          (d) The Company covenants and agrees to furnish to the Trustee, not less often than annually (but always within 105 days after the Company's fiscal year end), a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture. For purposes of this paragraph (d), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

          (e) For so long as any Restricted Securities remain outstanding, the Company and its Subsidiaries covenant and agree to furnish to the holders of the Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act of 1933.

          (f) The Company covenants and agrees to furnish to the Trustee, at least annually after the execution and delivery of this Indenture (but always within 105 days after the Company's fiscal year end), an Opinion of Counsel either stating that in the opinion of the counsel rendering the same such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture as is necessary to maintain the lien of this Indenture, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such lien.

          Section 5.04. Reports by the Trustee.
                        ----------------------

          (a) On or before May 15, 1999, and on or before May 15 in every year thereafter, so long as any Notes are outstanding hereunder, the Trustee, if required to do so by the provisions of the Trust Indenture Act of 1939, shall transmit to the noteholders, as hereinafter in this Section 5.04 provided, a brief report dated as of March 15 of the year in which such report is made with respect to any of the following events which may have occurred within the previous 12 months (but if no such event has occurred within such period no report need be transmitted):

          (1) any change to its eligibility under Section 7.09 and its qualifications under Section 7.08;

          (2) the creation of or any material change to a relationship specified in paragraphs (1) through (10) of Section 7.08(c);

          (3) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Notes, on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to state such advances if such advances so remaining unpaid aggregate not more than 0.5% of the principal amount of the Notes outstanding on the date of such report;

          (4) the amount, interest rate, and maturity date of all other Indebtedness owing by the Company (or by any other obligor on the Notes) to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except an Indebtedness based upon a creditor relationship arising in any manner described in paragraph (2), (3), (4) or (6) of subsection
(b) of Section 7.13;

          (5) any change to the property and funds, if any, physically in the possession of the Trustee (as such) on the date of such report; and

          (6) any action taken by the Trustee in the performance of its duties under this Indenture which it has not previously reported and which in its opinion materially affects the Notes, except action in respect of a default, notice of which has been or is to be withheld by it in accordance with the provisions of Section 6.07.

          (b) The Trustee shall transmit to the noteholders, as hereinafter provided, a brief report with respect to the description and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) since the date of the last report transmitted pursuant to the provisions of Section 5.04(a) (or if no such report has yet been so transmitted, since the date of execution of this Indenture), for the reimbursement of which it claims or may claim a lien or charge prior to that of the Notes on property or funds held or collected by it as Trustee, and which it has not previously reported pursuant to this subsection, except that the Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate 10% or less of the principal amount of Notes outstanding at such time, such report to be transmitted within 90 days after such time.

          (c) Reports pursuant to this Section 5.04 shall be transmitted by mail
(i) to all holders of Notes, as the names and addresses of such holders appear upon the registry books of the Company, (ii) to all noteholders who have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose, and (iii) except in the case of reports pursuant to Section 5.04(b), to all holders of Notes whose names and addresses have been furnished to or obtained by the Trustee pursuant to Section 5.01.

          (d) A copy of each such report shall, at the time of such transmission to noteholders, be filed by the Trustee with each stock exchange (if any) upon which the Notes are listed or admitted for trading and also with the Commission. The Company will notify the Trustee when and as the Notes become listed on any stock exchange.

                                   ARTICLE SIX
                     REMEDIES OF THE TRUSTEE AND NOTEHOLDERS
                               ON EVENT OF DEFAULT

          Section 6.01. Events of Default defined.
                        -------------------------

          In case one or more of the following Events of Default shall have occurred and be continuing:

          (a) default in the payment of any installment of interest on any of the Notes as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

          (b) default in the payment of the principal of, or Change of Control Purchase Price,

Asset Sale Purchase Price, or premium, if any, on, any of the Notes as and when the same shall become due and payable either at maturity, upon redemption or purchase by the Company, by declaration or otherwise; or

          (c) failure on the part of the Company to observe or perform in any material respect its obligations under Sections 4.09, 4.10, 4.11, 4.14, 4.19 and Article Eleven hereof; or

          (d) failure on the part of the Company to observe or perform in any material respect any other of the covenants or agreements on the part of the Company in the Notes or in this Indenture for a period of 60 days after the date on which written notice of such failure, which notice must specify the failure, demand it be remedied and state that the notice is a "Notice of Default," shall have been given to the Company by the Trustee (which notice the Trustee may give at its discretion and shall give upon receipt of requests to do so by the holders of at least 25% of the aggregate principal amount of the Notes at the time outstanding) or to the Company and the Trustee by the holders of at least 25% of the aggregate principal amount of the Notes at the time outstanding; or

          (e) a default under any mortgage, indenture, or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any of its Subsidiaries, whether such Indebtedness now exists or shall hereafter be created, which default (i) in the case of a failure to make payment on any such Indebtedness, shall not have been waived, cured or otherwise ceased to exist prior to the expiration of the applicable grace period provided with respect to such Indebtedness, or (ii) in the case of any default other than a payment default referred to in clause (i), shall have resulted in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable; provided, however, that the aggregate principal amount of all such Indebtedness in respect of which any such default exists exceeds $10,000,000; or

          (f) breach by the Company or any Guarantor of any material representation or warranty set forth in the Security Agreements, or, subject to notice and grace periods set forth in the applicable Security Agreements, default by the Company or any Guarantor in the performance of any covenant set forth in the Security Agreements, or repudiation by the Company or any Guarantor of its obligations under the Security Agreements or the unenforceability of the Security Agreements against the Company or any Guarantor for any reason;

          (g) a final judgment which, together with other outstanding final judgments against the Company and its Subsidiaries, exceeds an aggregate of $10,000,000 (to the extent such judgments are not covered by valid and collectible insurance from solvent unaffiliated insurers or uncontested indemnification from solvent unaffiliated indemnitors) shall be entered against the Company and/or its Subsidiaries and within 60 days after entry thereof, judgments exceeding such amount shall not have been discharged, settled or bonded or execution thereof stayed pending appeal or, within 60 days after the expiration of any such stay, such judgments exceeding such amount shall not have been discharged, settled or bonded or execution thereof further stayed; or

          (h) a court having jurisdiction in the premises shall have entered a decree or order for relief against the Company or any of its Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee (other than a trustee under a deed of trust), sequestrator (or similar official) of the Company or any of its Subsidiaries or for all or any substantial part of the property of the Company or any of its Subsidiaries, or ordering the winding-up or liquidation of the affairs of the Company or any of its Subsidiaries, and such decree or order shall have remained unstayed and in effect for a period of 90 consecutive days; or

          (i) the Company or any of its Subsidiaries shall have commenced a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall have consented to the entry of an order for relief in an involuntary case under any such law, or shall have consented to the appointment of or taking possession by a receiver, liquidator, assignee, trustee (other than a trustee under a deed of trust), custodian, sequestrator (or similar official) of the Company or such Subsidiary or for all or any substantial part of its property, or shall have made an assignment for the benefit of creditors, or shall have taken any corporate action in furtherance of any of the foregoing; or

          (j) other than pursuant to Section 15.05, a Guarantee shall be held to be unenforceable or invalid with respect to any Subsidiary of the Company by a final non-appealable order or judgment issued by a court of competent jurisdiction or shall cease for any reason to be in full force and effect with respect to any Subsidiary of the Company, or any Subsidiary of the Company or any Person acting by or on behalf of any Subsidiary of the Company shall deny or disaffirm its obligations under its Guarantee;

then, in the case of an Event of Default specified in clause (a), (b), (c), (d),
(e), (f) or (i), and in each and every such case, unless the principal of all the Notes shall have already become due and payable, either the Trustee or the holders of not less than 25% of the aggregate principal amount of the Notes then outstanding, by notice in writing to the Company (and to the Trustee if given by noteholders), may, and the Trustee shall if requested to do so by the holders of not less than 25% of the aggregate principal amount of the Notes then outstanding hereunder, declare the principal amount and accrued interest to the date of declaration of all the Notes to be due and payable immediately. Upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Notes contained to the contrary notwithstanding. If an Event of Default specified in clause (g) or (h) above occurs, such amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any noteholder.

In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to December 15, 2002 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to December 15, 2002, then, upon acceleration of the Notes, an additional premium shall also become and be immediately due and payable in an amount, for each of the years beginning on December 15 of the years set forth below, a set forth below (expressed as a percentage of the principal amount of the Notes on the date of payment that would otherwise be due but for the provisions of this sentence):

     Year                                                    Percentage
     1998. . . . . . . . . . . . . . . . . . . . . . . . . .  112.000%
     1999. . . . . . . . . . . . . . . . . . . . . . . . . .  111.000%
     2000. . . . . . . . . . . . . . . . . . . . . . . . . .  110.000%
     2001. . . . . . . . . . . . . . . . . . . . . . . . . .  109.000%

          Section 6.02. Payment of Notes on default; suit therefor.
                        ------------------------------------------

          The Company covenants that (1) in case default shall be made in the payment of any installment of interest on any of the Notes, as and when the same shall become due and payable, and such default shall have continued for a period of 30 days, or (2) in case default shall be made in the payment of the principal of, or premium, if any, Change of Control Purchase Price or Asset Sale Purchase Price on, any of the Notes when the same shall have become due and payable, whether upon maturity of the Notes or upon redemption or purchase by the Company or upon declaration or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Notes, the whole amount that then shall have become due and payable on all such Notes for such amounts, as the case may be, with interest upon the overdue principal, premium, if any, Change of Control Purchase Price or Asset Sale Purchase Price, as the case may be, and installments of interest (to the extent permitted by law) at the rate of interest borne by the Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including a reasonable compensation to the Trustee, its agents, attorneys and counsel, and any expense or liabilities incurred by the Trustee hereunder other than through its negligence or willful misconduct.

          In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor upon the Notes, and collect in the manner provided by law out of the property of the Company or any other obligor upon the Notes wherever situated the moneys adjudged or decreed to be payable.

          In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor upon the Notes under any applicable bankruptcy, insolvency or similar law or in case a receiver or trustee (other than a trustee under a deed of trust) shall have been appointed for the property of the Company or such other obligor, or in case of any other similar judicial proceedings relative to the Company or any other obligor upon the Notes, or to creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal, Change of Control Purchase Price or Asset Sale Purchase Price, as the case may be, of or on the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.02, shall be entitled and empowered by intervention in such proceedings or otherwise to file and prove a claim or claims for the whole amount of principal, premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price and interest owing and unpaid in respect of the Notes, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the noteholders allowed in any judicial proceeding relative to the Company or any other obligor upon the Notes, its creditors, or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its reasonable charges and expenses; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the noteholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the noteholders, to pay to the Trustee any amount due it for compensation and expenses, including reasonable counsel fees incurred by it up to the date of such distributio. To the extent that such payment of reasonable compensation, expenses, liabilities and counsel fees out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, moneys, securities and other property which the holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

          All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof on any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the reasonable expenses, disbursements and compensation of the Trustee, its agents and attorneys, shall be for the ratable benefit of the holders of the Notes.

          Section 6.03. Application of moneys collected by Trustee.
                        ------------------------------------------

          Any moneys collected by the Trustee pursuant to this Article Six or pursuant to the Subordination Agreement shall be applied to the payment of all amounts due the Trustee pursuant to Section 7.06, and thereafter in the order following, at the date or dates fixed by the Trustee for the distribution of such moneys, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof if fully paid:

     FIRST: In case no principal of, or Change of Control Purchase Price or Asset Sale Purchase Price on, the outstanding Notes shall have become due and be unpaid, to the payment of interest on the Notes, in the order of the maturity of the installments of such interest, with interest upon the overdue installments of interest (so far as permitted by law and to the extent that such interest has been collected by the Trustee) at the rate of interest borne by the Notes, such payments to be made ratably to the Persons entitled thereto, without discrimination or preference;

     SECOND: In case any principal of, or Change of Control Purchase Price or Asset Sale Purchase Price on, the outstanding Notes shall have become due, by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon the Notes for principal, premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price and interest, as the case may be, with interest on the overdue principal, premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price and installments of interest (so far as permitted by law and to the extent that such interest has been collected by the Trustee), as the case may be, at the rate of interest borne by the Notes; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Notes, then to the payment of such principal, premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price and interest, without preference or priority of any one such applicable amount over another, or of any installment of interest over any other installment of interest, ratably to the aggregate of such principal, premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price and accrued and unpaid interest; and

     THIRD: To the payment of the remainder, if any, to the Company, its successors or assigns, or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

          Section 6.04. Limitation on suits by holders of Notes.
                        ---------------------------------------

          No holder of any Note shall have any right by virtue or by availing of any provision of this Indenture or the Subordination Agreement to institute any suit, action or proceeding or to seek any remedy in equity or at law upon or under or with respect to this Indenture, the Notes or the Subordination Agreement or for the appointment of a receiver or trustee, or for any other remedy, unless such holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinabove provided, and unless also the holders of not less than 25% of the aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding or to seek such remedy in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 6.06; it being understood and intended, and being expressly covenanted by the taker and holder of every Note with every other taker and holder and the Trustee, that no one or more holders of Notes shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture or the Subordination Agreement to affect, disturb or prejudice the rights of the holders of any other of such Notes, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture or the Subordination Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Notes. For the protection and enforcement of the provisions of this Section 6.04, each and every noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          Notwithstanding any other provisions in this Indenture, however, the right of any holder of any Note to receive payment of the principal, premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price and interest, as the case may be, of or on such Note, on or after the respective due dates expressed in such Note, or to institute suit for the enforcement of any such payment on or after such respective dates or to demand purchase of its Notes pursuant to Article Three or Section 4.14, shall not be impaired or affected without the consent of such holder.

          Section 6.05. Proceedings by Trustee; remedies cumulative and
                        -----------------------------------------------
continuing; delay or omission not waiver of default.
---------------------------------------------------

          In case of a default hereunder or under the Subordination Agreement, the Trustee may in its discretion proceed to protect and enforce any of the rights or remedies vested in it by this Indenture or by the Subordination Agreement by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights or remedies, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in the Subordination Agreement or in aid of the exercise of any power granted in this Indenture or in the Subordination Agreement, or to enforce any other legal or equitable right or remedy vested in the Trustee by this Indenture, by the Subordination Agreement or by law. All powers and remedies given by this Article Six or by the Subordination Agreement to the Trustee or to the noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture or in the Subordination Agreement, and no delay or omission of the Trustee or of any holder of any of the Notes to exercise any right or power accruing upon any default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 6.04, every power and remedy given by this Article Six or by the Subordination Agreement or by law to the Trustee or to the noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the noteholders.

          Section 6.06. Rights of holders of majority in principal amount of
                        ----------------------------------------------------
Notes to direct Trustee and to waive defaults.
---------------------------------------------

          The holders of a majority of the aggregate principal amount of the Notes at the time outstanding (determined as provided in Section 8.04), or, if a record date is set in accordance with Section 8.05, as of such record date, shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee (including any remedy available under this Article Six or the Subordination Agreement), or exercising any trust or power conferred on the Trustee; provided, however, that subject to the provisions of Section 7.01, the Trustee shall have the right to decline to follow any such direction if the Trustee shall determine that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a responsible officer or officers of the Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unjustly prejudicial to the noteholders not joining therein, and provided further that nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction by noteholders. Prior to the declaration of the maturity of the Notes as provided in Section 6.01, the holders of a majority of the aggregate principal amount of the Notes at the time outstanding (determined as provided in Sections 8.04 and 8.05) may on behalf of the holders of all of the Notes waive any past default hereunder and its consequences (including any acceleration, other than an automatic acceleration resulting from an Event of Default under clause (g) or (h) of Section 6.01), except a default in the payment of principal of, or premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price or interest on, any of the Notes (other than solely as a result of an acceleration) or a default under any covenant or provision of this Indenture which under Article Ten cannot be modified or amended without the consent of the holder of each outstanding Note. In the case of any such waiver the Company, the Trustee and the holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

          Section 6.07. Trustee to give notice of defaults known to it, but may
                        -------------------------------------------------------
withhold in certain circumstances.
---------------------------------

          The Trustee shall, within 90 days after the occurrence of a default hereunder or under the Subordination Agreement, give to the noteholders, in the manner and to the extent provided in Section 5.04(c) with respect to reports pursuant to Section 5.04(a), notice of such defaults known to the Trustee unless such defaults shall have been cured or waived before the giving of such notice (the term "defaults" for the purposes of this Section 6.07 being hereby defined to be the events specified in clauses (a), (b), (c), (d), (e), (f), (g), (h) and
(i) of Section 6.01, not including any periods of grace provided for in clauses
(a), (d), (e), (f) and (g), respectively, and irrespective of the giving of notice specified in clause (d)); provided that, except in the case of default in the payment of the principal of, or premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price or interest on, any of the Notes, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or responsible officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the noteholders. Other than payment defaults, the Trustee shall not be deemed to have any knowledge of an event of default unless a responsible officer has received written notice of the same.

          Section 6.08. Requirement of an undertaking to pay costs in certain
                        -----------------------------------------------------
suits under the Indenture or against the Trustee.
------------------------------------------------

          All parties to this Indenture agree, and each holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or the Subordination Agreement, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.08 shall not apply to any suit instituted by the Trustee, to any suit instituted by any noteholder, or group of noteholders, holding in the aggregate more than 10% of the aggregate principal amount of the Notes then outstanding, or to any suit instituted by any noteholder for the enforcement of the payment of the principal of, or premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price or interest on, any Note on or after the due date expressed in such Note.

          Section 6.09. Waiver of stay or extension laws.
                        --------------------------------

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefits or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                 ARTICLE SEVEN.
                             CONCERNING THE TRUSTEE

          Section 7.01. Duties and responsibilities of Trustee.
                        --------------------------------------

          The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a reasonable person would exercise or use under the circumstances in the conduct of his or her own affairs.

          No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct; provided, however, that:

          (a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

          (1) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall determine whether or not they conform to the requirements of this Indenture;

          (b) the Trustee shall not be liable for any error of judgment made in good faith by a responsible officer or officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (c) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Notes at the time outstanding (determined as provided in Section 8.04 or 8.05) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

          None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          Section 7.02. Reliance on documents, opinions, etc.
                        -------------------------------------

          Subject to the provisions of Section 7.01:

          (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an instrument signed in the name of the Company by the Chairman of the Board, the President, the Chief Financial Officer or any Vice President and the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors of the Company may be evidenced to the Trustee by a copy thereof certified by the Secretary or any Assistant Secretary of the Company;

          (c) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

          (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the noteholders, pursuant to the provisions of this Indenture, unless such noteholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby; but nothing herein contained shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs;

          (e) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

          (f) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, note or other paper or document, unless requested in writing so to do by the holders of not less than a majority in aggregate principal amount of the Notes then outstanding (determined as provided in Section 8.04 or Section 8.05); provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require from the noteholders reasonable indemnity against such expenses or liability as a condition to so proceeding. The reasonable expenses of every such examination shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand; and

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

          Section 7.03. No responsibility for recitals, etc.
                        ------------------------------------

          The recitals contained herein and in the Notes (other than the certificate of authentication on the Notes) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any of the Notes or of the proceeds of such Notes, or for the use or application of any moneys paid over by the Trustee in accordance with any provision of this Indenture, or for the use or application of any moneys received by any paying agent other than the Trustee.

          Section 7.04. Trustee, paying agent or Note registrar may own Notes.
                        -----------------------------------------------------

          The Trustee, any paying agent or Note registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, paying agent or Note registrar.

          Section 7.05. Moneys received by Trustee to be held in trust without
                        ------------------------------------------------------
interest.
--------

          Subject to the provisions of Section 12.07, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law or by any national securities exchanges on which the Notes are listed or admitted for trading. The Trustee shall be under no liability for interest on any moneys received by it hereunder except such as it may agree with the Company to pay thereon.

          Section 7.06. Compensation and expenses of Trustee.
                        ------------------------------------

          The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in connection with the acceptance or administration of its trust under this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or willful misconduct. The Company also covenants to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on the part of the Trustee or its agents and arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim of liability under this Indenture in connection with the exercise of its powers or duties hereunder. The obligations of the Company under this Section 7.06 to compensate the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional Indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture or resignation or removal of the Trustee. Such additional Indebtedness shall be secured by a Lien upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Notes.

          Section 7.07. Right of Trustee to rely on Officers' Certificate where
                        -------------------------------------------------------
no other evidence specifically prescribed.
-----------------------------------------

          Subject to the provisions of Section 7.01, whenever in the administration of the provisions of this Indenture, the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such Officers' Certificate, in the absence of negligence or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture in reliance thereon.

          Section 7.08. Conflicting interest of Trustee.
                        -------------------------------

          (a) If the Trustee has or shall acquire any conflicting interest, as defined in this Section 7.08, then, within 90 days after ascertaining that it has such conflicting interest, and if the default (as defined in Section 7.08(c)) to which such conflicting interest relates has not been cured or duly waived or otherwise eliminated before the end of such 90-day period, the Trustee shall either eliminate such conflicting interest or, except as otherwise provided in this Section 7.08, resign in the manner and with the effect specified in Section 7.10, and the Company shall take prompt steps to have a successor appointed in the manner provided in Section 7.10.

          (b) In the event that the Trustee shall fail to comply with the provisions of Section 7.08(a), the Trustee shall, within ten days after the expiration of such 90-day period, transmit notice of such failure to the noteholders in the manner and to the extent provided in Section 5.04(c) with respect to reports pursuant to Section 5.04(a).

          (c) For the purposes of this Section 7.08, the Trustee shall be deemed to have a conflicting interest if the Notes are in default (defined as the occurrence of any event specified in Section 6.01, but exclusive of any period of grace or requirement of notice) and

          (1) the Trustee is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the Company are outstanding, unless such other indenture is a collateral trust indenture under which the only collateral consists of Notes issued under this Indenture, provided that there shall be excluded from the operation of this paragraph any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding if (i) this Indenture and such other indenture or indentures are wholly unsecured and such other indenture or indentures are hereafter qualified under the Trust Indenture Act of 1939, unless the Commission shall have found and declared by order pursuant to Subsection (b) of Section 305 or Subsection (c) of Section 307 of the Trust Indenture Act of 1939 that differences exist between the provisions of this Indenture and the provisions of such other indenture or indentures which are so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under this Indenture and such other indenture or indentures, or (ii) the Company shall have sustained the burden of proving, on application to the Commission and after opportunity for hearing thereon, that the trusteeship under this Indenture and such other indenture is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under one of such indentures;

          (2) the Trustee or any of its directors or executive officers is an underwriter for the Company;

          (3) the Trustee directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with an underwriter for the Company;

          (4) the Trustee or any of its directors or executive officers is a director, officer, partner, employee, appointee, or representative of the Company, or of an underwriter (other than the Trustee itself) for the Company who is currently engaged in the business of underwriting, except that (A) one individual may be a director and/or an executive officer of the Trustee and a director and/or an executive officer of the Company, but may not be at the same time an executive officer of both the Trustee and the Company; (B) if and so long as the number of directors of the Trustee in office is more than nine, one additional individual may be a director and/or an executive officer of the Trustee and a director of the Company; and (C) the Trustee may be designated by the Company or by any underwriter for the Company to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent, or depositary, or in any other similar capacity, or, subject to the provisions of paragraph (1) of this subsection (c), to act as trustee whether under an indenture or otherwise;

          (5) ten percent or more of the voting securities of the Trustee is beneficially owned either by the Company or by any director, partner, or executive officer thereof, or 20 percent or more of such voting securities is beneficially owned, collectively, by any two or more of such persons; or ten percent or more of the voting securities of the Trustee is beneficially owned either by an underwriter for the Company or by any director, partner, or executive officer thereof, or is beneficially owned, collectively, by any two or more such persons;

          (6) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default, (A) five percent or more of the voting securities, or ten percent or more of any other class of security, of the Company, not including the Notes issued under this Indenture and securities issued under any other indenture under which the Trustee is also trustee, or (B) ten percent or more of any class of security of an underwriter for the Company;

          (7) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as defined hereinafter), five percent or more of the voting securities of any person who, to the knowledge of the Trustee, owns ten percent or more of the voting securities of, or controls directly or indirectly or is under direct or indirect common control with, the Company;

          (8) the Trustee is the beneficial owner of, or holds as collateral security for an obligation that is in default, ten percent or more of any class of security of any person who, to the knowledge of the Trustee, owns 50 percent or more of the voting securities of the Company;

          (9) the Trustee owns on the date of default upon the Notes (defined as the occurrence of any event specified in Section 6.01, but exclusive of any period of grace or requirement of notice) or any anniversary of such default while such default upon the Notes remains outstanding, in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of 25 percent or more of the voting securities, or of any class of security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under paragraph (6), (7), or (8) of this subsection (c). As to any such securities of which the Trustee acquired ownership through becoming executor, administrator, or testamentary trustee of an estate which included them, the provisions of the preceding sentence shall not apply for a period of two years from the date of such acquisition to the extent that such securities included in such estate do not exceed 25 percent of such voting securities or 25 percent of any such class of security. Promptly after the dates of any such default upon the Notes and annually in each succeeding year that the Notes remain in default, the Trustee shall make a check of its holdings of such securities in any of the above-mentioned capacities as of such dates. If the Company fails to make payment in full of principal of, or premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price or interest on, any of the Notes when and as the same becomes due and payable and such failure continues for 30 days thereafter, the Trustee shall make a prompt check of its holdings of such securities in any of the above-mentioned capacities as of the date of the expiration of such 30-day period, and after such date, notwithstanding the foregoing provisions of this paragraph (9), all such securities so held by the Trustee, with sole or joint control over such securities vested in it, shall, but only so long as such failure shall continue, be considered as though beneficially owned by the Trustee for the purposes of paragraphs (6), (7) and (8) of this subsection (c); or

          (10) except under the circumstances described in paragraphs (1), (3),
(4), (5) or (6) of Section 311(b) of the Trust Indenture Act of 1939, the Trustee shall become a creditor of the Company.

          The specifications of percentages in paragraphs (5) to (9), inclusive, of this subsection (c) shall not be construed as indicating that the ownership of such percentages of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purpose of paragraph
(3) or (7) of this subsection (c).

          For the purposes of paragraphs (6), (7), (8) and (9) of this subsection (c) only, (A) the terms "security" and "securities" shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay moneys lent to a person by one or more banks, trust companies or banking firms, or any certificate of interest or participation in any such note or evidence of indebtedness; (B) an obligation shall be deemed to be "in default" when a default in payment of principal shall have continued for 30 days or more and shall not have been cured; and (C) the Trustee shall not be deemed to be the owner or holder of (i) any security that it holds as collateral security (as trustee or otherwise) for an obligation which is not in default as defined in clause (B) above, or (ii), any security that it holds as collateral security under this Indenture, irrespective of any default hereunder, or (iii) any security that it holds as agent for collection, or as custodian, escrow agent, or depositary, or in any similar representative capacity.

          Except as above provided, the word "security" or "securities" as used in this Indenture, shall mean any note, stock, treasury stock, bond, note, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

          Except in the case of a default in the payment of the principal of or interest on the Notes, the Trustee shall not be required to resign as provided by this Section 7.08 if the Trustee shall have sustained the burden of proving, on application to the Commission and after opportunity for hearing thereon, that
(i) the default under this Indenture may be cured or waived during a reasonable period and under the procedures described in such application, and (ii) a stay of the Trustee's duty to resign will not be inconsistent with the interests of holders of the Notes. The filing of such an application shall automatically stay the performance of the duty to resign until the Commission orders otherwise.

          Any resignation of the Trustee shall become effective only upon the appointment of a successor trustee and such successor's acceptance of such an appointment.

          (d) For the purposes of this Section 7.08:

          (1) The term "underwriter" when used with reference to the Company shall mean every person, who, within one year prior to the time as of which the determination is made, has purchased from the Company with a view to, or has offered or sold for the Company in connection with, the distribution of any security of the Company outstanding at such time, or has participated or has had a direct or indirect participation in any such undertaking, or has participated or has had a participation in the direct or indirect underwriting of any such undertaking, but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors' or sellers' commission.

          (2) The term "director" shall mean any director of a corporation or any individual performing similar functions with respect to any organization, whether incorporated or unincorporated.

          (3) The term "person" shall mean an individual, a corporation, a partnership, an association, a joint-stock company, a trust, an unincorporated organization, or a government or political subdivision thereof. As used in this paragraph, the term "trust" shall include only a trust where the interest or interests of the beneficiary or beneficiaries are evidenced by a security.

          (4) The term "voting security" shall mean any security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a person, or any security issued under or pursuant to any trust, agreement or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such security are presently entitled to vote in the direction or management of the affairs of a person.

          (5) The term "Company" shall mean any obligor upon the Notes.

          (6) The term "executive officer" shall mean the president, every vice-president, every trust officer, the cashier, the secretary, and the treasurer of a corporation, and any individual customarily performing similar functions with respect to any organization whether incorporated or unincorporated, but shall not include the chairman of the board of directors.

     The percentages of voting securities and other securities specified in this
     Section 7.08 shall be calculated in accordance with the following provisions:

          (A) A specified percentage of the voting securities of the Trustee, the Company or any other person referred to in this Section 7.08 (each of whom is referred to as a "person" in this paragraph) means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.

          (B) A specified percentage of a class of securities of a person means such percentage of the aggregate amount of securities of the class outstanding.

          (C) The term "amount," when used in regard to securities, means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares, and the number of units if relating to any other kind of security.

          (D) The term "outstanding" means issued and not held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:

               (i) securities of an issuer held in a sinking fund relating to securities of the issuer of the same class;

               (ii) securities of an issuer held in a sinking fund relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;

               (iii) securities pledged by the issuer thereof as security for an obligation of the issuer not in default as to principal or interest or otherwise; and

               (iv) securities held in escrow if placed in escrow by the issuer thereof;

     provided, however, that any voting securities of an issuer shall be deemed outstanding if any person other than the issuer is entitled to exercise the voting rights thereof.

          (E) A security shall be deemed to be of the same class as another security if both securities confer upon the holder or holders thereof substantially the same rights and privileges; provided, however, that, in the case of secured evidences of indebtedness, all of which are issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series different classes; and provided, further, that, in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.

          Section 7.09. Requirements for eligibility of Trustee.
                        ---------------------------------------

          The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States or any State or territory thereof or of the District of Columbia or a corporation or other person permitted to act as the Trustee by the Commission (pursuant to the requirements of Section 310(a)(1) of the Trust Indenture Act of 1939), authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $10,000,000, and subject to supervision or examination by Federal, State, Territorial, or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 7.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall not be an obligor upon the Notes or a Person directly or indirectly controlling, controlled by, or under common control with any such obligor. In addition, the Trustee shall at all times be approved to serve as transfer agent and registrar by any securities exchange on which the Notes are listed or admitted for trading. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.09, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.10.

          Section 7.10. Resignation or removal of Trustee.
                        ---------------------------------

          (a) The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to the Company and to the noteholders, such notice to the noteholders to be given by mailing (by first-class mail) the notice to their addresses as they shall appear on the registry books of the Company within 30 days after such notice is given to the Company. Upon receiving such notice of resignation and evidence satisfactory to it of such mailing, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any noteholder who has been a bona fide holder of a Note or Notes for at least six months may, subject to the provisions of Section 6.08, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

          (b) In case at any time any of the following shall occur:

          (1) the Trustee shall fail to comply with the provisions of Section 7.08(a) after written request therefor by the Company or by any noteholder who has been a bona fide holder of a Note or Notes for at least six months, or

          (2) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.09 and shall fail to resign after written request therefor by the Company or by any such noteholder, or

          (3) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.08, any noteholder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

          (c) Any resignation or removal of the Trustee and appointment of any successor trustee pursuant to any of the provisions of this Section 7.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.11.

          Section 7.11. Acceptance by successor to Trustee; notice of succession
                        --------------------------------------------------------
of a Trustee.
------------

          Any successor trustee appointed as provided in Section 7.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee of such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 7.06.

          No successor trustee shall accept appointment as provided in this
Section 7.11 unless, at the time of such acceptance, such successor trustee shall be qualified under the provisions of Section 7.08 and eligible under the provisions of Section 7.09. Upon acceptance of appointment by a successor trustee as provided in this Section 7.11, the Company shall mail to the noteholders by first-class mail notice thereof. If the Company fails to mail such notice within 30 days after acceptance of appointment by the successor trustee, the successor trustee shall, in its discretion, cause such notice to be mailed at the expense of the Company.

          Section 7.12. Successor to Trustee by merger, consolidation or
                        ------------------------------------------------
succession to business; notice by Trustee of change in its location.
-------------------------------------------------------------------

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger or conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided such corporation shall be qualified under the provisions of Section 7.08 and eligible under the provisions of Section 7.09.

          In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee shall apply only to its successor, or successors, by merger, conversion or consolidation.

          The Trustee will give the Company prompt notice of any change in the location of the Trustee's principal office.

          Section 7.13. Limitations on rights of Trustee as a creditor.
                        ----------------------------------------------

          (a) Subject to the provisions of Section 7.13(b), if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company within three months prior to a default, as defined in Section 7.13(c), or subsequent to such a default, then, unless and until such default shall be cured or waived, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the holders of the Notes, and the holders of other indenture securities (as defined in Section 7.13(c))

          (1) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such three months' period, and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (2) of this subsection, or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and

          (2) all property received by the Trustee in respect of any claims as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such three months' period, or an amount equal to the proceeds of any such property if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.

Nothing herein contained, however, shall affect the right of the Trustee

          (A) to retain for its own account (i) payments made on account of any such claim by any person (other than the Company) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third person, and (iii) distributions made in cash, securities, or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to any applicable bankruptcy, insolvency or similar law;

          (B) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such three months' period;

          (C) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such three months' period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default, as defined in
     Section 7.13(c), would occur within three months; or

          (D) to receive payment on any claim referred to in paragraph (B) or
     (C), against the release of any property held as security for such claim as provided in such paragraph (B) or (C), as the case may be, to the extent of the fair value of such property.

          For the purposes of paragraphs (B), (C) and (D) above, property substituted after the beginning of such three months' period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any preexisting claim of the Trustee as such creditor, such claim shall have the same status as such preexisting claim.

          If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned between the Trustee, the noteholders, and the holders of other indenture securities in such manner that the Trustee, the noteholders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to applicable law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee, the noteholders, and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to applicable law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term "dividends" shall include any distribution with respect to such claim in bankruptcy or receivership or in proceedings for reorganization pursuant to applicable law, whether such distribution is made in cash, securities, or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceeding for reorganization is pending shall have jurisdiction
(i) to apportion between the Trustee, the noteholders, and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and the proceeds thereof, or
(ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the

Trustee, the noteholders and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

          Any trustee who has resigned or been removed after the beginning of such three months' period shall be subject to the provisions of this subsection
(a) as though such resignation or removal had not occurred. If any trustee has resigned or been removed prior to the beginning of such three months' period, it shall be subject to the provisions of this subsection (a) if and only if the following conditions exist:

          (i) the receipt of property or reduction of claim which would have given rise to the obligation to account, if such trustee had continued as trustee, occurred after the beginning of such three months' period; and

          (ii) such receipt of property or reduction of claim occurred within three months after such resignation or removal.

          (b) There shall be excluded from the operation of Section 8.13(a) a creditor relationship arising from

          (1) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;

          (2) advances authorized by a receivership or bankruptcy court of competent jurisdiction, or by this Indenture, for the purpose of preserving any property which shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advance and of the circumstances surrounding the making thereof is given to the noteholders at the time and in the manner provided in Section 5.04(c) with respect to reports pursuant to Section 5.04(a);

          (3) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

          (4) an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction as defined in Section 7.13(c);

          (5) the ownership of stock or of other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, that is directly or indirectly a creditor of the Company; or

          (6) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper as defined in Section 7.13(c).

          (c) As used in this Section 7.13:

          (1) the term "default" shall mean any failure to make payment in full of the principal of, or premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price or interest on, any of the Notes or upon the other indenture securities when and as any such amounts become due and payable.

          (2) the term "other indenture securities" shall mean securities upon which the Company is an obligor (as defined in the Trust Indenture Act of 1939) outstanding under any other indenture (A) under which the Trustee is also trustee, (B) which contains special account provisions substantially similar to the provisions of Section 7.13(a), and (C) under which a default exists at the time of the apportionment of the funds and property held in the special account thereunder.

          (3) the term "cash transaction" shall mean any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand.

          (4) the term "self-liquidating paper" shall mean any draft, bill of exchange, acceptance or obligation that is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacture, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

          (5) the term "Company" shall mean any obligor upon the Notes.

                                  ARTICLE EIGHT
                           CONCERNING THE NOTEHOLDERS

          Section 8.01. Evidence of action by noteholders.
                        ---------------------------------

          Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent, or waiver or the taking of any other action), the fact that the holders of such specified percentage, determined as of the time such action was taken or, if a record date was set with respect thereto pursuant to Section 8.05, as of the close of business on such record date, have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by noteholders in person or by agent or proxy appointed in writing, or
(b) by the record of the holders of Notes voting in favor thereof at any meeting of noteholders duly called and held in accordance with the provisions of Article Nine, or (c) by a combination of such instrument or instruments and any such record of such a meeting of noteholders.

          Section 8.02. Proof of execution of instruments and of holding of
                        ---------------------------------------------------
Notes.
-----

          Subject to the provisions of Sections 7.01, 7.02 and 9.05, proof of the execution of any instrument by a noteholder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The ownership of Notes shall be proved by the register of such Notes, or by a certificate of the registrar thereof. The Trustee may accept such other proof or require such additional proof of any matter referred to in this Section 8.02 as it shall deem reasonable. The record of any noteholders' meeting shall be proved in the manner provided in Section 9.06.

          Section 8.03. Who may be deemed owners of Notes.
                        ---------------------------------

          Prior to due presentation for registration of transfer, the Company, the Trustee, any paying agent and any Note registrar may deem and treat the Person in whose name any Note shall be registered upon the books of the Company as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purposes of receiving payment of or on account of the principal of, and premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price and interest on, such Note and for all other purposes; and neither the Company nor the Trustee nor any paying agent nor any Note registrar shall be affected by any notice to the contrary. All such payments so made to, or upon the order of, any such holder shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Note.

          Section 8.04. Notes owned by Company or controlled by controlling
                        ---------------------------------------------------
Persons disregarded for certain purposes.
----------------------------------------

          In determining whether the holders of the requisite aggregate principal amount of Notes have concurred in any demand, direction, request, notice, consent, waiver or other action under this Indenture, Notes that are owned by the Company or any other obligor on the Notes or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Notes shall be disregarded and deemed not to be outstanding for the purpose of any such determination, provided that for the purposes of determining whether the Trustee shall be protected in relying on any such demand, direction, request, notice, consent or waiver, only Notes that the Trustee knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04, if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Notes and that the pledgee is not a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

          Section 8.05. Record date for action by noteholders.
                        -------------------------------------

          Whenever in this Indenture it is provided that holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any direction, notice, consent or waiver or the taking of any other action), other than any action taken at a meeting of noteholders called pursuant to Article Nine, the Company, pursuant to a resolution of its Board of Directors, or the holders of at least 25% in aggregate principal amount of the Notes then outstanding, may request the Trustee to fix a record date for determining noteholders entitled to notice of and to take any such action. In case the Company or the holders of Notes in the amount above specified shall desire to request noteholders to take any such action and shall request the Trustee to fix a record date with respect thereto by written notice setting forth in reasonable detail the noteholder action to be requested, the Trustee shall promptly (but in any event within five days of receipt of such request) fix a record date that shall be a Business Day not less than 15 nor more than 20 days after the date on which the Trustee receives such request. If the Trustee shall fail to fix a record date as hereinabove provided, then the Company or the holders of Notes in the amount above specified may fix the same by mailing notice thereof (the record date so fixed to be a Business Day not less than 15 nor more than 20 days after the date on which such written notice shall be given) to the Trustee. If a record date is fixed according to this Section 8.05, only Persons shown as noteholders on the registry books of the Company at the close of business on the record date so fixed shall be entitled to take the requested action and the taking of any such action by the holders at the close of business on the record date of the required percentage of the aggregate principal amount of the Notes shall be binding on all noteholders, provided that the taking of the requested action by the holders at the closeof business on the record date of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action shall have been evidenced to the Trustee, as provided in Section 8.01, not later than 180 days after such record date.

          Section 8.06. Instruments executed by noteholders bind future holders.
                        -------------------------------------------------------

          At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any holder of a Note which is shown by the evidence to be included in the Notes the holders of which have consented to such action may, by filing written notice with the Trustee at its principal office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid any such action taken by the holder of any Note and any direction, demand, request, waiver, consent, vote or other action of the holder of any Note which by any provisions of this Indenture is required or permitted to be given shall be conclusive and binding upon such holder and upon all future holders and owners of such Note, and of any Note issued in lieu thereof, irrespective of whether or not any notation in regard thereto is made upon such Note. Any action taken by the holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action shall be conclusively binding upon the holders of all the Notes.

                                  ARTICLE NINE
                              NOTEHOLDERS' MEETINGS

          Section 9.01. Purposes for which meetings may be called.
                        -----------------------------------------

          A meeting of noteholders may be called at any time and from time to time pursuant to the provisions of this Article Nine for any of the following purposes: (1) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by noteholders pursuant to any of the provisions of Article Six; (2) to remove the Trustee and appoint a successor trustee pursuant to the provisions of Article Seven; (3) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or (4) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Notes under any other provisions of this Indenture or under applicable law.

          Section 9.02. Manner of calling meetings; record date.
                        ---------------------------------------

          The Trustee may at any time call a meeting of noteholders to take any action specified in Section 9.01 to be held at such time and at such place in the Borough of Manhattan, City of New York, State of New York, as the Trustee shall determine. Notice of every meeting of the noteholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting shall be mailed not less than 20 nor more than 60 days prior to the date fixed for the meeting to such noteholders at their addresses as such addresses appear on the registry books of the Company. For the purpose of determining noteholders entitled to notice of any meeting of noteholders, the Trustee shall fix in advance a date as the record date for such determination, such date to be a Business Day not more than ten days prior to the date of the mailing of such notice as hereinabove provided. Only Persons in whose name any Note shall be registered upon the registry books of the Company at the close of business on a record date fixed by the Trustee as aforesaid, or by the Company or the noteholders as provided in
Section 9.03, shall be entitled to notice of the meeting of noteholders with respect to which such record date was so fixed.

          Section 9.03. Call of meeting by Company or noteholders.
                        -----------------------------------------

          In case at any time the Company, pursuant to a resolution of its Board of Directors, or the holders of at least 25% in aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of noteholders to take any action authorized in Section 9.01 by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed notice of such meeting within 20 days after receipt of such request, then the Company or the holders of Notes in the amount above specified, as the case may be, may fix the record date with respect to, and determine the time and the place in said Borough of Manhattan, City of New York, State of New York, for, such meeting and may call such meeting to take any action authorized in Section 9.01, by mailing notice thereof as provided in Section 9.02. The record date fixed as provided in the preceding sentence shall be set forth in a written notice to the Trustee and shall be a Business Day not less than 15 nor more than 20 days after the date on which such notice is sent to the Trustee.

          Section 9.04. Who may attend and vote at meetings.
                        -----------------------------------

          Only Persons entitled to receive notice of a meeting of noteholders and their respective proxies duly appointed by an instrument in writing shall be entitled to vote at such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of noteholders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel. When a determination of noteholders entitled to vote at any meeting of noteholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

          Section 9.05. Regulations.
                        -----------

          Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of noteholders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit. Except as otherwise permitted or required by any such regulations, the holding of Notes shall be proved in the manner specified in
Section 8.02. The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by noteholders as provided in Section 9.03, in which case the Company or the noteholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by a vote of the holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote. Subject to the provisions of Section 8.04, at any meeting each noteholder or proxy entitled to vote thereat shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by him or instruments in writing as aforesaid duly designating him as the Person to vote on behalf of other noteholders. Any meeting of noteholders duly called pursuant to the provisions of Section 9.02 or 9.03 may be adjourned from time to time, and the meeting may be held as so adjourned without further notice. At any meeting of noteholders, the presence of Persons who held, or ho are acting as proxy for Persons who held, an aggregate principal amount of Notes on the record date for such meeting sufficient to take action on the business for the transaction of which such meeting was called shall constitute a quorum, but, if less than a quorum is present, the Persons holding or representing a majority in aggregate principal amount of the Notes represented at the meeting may adjourn such meeting with the same effect, for all intents and purposes, as though a quorum had been present.

          Section 9.06. Manner of voting at meetings and record to be kept.
                        --------------------------------------------------

          The vote upon any resolution submitted to any meeting of noteholders shall be by written ballots on each of which shall be subscribed the signature of the noteholder or proxy casting such ballot, the principal amount and, if practicable, the identifying number or numbers of the Notes held or represented in respect of which such ballot is cast. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 9.02. The record shall show the aggregate principal amount and, if practicable, the identifying numbers of the Notes voting in favor of or against any resolution. Each counterpart of such record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the counterparts shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee. Any counterpart record so signed and verified shall be conclusive evidence of the matters therein stated and shall be the record referred to in clause (b) of Section 8.01.

          Section 9.07. Exercise of rights of Trustee and noteholders not to be
                        -------------------------------------------------------
hindered or delayed.
-------------------

          Nothing in this Article Nine shall be deemed or construed to authorize or permit, by reason of any call of a meeting of noteholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the noteholders under any of the provisions of this Indenture or of the Notes.

                                   ARTICLE TEN
          SUPPLEMENTAL INDENTURES AND AMENDMENT OF SECURITY AGREEMENTS

          Section 10.01. Purposes for which supplemental indentures may be
                         -------------------------------------------------
entered into without consent of noteholders.
-------------------------------------------

          The Company and its Subsidiaries, when authorized by Board Resolutions of such Persons, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall comply with the provisions of the Trust Indenture Act of 1939 as then in effect) for one or more of the following purposes:

          (a) to comply with Article Eleven and Sections 4.12 and 15.03;

          (b) to add to the covenants of the Company such further covenants, restrictions or conditions as its Board of Directors shall consider to be for the protection of the holders of Notes, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction or condition such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

          (c) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to comply with any requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act of 1939, or to make such other provisions in regard to matters or questions arising under this Indenture or any supplemental indenture as shall not adversely affect the rights of the holders of the Notes;

          (d) to provide for the issuance under this Indenture of Notes, whether or not then outstanding, in coupon form (including Notes registrable as to principal only) and to provide for exchangeability of such Notes with Notes issued hereunder in fully registered form and to make all appropriate changes for such purpose; and

          (e) to comply with the requirements of the National Association of Securities Dealers, Inc. Automated Quotation System, the New York Stock Exchange or any other national securities exchange on which the Notes may be issued, quoted or admitted for trading, provided such changes do not adversely affect the rights of any holder of Notes.

          The Trustee is hereby authorized to join with the Company and its Subsidiaries in the execution and delivery of any such supplemental indenture, to make any further appropriate agreement and stipulations which may be therein contained and to accept the conveyance, transfer, mortgage, pledge or assignment of any property thereunder, provided that if any such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture. Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the Company, its Subsidiaries and the Trustee without the consent of the holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.

          Section 10.02. Modification of Indenture with consent of holders of a
                         ------------------------------------------------------
majority in principal amount of Notes.
-------------------------------------

          With the consent (evidenced as provided in Section 8.01) of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding (determined as provided in Sections 8.04 and 8.05), or, if a record date is set with respect to such consent in accordance with Section 8.05, as of the close of business on such record date, the Company and its Subsidiaries, when authorized by Board Resolutions of such Persons, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall comply with the provisions of the Trust Indenture Act of 1939 as then in effect) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Notes; provided, however, that without the consent of each holder of an outstanding Note affected, no such supplemental indenture shall (i) extend the stated maturity of any Note, reduce the rate at which interest accrues on any Note, extend the time or alter the manner of payment of interest on any Note, reduce the principal amount of any Note, alter the timing of or reduce any premium payable upon the redemption of any Note, change the currency in which any payments are made on or with respect to any Note, change the ranking or seniority of any Note, or reduce the amount payable on any Note in the event of acceleration or the amount of any Note payable in bankruptcy, or (ii) reduce the aforesaid percentage of aggregate principal amount of Notes the consent of the holders of which is required for any such supplemental indenture.

          Upon the request of the Company, accompanied by a copy of the Board Resolutions authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of noteholders as aforesaid, the Trustee shall join with the Company and its Subsidiaries in the execution and delivery of such supplemental indenture, provided that if such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture. It shall not be necessary for the consent of the noteholders under this Section 10.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof. Promptly after the execution and delivery by the Company, its Subsidiaries and the Trustee of any supplemental indenture pursuant to the provisions of this Section 10.02, the Company shall mail a notice to the noteholders, setting forth in general terms the substance of such supplemental indenture. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

          Section 10.03. Effect of supplemental indentures.
                         ---------------------------------

          Upon the execution and delivery of any supplemental indenture pursuant to the provisions of this Article Ten, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company, its Subsidiaries and the holders of Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

          Section 10.04. Notes may bear notation of changes by supplemental
                         --------------------------------------------------
indentures.
----------

          Notes authenticated and delivered after the execution and delivery of any supplemental indenture pursuant to the provisions of this Article Ten, or after any action taken at a noteholders' meeting pursuant to Article Nine, may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture or as to any action taken at any such meeting. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Notes then outstanding upon surrender of such Notes. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such supplemental indenture or noteholders' meeting.

          Section 10.05. Officers' Certificate and Opinion of Counsel.
                         --------------------------------------------

          The Trustee shall receive upon its request, and, subject to the provisions of Sections 7.01 and 7.02, may rely as conclusive evidence upon, an Officers' Certificate and an Opinion of Counsel that any such supplemental indenture complies with the provisions of this Article Ten. In addition, the Trustee shall receive upon its request an Opinion of Counsel that any such supplemental indenture has been duly executed and delivered by all Persons party thereto other than the Trustee.

          Section 10.06. Amendment of Security Agreements.
                         --------------------------------

          Without the consent of the Holders of not less than 66 2/3% in aggregate principal amount of the Notes outstanding, the Collateral Agent and the Company shall not amend the Security Agreements or release any of the Collateral from a Lien or the Security Agreements (except in accordance with the provisions thereof).

                                 ARTICLE ELEVEN
                         CONSOLIDATION, MERGER AND SALE

          Section 11.01. Company may consolidate, etc., on certain terms.
                         -----------------------------------------------

          (a) The Company shall not consolidate or merge with or into any other entity or sell or convey (or permit any of its Subsidiaries to sell or convey) all or substantially all of the Company's property (determined on a consolidated basis for the Company and its Subsidiaries) to any other entity, whether in a single transaction or a series of related transactions (the entity formed by or surviving any such consolidation or merger, or to which such sale or conveyance shall have been made, whether the Company or such other entity, being herein called the "surviving corporation"), unless (i) immediately after giving effect to such consolidation, merger, sale or conveyance, no Event of Default (or event that, after notice or lapse of time, or both, would constitute an Event of Default) shall exist, (ii) the surviving corporation shall be a corporation organized under the laws of The United States of America or any State thereof,
(iii) immediately after giving effect to such consolidation, merger, sale or conveyance, the surviving corporation could incur $1.00 of Indebtedness pursuant to Section 4.10(a), (iv) the surviving corporation (if other than the Company) shall expressly assume the due and punctual payment of the principal of, and premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price and interest on, all of the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed or observed by the Company, by supplemental indenture complying with the requirements of Article Ten satisfactory in form to the Trustee, (v) the surviving corporation (if other than the Company) shall expressly assume the obligations of the Company under the Security Agreements and Registration Rights Agreement and (vi) immediately after giving effect to such consolidation, merger, sale or conveyance, the surviving corporation shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction.

          (b) If at any time there be any consolidation or merger or sale or conveyance of property to which this Section 11.01 is applicable, then, in any such event, the surviving corporation will promptly deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale or conveyance, and any supplemental indenture, if applicable, executed in connection therewith, comply with the provisions of this
Section 11.01.

          Section 11.02. Surviving corporation to be substituted.
                         ---------------------------------------

          In case of any such consolidation, merger, sale or conveyance and upon the assumption by the surviving corporation (if other than the Company), in the manner hereinabove provided, of the due and punctual payment of the principal of, and premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price and interest on, all of the Notes and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Company, such surviving corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, and the Company shall be relieved of all its obligations and duties under this Indenture and the Notes. Such surviving corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such surviving corporation (instead of the Company) and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Notes that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes that such surviving corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In case of any such consolidation, merger, sale or conveyance such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

                                 ARTICLE TWELVE

                    SATISFACTION AND DISCHARGE OF INDENTURE;
                                UNCLAIMED MONEYS

          Section 12.01. Option to effect Legal Defeasance or Covenant
                         Defeasance.
                         ---------------------------------------------

          The Company, at its option at any time, may elect to have either
Section 12.02 or Section 12.03 applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Twelve.

          Section 12.02. Legal Defeasance and discharge.
                         ------------------------------

          Upon the Company's exercise under Section 12.01 of the option applicable to this Section 12.02, the Company and its Subsidiaries shall be deemed to have been discharged from their respective obligations with respect to all outstanding Notes (including under the Guarantees) on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, and this Indenture shall cease to be of further effect as to all outstanding Notes, except as to (i) the rights of noteholders to receive payments in respect of the principal of, and premium, if any, and interest on, the Notes when such payments are due from the trust funds referred to in Section 12.04, (ii) the Company's obligations with respect to the Notes under Sections 2.04, 2.05, 2.06, 2.07, 2.10, 4.02, 4.03, 4.04(a), 4.07 and 5.01, (iii) the rights, powers, trusts, duties and immunities of the Trustee under this Indenture and the Company's obligations in connection therewith (including without limitation those under Section 7.06), and (iv) this Article Twelve. Subject to compliance with this Article Twelve, the Company may exercise its option under this Section 12.02 notwithstanding the prior exercise of its option under Section 12.03 with respect to the Notes.

          Section 12.03. Covenant Defeasance.
                         -------------------

          Upon the Company's exercise under Section 12.01 of the option applicable to this Section 12.03, the Company shall be released from its obligations under the covenants contained in Sections 3.05 through 3.09, inclusive, Sections 4.08 through 4.11, inclusive, Sections 4.13 through 4.17, inclusive, Article Eleven and Section 15.03 with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of noteholders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company need not comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, but, except as specified above, the remainder of this Indenture and the Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section
12.01 of the option applicable to this Section 12.03, Sections 6.01(c), 6.01(d) (as it relates to failure to observe or perform any of the covenants specified above), 6.01(e) and 6.01(f) shall not constitute Events of Default.

          Section 12.04. Conditions to Legal Defeasance or Covenant Defeasance.
                         -----------------------------------------------------

          The following shall be the conditions to the application of either
Section 12.02 or Section 12.03 to the outstanding Notes:

               (i) the Company must irrevocably deposit with the Trustee, in trust for the benefit of the holders of the Notes, U.S. legal tender or Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, and premium, if any, and interest on, such Notes on the stated maturity date or applicable redemption date, as the case may be, thereof, and the holders of the Notes must have a valid, perfected, exclusive security interest in such trust;

               (ii) in the case of an election under Section 12.02, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

               (iii) in the case of an election under Section 12.03, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to such Trustee confirming that the holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax in the same amount, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

               (iv) no Event of Default (or event that, after notice or lapse of time, or both, would become an Event of Default) shall have occurred and be continuing on the date of such deposit or, in so far as Section 6.01(g) or 6.01(h) is concerned, at any time between the date of such deposit and the 91st day after the date of such deposit, and the Company shall have delivered to the Trustee an Opinion of Counsel, subject to such qualifications and exceptions as the Trustee deems appropriate, to the effect that, assuming no intervening bankruptcy of the Company between the date of such deposit and the 91st day following the date of such deposit and that no holder of the Notes is an insider of the Company, after the 91st day following the date of such deposit the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors rights generally;

               (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is party or by which the Company or any of its Subsidiaries is bound;

               (vi) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by the Company pursuant to its election under Section 12.02 or 12.03 and was not made by the Company with the intent of preferring the holders of such Notes over other creditors of the Company or any of its Subsidiaries or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or any of its Subsidiaries or others; and

               (vii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that the conditions precedent provided for in, in the case of the Officers' Certificate, clauses (i) through (vi) of this Section 12.04 and, in the case of the Opinion of Counsel, clauses (i) (with respect to the validity and perfection of the security interest) and (v) of this Section 12.04 have been complied with as contemplated by this Section 12.04.

          If the funds deposited with the Trustee to effect Legal Defeasance or Covenant Defeasance are insufficient to pay the principal of, and premium, if any, and interest on, the Notes when due or if the transfer of the funds to the Trustee is avoided as a preferential transfer, fraudulent transfer or otherwise, then the obligations of the Company and the Subsidiaries under this Indenture will be revived and no such defeasance will be deemed to have occurred.

          Section 12.05. Application by Trustee of funds deposited for payment of Notes.
                         -----------------------------------------------------

          All amounts deposited with the Trustee pursuant to Section 12.04 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Company acting as its own paying agent), to the holders of the particular Notes, for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest.

          Section 12.06. Repayment of moneys held by paying agent.
                         ----------------------------------------

          In connection with any Legal Defeasance or Covenant Defeasance, all moneys then held by any paying agent under the provisions of this Indenture shall, upon demand of the Company, be paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys.

          Section 12.07. Repayment of moneys held by Trustee.
                         -----------------------------------

          The Trustee shall promptly pay to the Company upon written request any excess money or securities held by it at any time, provided that the Trustee shall in no event be required to deliver any excess cash or securities if an Event of Default under Section 6.01(h) or 6.01(i) (or an event that after notice or lapse of time, or both, would become an Event of Default) shall have occurred during such period and be continuing. Any moneys deposited with the Trustee or any paying agent for the payment of the principal of, or premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price or interest on, any Notes and not applied but remaining unclaimed by the holders of Notes for two years after the date upon which such payment shall have become due, shall be promptly repaid (together with any interest earned thereon) to the Company by the Trustee or by such paying agent; and thereupon the Trustee and such paying agent shall be released from all further liability with respect to such moneys, and the holder of any of the Notes entitled to receive such payment shall thereafter look only to the Company for the payment thereof; provided, however, that the Trustee or such paying agent, before being required to make any such repayment, may, at the expense of the Company, mail to the holders of Notes at their last known address or cause to be published once in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, City of New York, State of New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days after the date of such mailing or publication, any unclaimed balance of such money then remaining will be paid to the Company.

          Section 12.08. Reinstatement.
                         -------------

          If the Trustee is unable to apply any money or securities deposited by the Company with the Trustee in accordance with Section 12.04 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company and its Subsidiaries under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.04 until such time as the Trustee is permitted to apply all such money or securities deposited by the Company with the Trustee in accordance with Section 12.04; provided, however, that if the Company has made any payment of principal of, or premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price or interest on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Notes to receive such payment from the money or securities deposited by the Company and held by the Trustee.

                                ARTICLE THIRTEEN
                    IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
                             OFFICERS AND DIRECTORS

          Section 13.01. Incorporators, stockholders, officers and directors of
                         Company and Subsidiaries exempt from individual liability.
                         ------------------------------------------------------

          No recourse under or upon any obligation, covenant or agreement of this Indenture or any indenture supplemental hereto or of any Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder (other than the Company or any of its

Subsidiaries), officer or director, as such, past, present or future, of the Company or any of its Subsidiaries or of any successor corporation, either directly or through the Company or any of its Subsidiaries or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders (other than the Company or any of its Subsidiaries), officers or directors, as such, of the Company or any of its Subsidiaries or of any successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Notes or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Notes or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of such Notes.

                                ARTICLE FOURTEEN
                            MISCELLANEOUS PROVISIONS

          Section 14.01. Successors and assigns of Company and Subsidiaries bound by Indenture.
                         --------------------------------------------------

          All the covenants, stipulations, promises and agreements in this Indenture contained by or in behalf of the Company or any of its Subsidiaries shall bind such Person's successors and assigns, whether so expressed or not.

          Section 14.02. Acts of board, committee or officer of successor corporation valid.
                         ------------------------------------------------

          Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company or any of its Subsidiaries shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company or such Subsidiary.

          Section 14.03. Required notices or demands may be served by mail;
                         waiver.
                         --------------------------------------------------

          Any notice or demand which by any provisions of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes to or on the Company may be given or served by being deposited postage prepaid by first class mail (registered or certified, return receipt requested) in a post office letter box addressed (until another address is filed by the Company with the Trustee for such purpose), as follows:

          Golden Northwest Aluminum, Inc.
          3313 West Second Street
          The Dalles, Oregon  97058
          Attention:  Brett E. Wilcox and William R. Reid

          with a copy to:

          Stoel Rives LLP

          900 SW Fifth Avenue, Suite 2300
          Portland, Oregon  97204-1268
          Attention:  Richard C. Josephson

          Any notice, direction, request or demand by any noteholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made at the principal office of the Trustee, to the attention of the Corporate Trust Department. Any notice or communication to a noteholder shall be mailed by first-class mail to his address shown on the Company's registry. Failure to mail a notice or communication to a noteholder or any defect in it shall not affect its sufficiency with respect to other noteholders.

          If a notice or communication is mailed in the manner so provided within the time prescribed, it is duly given, whether or not the addressee receives it. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event or action relating thereto, and such waiver shall be equivalent of such notice. Waivers of notice by noteholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In case, by reason of the suspension of regular mail service or as a result of a strike, work stoppage or similar activity, or any act of God or any other cause, it shall be impractical to mail any notice as required by this Indenture, then any manner of giving such notice as shall be made with the approval of the Trustee shall constitute sufficient giving of notice hereunder.

          Section 14.04. Indenture, Notes, Guarantees and Security Agreements to
                         be construed in accordance with the laws of the State of New York.
                         -------------------------------------------------------

          THIS INDENTURE, EACH NOTE, EACH GUARANTEE AND THE SECURITY AGREEMENTS (OTHER THAN THE DEEDS OF TRUST) SHALL BE DEEMED TO BE CONTRACTS MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE WITHOUT REGARD TO THE PRINCIPLES OF THE CONFLICT OF LAWS PROVISIONS THEREOF.

          Section 14.05. Evidence of compliance with conditions precedent.
                         ------------------------------------------------

          Upon any demand, request or application by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such demand, request or application as to which the furnishing of such document is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished. Each certificate (other than those provided for in Section 5.03(d)) or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include

          (1) a statement that the person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

          Any certificate, statement or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his or her certificate, statement or opinion may be based as aforesaid are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Company, upon the certificate, statement or opinion of or representations by an officer or officers of the Company or public officials, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his or her certificate, statements or opinion may be based as aforesaid are erroneous.

          Any certificate, statement or opinion of an officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous. Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

          Section 14.06. Payments due on Saturdays, Sundays and holidays.
                         -----------------------------------------------

          In any case where the date of payment of principal of, or premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price or interest on, the Notes or the date fixed for redemption or purchase of any Note shall not be a Business Day, then payment of principal, premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of payment or the date fixed for redemption or purchase, and no interest shall accrue on or after such original date of payment or such original date fixed for redemption or purchase.

          Section 14.07. Provisions required by Trust Indenture Act of 1939 to control.
                         -----------------------------------------------------

          If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by operation of the following sentence, the imposed duties shall control. The provisions of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939 that impose duties on any Person (including provisions automatically deemed included in this Indenture unless this Indenture provides that such provisions are excluded) are a part of and govern this Indenture, whether or not physically contained herein.

          Section 14.08. Provisions of the Indenture and Notes for the sole benefit of the parties and the noteholders.
                         --------------------------------------------------

          Nothing in this Indenture or in the Notes, expressed or implied, shall give or be construed to give any Person, other than the parties hereto and the holders of the Notes, any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition or provision herein contained; all its covenants, conditions and provisions being for the sole benefit of the parties hereto and of the holders of the Notes.

          Section 14.09. Severability.
                         ------------

          In case any one or more of the provisions contained in this Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of such Notes, but this Indenture and such Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

          Section 14.10. Indenture may be executed in counterparts; acceptance by Trustee.
                         -----------------------------------------------------

          This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. U.S. Trust Company, National Association, hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.

          Section 14.11. Article and Section headings.
                         ----------------------------

          The Article and Section references herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

          Section 14.12. No Adverse Interpretation of Other Instruments.
                         ----------------------------------------------

          This Indenture shall not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary, Unrestricted Subsidiary or Affiliate of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

          Section 14.13 Consent to Jurisdiction.
                        -----------------------

          Any legal suit, action or proceeding arising out of or based upon this Indenture, the Notes, the Guarantees or the Security Agreements (other than the Deeds of Trust) or the transactions contemplated hereby or thereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the "Specified Courts"), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "Related Judgment"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

                                 ARTICLE FIFTEEN
                               GUARANTEE OF NOTES

          Section 15.01. Guarantee.
                         ---------

          Subject to the provisions of this Article Fifteen, each Subsidiary of the Company, jointly and severally, hereby unconditionally guarantees to each holder of a Note authenticated and delivered by the Trustee (i) the due and punctual payment of the principal of, and premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price and interest on, such Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, if any, of, and premium, Change of Control Purchase Price, Asset Sale Purchase Price and interest, if any, on, such Note, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the holder of such Note or the Trustee all in accordance with the terms of such Note and of this Indenture, and (ii) in the case of any extension of time of payment or renewal of such Note or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise.

          Each Subsidiary of the Company hereby agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note or this Indenture, any failure to enforce the provisions of any such Note or this Indenture, any waiver, modification or indulgence granted to the Company with respect thereto by the holder of such Note or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. Each Subsidiary of the Company hereby waives diligence, presentment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, the benefit of discussion, protest or notice with respect to any such Note or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to any such Note except by payment in full of the principal thereof, and premium, if any, Change of Control Purchase Price, Asset Sale Purchase Asset and interest thereon (and interest on the overdue principal, if any, thereof, and premium, Change of Control Purchase Price, Asset Sale Purchase Price and interest, if any, thereon, to the extent lawful), or as provided in Sections 12.02 and 15.05. Notwithstanding the foregoing, if the Trustee or any noteholder is required by any court or otherwise to return to the Company, any of its Subsidiaries or any trustee, liquidator or other similar official acting in relation to the Company or any of its Subsidiaries any amount paid by any of them to the Trustee or said noteholder in respect of any Note, this Guarantee, to the extent theretofore discharged as to such Note (other than as provided in Section 15.05), shall be reinstated in full force and effect.

          Each Subsidiary of the Company further agrees that, as between such Subsidiary, on the one hand, and the holders of Notes and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall, subject to the other provisions of this Article Fifteen, forthwith become due and payable by such Subsidiary for the purpose of this Guarantee. Each Subsidiary of the Company shall be subrogated to all rights of the holder of any Notes against the Company or any other Subsidiary in respect of any amounts paid to the holder of Notes by such Subsidiary pursuant to the provisions of this Guarantee; provided, however, that such Subsidiary shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of, and premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price and interest on, all Notes shall have been paid in full.

          Section 15.02. Limitation of Subsidiary's Liability.
                         ------------------------------------

          Each Subsidiary of the Company and, by its acceptance hereof, each holder of a Note hereby confirms that it is the intention of all such parties that the guarantee by such Subsidiary pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the United States Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the holders of the Notes and each such Subsidiary hereby irrevocably agree that the obligations of such Subsidiary under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary of the Company in respect of the obligations of such other Subsidiary under its Guarantee or pursuant to any rights of contribution of such Subsidiary, result in the obligations of such Subsidiary under its Guarantee not constituting such fraudulent transfer or conveyance.

          Section 15.03. Subsidiaries may consolidate, etc., on certain terms.
                         ----------------------------------------------------

          (a) Except as set forth in Section 15.03(b), no Subsidiary of the Company (other than a Subsidiary the Guarantee of which is to be released in accordance with the terms of Section 15.05 in connection with any transaction complying with Section 4.14) shall consolidate or merge with or into any other entity, unless: (i) immediately after giving effect to such consolidation or merger, no Event of Default (or event that, after notice or lapse of time, or both, would constitute an Event of Default) shall exist, (ii) the surviving corporation shall be a Subsidiary of the Company organized under the laws of the United States of America or any State thereof, (iii) immediately after giving effect to such consolidation or merger, the Company could Incur $1.00 of Indebtedness pursuant to Section 4.10(a), (iv) the surviving corporation (if other than such Subsidiary) shall expressly assume the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by such Subsidiary (including without limitation the obligations of such Subsidiary under its Guarantee) by supplemental indenture complying with the requirements of Article Ten satisfactory in form to the Trustee, executed and delivered to the Trustee, and (v) immediately after giving effect to such consolidation or merger, the surviving corporation shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of such Subsidiary immediately prior to such transaction.

          If at any time there shall be any consolidation or merger to which this Section 15.03(a) is applicable, then, in any such event, the surviving corporation shall promptly deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such merger or consolidation, and any supplemental indenture, if applicable, executed in connection therewith, comply with this Section 15.03(a). In case of any such consolidation or merger and upon the assumption by the surviving corporation (if other than such Subsidiary), in the manner hereinabove provided, of the due and punctual performance of all the covenants and conditions of this Indenture to be performed by such Subsidiary (including without limitation the obligations of such Subsidiary under its Guarantee), such surviving corporation shall succeed to and be substituted for such Subsidiary, with the same effect as if it had been named herein as such Subsidiary.

          (b) Notwithstanding Section 15.03(b), (i) a Wholly-Owned Subsidiary may consolidate or merge with or into the Company, provided that the Company shall be the surviving corporation, and

(ii) a Wholly-Owned Subsidiary may consolidate or merge with or into any other Wholly-Owned Subsidiary.

          Section 15.04. Application of certain terms and provisions to the
                         Subsidiaries.
                         --------------------------------------------------

          (a) For purposes of any provision of this Indenture that provides for the delivery by any Subsidiary of the Company of an Officers' Certificate and/or an Opinion of Counsel, the definitions of such terms in Section 1.01 shall apply to such Subsidiary as if references therein to the Company were references to such Subsidiary.

          (b) The Subsidiaries of the Company shall comply with all reporting requirements of Section 5.03 as if references therein to the Company were references to such Subsidiaries.

          (c) Any request, direction, order or demand which by any provision of this Indenture is to be made by any Subsidiary of the Company shall be sufficient if evidenced as described in Section 7.02 as if references therein to the Company were references to such Subsidiary.

          (d) Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes to or on any Subsidiary of the Company may be given or served as described in Section 4.02 or 14.03 as if references therein to the Company were references to such Subsidiary.

          (e) Upon any demand, request or application by any Subsidiary of the Company to the Trustee to take any action under this Indenture, such Subsidiary shall furnish to the Trustee such certificates and opinions as are required in
Section 14.05 as if all references therein to the Company were references to such Subsidiary.

          Section 15.05. Release of Guarantee and Security.
                         ---------------------------------

          (a) Upon the sale or disposition (by merger or otherwise) of all of the Capital Stock of a direct or indirect Subsidiary of the Company to a Person that is not the Company or a Subsidiary, Unrestricted Subsidiary or Affiliate of the Company, which sale or disposition is otherwise in compliance with the terms of this Indenture (including without limitation Section 4.14), the obligations of such Subsidiary under its Guarantee, all Collateral owned by such Subsidiary and the pledge of the Capital Stock of such Subsidiary pursuant to the Indenture shall be deemed released without any further action required on the part of the Trustee, such Subsidiary, the Company or any holder of the Notes; provided, however, that any obligations of such Subsidiary in respect of Indebtedness under the Credit Agreement (and/or any Refinancing Indebtedness Incurred in any Refinancing, or successive Refinancing, thereof) and any guarantee by such Subsidiary of the Indebtedness under the Hydro Agreement (and/or any Refinancing Indebtedness Incurred in any Refinancing, or successive Refinancing, thereof) have been or are simultaneously released.

          (b) Upon the designation by the Board of Directors of the Company of a Subsidiary of the Company as an Unrestricted Subsidiary in compliance with the terms of this Indenture, the obligations of such Subsidiary under its Guarantee, all Collateral owned by such Subsidiary and the pledge of the Capital Stock of such Subsidiary pursuant to the Indenture shall be deemed released without any further action required on the part of the Trustee, such Subsidiary, the Company or any holder of the Notes; provided, however, that any obligations of such Subsidiary in respect of Indebtedness under the Credit Agreement (and/or any Refinancing Indebtedness Incurred in any Refinancing, or successive Refinancing, thereof) and any guarantee by such Subsidiary of the Indebtedness under the Hydro

Agreement (and/or any Refinancing Indebtedness Incurred in any Refinancing, or successive Refinancing, thereof) have been or are simultaneously released.

          (c) Upon the sale or disposition of any Collateral in accordance with this Indenture (or if such sale or disposition has been approved in writing by the Trustee) and the proceeds (if any) of such sale or disposition are applied in accordance with the provisions of this Indenture (to the extent, if any, applicable), the security interests of the Trustee in such Collateral shall be deemed released without any further action required on the part of the Trustee, such Subsidiary, the Company or the holder of any of the Notes.

          (d) Upon any release of Collateral or the pledge of Pledged Shares in accordance with section (a), (b) or (c) of this Section 15.05, the Trustee shall execute and deliver such release documentation as the Company, Subsidiary or Unrestricted Subsidiary shall reasonably require to effect such release and deliver to the Company, such Subsidiary, or such Unrestricted Subsidiary any such Collateral or Pledged Shares (including related stock powers) in the possession of the Trustee.

          (e) Upon the release of any Subsidiary of the Company from its Guarantee pursuant to any provision of this Indenture, each other Subsidiary of the Company not so released shall remain liable for the full amount of the Notes as and to the extent provided in this Indenture. At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing the release of a Subsidiary from its Guarantee.

          Section 15.06. Execution and Delivery of Guarantee. To evidence its Guarantee set forth in Section 15.01, each Subsidiary hereby agrees that a Guarantee substantially in the form of Exhibit B shall be attached by an Officer of such Subsidiary on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Subsidiary by its President or one of its Vice Presidents.

          Each Subsidiary hereby agrees that its Guarantee set forth in this Article Fifteen shall remain in full force and effect notwithstanding any failure to attach to each Note a Guarantee in the form of Exhibit B.

          If an Officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note to which a Guarantee is attached, the Guarantee shall be valid nevertheless.

                                 ARTICLE SIXTEEN
                             COLLATERAL AND SECURITY

          Section 16.01. Security Agreements.
                         -------------------

          The due and punctual payment of the principal of and interest, if any, on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Notes and performance of all other obligations of the Company and the Subsidiary Guarantors to the Holders of Notes or the Trustee under this Indenture and Notes, according to the terms hereunder or thereunder, shall be secured as provided in the Security Agreements and the Guarantees which the Company and the Subsidiary Guarantors have entered into simultaneously with the execution of this Indenture. Each Holder of Notes, by its acceptance thereof consents and agrees to the terms of the Security Agreements as the same may be in effect and may be amended from time to time in accordance with the terms hereof and thereof and authorizes and directs the Collateral Agent to enter into the Security Agreements and to perform its obligations and exercise its rights thereunder in accordance therewith.

          Section 16.02. Release of Collateral.
                         ---------------------

          (a) Subject to subsection (b) of this Section 16.02, the Collateral may be released from the Lien and security interest created by the Security Agreements as provided in the Security Agreements or as provided hereby.

          (b) At any time when an Event of Default shall have occurred and be continuing and the maturity of the Notes shall have been accelerated (whether by declaration or otherwise) and the Trustee shall have delivered a notice of acceleration to the Collateral Agent, no release of Collateral pursuant to the provisions of the Security Agreements shall be effective as against the Holders of Notes.

          Section 16.03. Authorization of Actions to Be Taken by the Trustee
                         Under the Security Agreements.
                         ---------------------------------------------------

          Subject to the provisions of Article 7 hereof, the Trustee may, in its sole discretion and without the consent of the Holders of Notes, direct, on behalf of the Holders of Notes, the Collateral Agent to take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Security Agreements and (b) collect and receive any and all amounts payable in respect of the obligations of the Company hereunder. The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Agreements or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Trustee).

          Section 16.04. Authorization of Receipt of Funds by the Trustee Under
                         the Pledge Agreement.
                         ------------------------------------------------------

          The Trustee is authorized to receive any funds for the benefit of the Holders of Notes distributed under the Security Agreements and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

          Section 16.05. Termination of Security Interest.
                         --------------------------------

          Upon the payment in full of all obligations of the Company under this Indenture and the Notes, or upon Legal Defeasance, the Trustee shall, at the request of the Company, deliver a certificate to the Collateral Agent stating that such obligations have been paid in full, and instruct the Collateral Agent to release the Liens pursuant to this Indenture and the Security Agreements.

          Section 16.06. Amendment of the Security Agreements.
                         ------------------------------------

          The Collateral Agent shall not amend the terms of the Security Agreements except in accordance with the terms of Section 10.06 hereof.

          IN WITNESS WHEREOF, each of GOLDEN NORTHWEST ALUMINUM, INC., NORTHWEST ALUMINUM SPECIALTIES, INC., NORTHWEST ALUMINUM COMPANY, NORTHWEST ALUMINUM TECHNOLOGIES, LLC, GOLDENDALE HOLDING COMPANY and GOLDENDALE ALUMINUM COMPANY has caused this Indenture to be signed and acknowledged by its Chairman of the Board, its President, its Chief Financial Officer or one of its Vice Presidents, and the same to be attested by its Chief Financial Officer or one of its Vice Presidents; and U.S. TRUST COMPANY, NATIONAL ASSOCIATION, has caused this Indenture to be signed and acknowledged by one of its Vice Presidents or Assistant Vice Presidents, all as of the day and year first written above.

                                       COMPANY:

                                       GOLDEN NORTHWEST ALUMINUM, INC.


                                       By:--------------------------------------
                                          Name:---------------------------------
                                          Title:--------------------------------
Attest:

                                       SUBSIDIARIES:

                                       NORTHWEST ALUMINUM SPECIALTIES, INC.


                                       By:--------------------------------------
                                          Name:---------------------------------
                                          Title:--------------------------------
Attest:

                                       NORTHWEST ALUMINUM COMPANY


                                       By:--------------------------------------
                                          Name:---------------------------------
                                          Title:--------------------------------

Attest:

                                       NORTHWEST ALUMINUM TECHNOLOGIES, LLC


                                       By:--------------------------------------
                                          Name:---------------------------------
                                          Title:--------------------------------
Attest:

                                       GOLDENDALE HOLDING COMPANY


                                       By:--------------------------------------
                                          Name:---------------------------------
                                          Title:--------------------------------
Attest:

                                       GOLDENDALE ALUMINUM COMPANY


                                       By:--------------------------------------
                                          Name:---------------------------------
                                          Title:--------------------------------
Attest:

                                       TRUSTEE:

                                       U.S. TRUST COMPANY,
                                       NATIONAL ASSOCIATION


                                       By---------------------------------------
                                         Name:----------------------------------
                                         Title:  Authorized Signatory